Exhibit 3.5

SEVENTH AMENDMENT

TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP

This Seventh Amendment (this “Amendment”) to the Agreement of Limited Partnership of Landmark Apartment Trust of America Holdings, LP is made as of January 7, 2014, by Landmark Apartment Trust of America, Inc., a Maryland corporation, as general partner (the “General Partner”) of Landmark Apartment Trust of America Holdings, LP, a Virginia limited partnership (the “Partnership”), pursuant to authority granted to the General Partner in Section 11.01 of the Agreement of Limited Partnership of Landmark Apartment Trust of America Holdings, LP (f/k/a Apartment Trust of America Holdings, LP, Grubb & Ellis Apartment REIT Holdings, LP and NNN Apartment REIT Holdings, L.P.), dated as of December 27, 2005, as amended by the First Amendment thereto, dated as of June 3, 2010, as further amended by the Second Amendment thereto, dated as of June 28, 2011, as further amended by the Third Amendment thereto, dated as of August 3, 2012, as further amended by the Fourth Amendment thereto, dated as of June 28, 2013, as further amended by the Fifth Amendment thereto, dated as of July 22, 2013, as further amended by the Sixth Amendment thereto, dated as of September 9, 2013 (as so amended, the “Partnership Agreement”). Capitalized terms used and not defined shall have the meanings set forth in the Partnership Agreement.

WHEREAS, on June 25, 2013, the Board of Directors (the “Board”) of the General Partner adopted resolutions classifying and designating 21,900,000 shares of its previously unclassified preferred stock as shares of 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01, of the General Partner (the “Series D Preferred Stock”).

WHEREAS, on June 28, 2013, the General Partner filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”) setting forth the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for 21,900,000 shares of Series D Preferred Stock (as the same may be amended and in effect from time to time, the “Series D Articles Supplementary”).

WHEREAS, on January 6, 2014, the General Partner filed an amendment to the Series D Articles Supplementary with the SDAT (the “Series D Articles Supplementary Amendment”).

WHEREAS, on December 13, 2013 and January 3, 2014, the Board of the General Partner adopted resolutions classifying and designating 7,400,000 shares of its previously unclassified preferred stock as shares of 9.25% Series E Cumulative Non-Convertible Preferred Stock, par value $0.01, of the General Partner (the “Series E Preferred Stock”).

WHEREAS, on January 6, 2014, the General Partner filed Articles Supplementary with the SDAT setting forth the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for 7,400,000 shares of Series E Preferred Stock (as the same may be amended and in effect from time to time, the “Series E Articles Supplementary”).

WHEREAS, pursuant to Section 4.02(a) of the Partnership Agreement, the General Partner, in its sole and absolute discretion, is authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purposes at any time or from time to time, including upon the contribution of the proceeds from the issuance and sale of shares of the Series E Preferred Stock.

WHEREAS, in connection with the filing of the Series D Articles Supplementary Amendment and in connection with the contemplated issuance by the General Partner of shares of Series E Preferred Stock, the General Partner desires to effect certain additional amendments to the Partnership Agreement, including amendments to: (i) establish a new class of Partnership Units, designated the 9.25% Series E Cumulative Non-Convertible Preferred Partnership Units (the “Series E Preferred Partnership Units”); (ii) to provide for the automatic issuance of the Series E Preferred Partnership Units to the General Partner upon the occurrence of specified events; and (iii) to make corresponding changes to the 8.75% Series D Cumulative Non-Convertible Preferred Partnership Units (the “Series D Preferred Partnership Units”).

WHEREAS, the Partnership Agreement, as amended by this Amendment, shall be binding upon all Persons now or at any time hereafter who are Partners.

NOW, THEREFORE, BE IT RESOLVED, that the General Partner hereby amends the Partnership Agreement as follows:

1. Amendments to Exhibit H of the Partnership Agreement.

(a) Section 1 of Exhibit H of the Partnership Agreement is hereby amended by adding the following definitions:

“Escrow Agreement” shall mean the Escrow Agreement related to the Series E Preferred Stock, dated as of January 7, 2014, among the General Partner, iStar, BREDS, and Chicago Title Company, as the same may be amended from time to time.

“Pro Rata Basis” shall mean pro rata based on the aggregate Redemption Price payable on the Series D Preferred Partnership Units required to be redeemed on such date pursuant to the terms hereof and the aggregate redemption price payable on the Parity Units required to be redeemed on such date pursuant to the terms of such Parity Units.

“Section 8(k) Proceeds” shall have the meaning set forth in Section 8(k).

“Series E Preferred Partnership Units” shall mean the 9.25% Series E Cumulative Non-Convertible Preferred Partnership Units of the Partnership.

“Series E Preferred Stock” shall mean the 9.25% Series E Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the General Partner.

“Series E Unitholder” shall mean a holder of Series E Preferred Partnership Units.

(b)	Section 1 of Exhibit H of the Partnership Agreement is hereby amended to replace the definition of “Aggregate Unfunded True-Up” with the following definition:

“Aggregate Unfunded True-Up” shall mean, at any given date of determination, an amount equal to (i) $267,657,610 minus (ii) the sum of (A) the aggregate of all Adjusted Eligible Cash Amounts plus (B) $209,763,000 minus the aggregate Liquidation Preference of all Series D Preferred Partnership Units issued prior to such date (whether or not such units are outstanding on such date); provided, however, that in the event that clause (ii) is equal to or greater than clause (i), the “Aggregate Unfunded True-Up” shall equal $0. As used herein, “Adjusted Eligible Cash Amount” shall mean, with respect to any Eligible Cash Amount, an amount equal to (a) such Eligible Cash Amount, compounded monthly, at a rate of 14.47% per annum, from the date such Eligible Cash Amount was received by a Series D Unitholder until such date of determination, if such Eligible Cash Amount is received by the holders of Series D Preferred Partnership Units prior to the end of the 20th month following the Original Issue Date, or (b) the Eligible Cash Amount (without adjustment), if such Eligible Cash Amount is received by a holder of Series D Preferred Partnership Units after the end of the 20th month from the Original Issue Date. As used herein, “Eligible Cash Amount” shall mean, with respect to any Series D Preferred Partnership Unit, (x) any amount previously paid in cash on such Series D Preferred Partnership Unit (other than Extension Distributions) and (y) any amount attributable to such units’ Redemption Price to be paid in cash in connection with any redemption of such unit (or voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership pursuant to Section 5) on the Actual Redemption Date for which such Eligible Cash Amount is being calculated (or such other applicable date in connection with a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership) for such unit (other than the portion of the Redemption Price with respect to such redemption attributable to the Per Unit Unfunded True-Up of such unit).

(c)	The terms of Section 4(d) of Exhibit H of the Partnership Agreement are hereby deleted in their entirety and replaced with the following:

Except for distributions paid pursuant to Section 12 or in connection with any redemption of Series E Preferred Partnership Units pursuant to the terms of the Escrow Agreement, all distributions declared and paid upon the Series D Preferred Partnership Units and each other class or series of Parity Units shall be declared pro rata so that the amount of distributions declared and paid per Series D Preferred Partnership Unit and such Parity Unit shall in all cases bear to each other the same ratio that accrued distributions per unit on the Series D Preferred Partnership Units and such Parity Units (which shall not include any accrual in respect of unpaid distributions on such Parity Units for prior Distribution Periods if such Parity Units do not have a cumulative distribution) bear to each other. All distributions declared and paid upon the Series D Preferred Partnership Units shall be declared and paid in equal amounts on each such unit outstanding at the close of business on the Distribution Record Date with respect to such distribution

(d) The terms of Section 6(h) of Exhibit H of the Partnership Agreement are hereby deleted in their entirety and replaced with the following:

Without limitation to the rights of the holders of Series D Preferred Partnership Units under Section 8(b), upon the occurrence of an Optional Redemption Event and until the date on which all of the Series D Preferred Partnership Units have been redeemed in full in accordance with the terms herein: (i) the General Partner shall, and shall cause its Component Entities to, apply all Net Operating Cash Flow and Sale Proceeds to redeem Series D Preferred Partnership Units at the Redemption Price then in effect and, to the extent required by the terms thereof, Parity Units (for their applicable redemption price then in effect) on a Pro Rata Basis (as nearly as may be practicable without creating fractional units) among the Series D Unitholders and the holders of Parity Units; and (ii) the General Partner shall not take any of the following actions, directly or through any Component Entity, unless the corresponding restriction is waived in writing by both the iStar Representative and the BREDS Representative:

(i)	declare or pay distributions on Junior Stock or Junior Units (except as otherwise set forth in Section 8(c), 8(d) or 8(e)) on Parity Stock or Parity Units);

(ii)	redeem any outstanding Junior Stock or Junior Units;

(iii)	effect any Qualified Contribution Transaction;

(iv)	acquire any real property asset or assets, or any interest therein;

(v)	sell any real property asset or assets, or any interest therein; or

(vi)	incur or enter into any agreement, contract, commitment or other obligation to incur any Indebtedness, including for the purpose of refinancing existing Indebtedness.

(e) The terms of Section 7(a) of Exhibit H of the Partnership Agreement are hereby deleted in their entirety and replaced with the following:

The Partnership shall have the right (“Special Redemption Right”), at any time, upon written notice (the “Special Redemption Notice”) to the holders of record of Series D Preferred Partnership Units (at their respective addresses as they appear on the transfer records of the Partnership) not less than 30 days prior to a date (which date may be contingent upon certain events as specified in Section 7(e)) specified in such Special Redemption Notice (the “Special Redemption Date”), to redeem all (or such lesser amount pursuant Section 7(e)) of the Series D Preferred Partnership Units then outstanding for cash in an amount per unit equal to the Redemption Price calculated as of the Special Redemption Date (“Special

Redemption Proceeds”); provided, that, as conditions to the redemption of the Series D Preferred Partnership Units pursuant to this Section 7 (excluding any redemption pursuant to the terms of the Escrow Agreement), (i) on the Special Redemption Date, the Partnership shall redeem all (or such lesser amount pursuant to the terms thereof) of the Series E Preferred Partnership Units then outstanding pursuant to the terms thereof, and (ii) on or before the Special Redemption Date, the General Partner shall cause to be declared and paid in full in cash, with respect to each class or series of Parity Units of which any units are then outstanding and are not to be redeemed on such date, full cumulative distributions on all such units for all past Distribution Periods for such Parity Units to have been declared. Except as provided in this Section 7(a) for any redemption of Series E Preferred Partnership Units pursuant to the terms of the Escrow Agreement, notwithstanding anything to the contrary contained herein, any redemption by the General Partner of less than all of the outstanding Series D Preferred Partnership Units and all of the outstanding Series E Preferred Partnership Units pursuant to this Section 7, shall be on a Pro Rata Basis (as nearly as practical without creating any fractional units) among the Series D Unitholders and the Series E Unitholders. The Special Redemption Proceeds shall be paid in full to the holders of Series D Preferred Partnership Units in cash on the Special Redemption Date to the account or accounts Current Distributions are paid. Notwithstanding anything to the contrary contained herein, any redemption by the General Partner of Series E Preferred Partnership Units pursuant to the terms of the Escrow Agreement shall not be on a Pro Rata Basis among the Series E Unitholders and the Series D Unitholders.

(f) The terms of Section 8(b)(iii)(A) of Exhibit H of the Partnership Agreement are hereby deleted in their entirety and replaced with the following:

no later than 10 Business Days before effecting any such change and issuing such Junior Stock or Parity Stock, shall have provided a reasonable description of the particulars of the change together with a draft of the proposed amendment to the iStar Representative and the BREDS Representative, and;

(g) The terms of Section 8(c)(i) of Exhibit H of the Partnership Agreement are hereby deleted in their entirety and replaced with the following:

first, to pay all Miscellaneous Amounts to Series D Unitholders and any Miscellaneous Amounts to holders of Parity Units (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Net Operating Cash Flows are insufficient to pay all such amounts due);

(h) The terms of Section 8(d) of Exhibit H of the Partnership Agreement are hereby deleted in their entirety and replaced with the following:

Distributions of Sale Proceeds. Except as otherwise provided in Section 8(f) and Section 8(i), the General Partner shall distribute, or use, and shall cause its Component Entities to distribute or use, all Sale Proceeds and all Section 8(k) Proceeds as follows:

(i)	first, to pay all Miscellaneous Amounts to Series D Unitholders and any Miscellaneous Amounts to holders of Parity Units (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Sale Proceeds and Section 8(k) Proceeds are insufficient to pay all such amounts due);

(ii)	second, to redeem Series D Preferred Partnership Units for the Redemption Price then in effect and, to the extent required by the terms thereof, Parity Units (for their applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional units) among the Series D Unitholders and the holders of Parity Units; and

(iii)	thereafter, to be distributed to the holders of Common Units or to be retained by the Partnership.

(i) The terms of Section 8(e) of Exhibit H of the Partnership Agreement are hereby deleted in their entirety and replaced with the following:

Allocation of Net Operating Cash Flow, Sale Proceeds and Section 8(k) Proceeds During Noncompliance and Event of Default or After the Fifth-Year Redemption Date. In addition to any other rights and remedies available to the holders of the Series D Preferred Partnership Units, notwithstanding anything else contained herein to the contrary, (i) during any period that the General Partner or a Component Entity fails to comply with one or more of the protective provisions set forth in Section 8(b) or (ii) upon the occurrence and continuation of an Event of Default, in each case, all Net Operating Cash Flow and Sale Proceeds, except as provided in Section 8(i), and all Section 8(k) Proceeds shall be applied by the Partnership first to pay all Miscellaneous Amounts to Series D Unitholders and any Miscellaneous Amounts to holders of Parity Units (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Net Operating Cash Flows, Sale Proceeds and Section 8(k) Proceeds (as applicable) are insufficient to pay all such amounts due) and thereafter to redeem Series D Preferred Partnership Units at the Redemption Price (then in effect) and Parity Units (for their applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional units) among the Series D Unitholders and the holders of Parity Units, until such time that the iStar Representative and the BREDS Representative acknowledge in writing that the failure to comply or Event of Default has been remedied in full; provided, that in the case of noncompliance with any Financial Covenant, the application of Net Operating Cash Flow to redeem outstanding Series D Preferred Partnership Units at the Redemption Price pursuant to this Section 8(e) shall commence upon the date of such noncompliance and shall continue until such time that the iStar Representative and the BREDS

Representative acknowledge in writing that (A) the General Partner has remedied such noncompliance in full and (B) has thereafter remained in compliance with all Financial Covenants for one full calendar quarter. In addition to the above, if after the Fifth-Year Redemption Date less than all outstanding Series D Preferred Partnership Units have been redeemed, then, until all of the Series D Preferred Partnership Units shall have been redeemed for the Redemption Price, all Sale Proceeds, Section 8(k) Proceeds and Net Operating Cash Flow shall be applied by the Partnership to redeem Series D Preferred Partnership Units at the Redemption Price and, to the extent required by the terms thereof, Parity Units (for their applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional units) among the Series D Unitholders and the holders of Parity Units (it being agreed that, for purposes of this sentence, “Net Operating Cash Flow” shall not include the payment of any contractual obligations of the General Partner or the Component Entities under contracts entered into in accordance with the definitive transaction documents in connection with a Capital Transaction pursuant to the approved Asset Disposition Plan).

(j) The terms of Section 8(k) of Exhibit H of the Partnership Agreement are hereby deleted in their entirety and replaced with the following:

If Section 8(i) or Section 8(j) (or Section 8(j) or Section 8(k) of the Series D Articles Supplementary) results in a reduction in amounts otherwise distributable to the Series D Unitholders, at the request of the Series D Unitholders, the General Partner shall within 15 days of such distribution to holders of Common Equity undertake an offering of Common Stock having an aggregate issuance price of no less than the amount of such reduction, such issuance to be completed no less than 45 days of such distribution to holders of Common Equity, the proceeds of which are required to be used to purchase Common Units, and such amounts received by the Partnership from the General Partner shall be referred to as “Section 8(k) Proceeds.”

2. Amendments to Article I of the Partnership Agreement.

(a) Article I of the Partnership Agreement is hereby amended to add each defined term used in Exhibit I attached hereto.

(b) Article I of the Partnership Agreement is hereby amended to add the following defined term:

“Series E Designation” means the designation of 7,400,000 Preferred Partnership Units as Series E Preferred Partnership Units. The General Partner hereby designates the Series E Preferred Partnership Units as Preferred Partnership Units pursuant to Section 4.02(a) of the Partnership Agreement.

(c) Article I of the Partnership Agreement is hereby amended to add the following defined term:

“Series E Exchange” means the mandatory redemption by the General Partner of Exchange Shares (as such term is defined in the Series E Articles Supplementary) and the concurrent distribution of Series E Preferred Partnership Units to such holders of the Exchange Shares, upon certain triggering events described in, and pursuant to the terms of, Section 6(i) of the Series E Articles Supplementary.

(d) Article I of the Partnership Agreement is hereby amended to add the following defined term:

“Series E Preferred Return” means, as of the end of a taxable year or other period, the excess of (i) the sum of (A) the Redemption Price (as defined in the Series E Articles Supplementary) of such Series E Preferred Partnership Unit if such Series E Preferred Partnership Unit were redeemed at the end of such taxable year or other period, plus the cumulative cash distributions theretofore paid with respect to such Series E Preferred Partnership Unit through the end of such taxable year or other period, in each case pursuant to the Series E Articles Supplementary, over (ii) the Liquidation Price (as defined in the Series E Articles Supplementary) of such Series E Preferred Partnership Unit. For purposes of this defined term, Redemption Price with respect to a Series E Preferred Partnership Unit shall be determined without regard to the Per Unit Unfunded True-Up Amount and the Make Whole Payment (each, as defined in the Series E Articles Supplementary), unless and until such unit is actually redeemed and the Per Share Unfunded True-Up Amount or the Make-Whole Payment, as applicable, actually applies to such redemption.

(e) Article I of the Partnership Agreement is hereby amended to add the following defined term:

“Series E Preferred Limited Partner” means any Person named as a Series E Preferred Limited Partner on Exhibit A attached hereto, as Exhibit A may be amended from time to time to reflect the admission of such Person as a Series E Preferred Limited Partner in connection with the exercise of the Series E Exchange Right.

3. Designation of Series E Preferred Partnership Units. The Partnership Agreement is hereby amended by attaching thereto as Exhibit I the Exhibit I attached hereto, to reflect the Series E Designation. The number of Preferred Partnership Units designated as Series E Preferred Partnership Units shall be increased (and Exhibit I to the Partnership Agreement shall be correspondingly amended) automatically, without the need for further action by the General Partner, to the extent necessary to give effect to the automatic issuance of Series E Preferred Partnership Units pursuant to Section 3 hereof.

4. Automatic Issuance of Series E Preferred Partnership Units.

(a) Upon the issuance and sale by the General Partner from time to time of shares of Series E Preferred Stock and the contribution of the net proceeds therefrom to the Partnership, an equivalent number of Series E Preferred Partnership Units shall be issued to the General Partner automatically, without the need for further action by the General Partner.

(b) Upon the issuance of Series E Preferred Partnership Units to the General Partner, Exhibit A to the Partnership Agreement shall be, and is hereby, amended and restated in its entirety as set forth on Exhibit A attached hereto to reflect such issuances.

5. Series E Exchange; Admission of Series E Preferred Limited Partner(s); Redemption; Certain Additional Rights.

(a) Not later than fifteen (15) days after an Exchange Trigger Date, the General Partner shall redeem all of the Exchange Shares, as such term is defined in the Series E Articles Supplementary, and distribute to each holder thereof one Series E Preferred Partnership Unit for each share of Series E Preferred Stock so redeemed in accordance with Section 6(i) of the Series E Articles Supplementary.

(b) Immediately upon the distribution of the Series E Preferred Partnership Units, each such holder of such Series E Preferred Partnership Units shall be admitted to the Partnership as a Series E Preferred Limited Partner without the need for further action by the General Partner, and the General Partner shall further amend the Partnership Agreement by amending Exhibit A to reflect such issuance.

(c) Any Series E Preferred Partnership Units held by a Series E Preferred Limited Partner shall (i) have a Liquidation Preference (as defined in the Series E Designation), (ii) accrue preferred cumulative distributions and (iii) have a Redemption Price (as defined in the Series E Designation), each calculated as if such Series E Preferred Partnership Unit was an outstanding share of Series E Preferred Stock and had not been previously redeemed.

(d) If any amounts are distributed by the Partnership to the General Partner for distribution to Persons other than the holders of Series E Preferred Stock pursuant to Section 8(j) or 8(k) of the Series E Articles Supplementary, such amounts shall be treated as having been distributed with respect to the General Partner’s Common Units and not with respect to the Series E Preferred Partnership Units.

6. Amendments to Article V of the Partnership Agreement (Allocations; Distributions). Section 5.01(l) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

Priority Allocations With Respect to Preferred Partnership Units. After giving effect to the allocations set forth in Sections 5.01(f), (g), (h) and (i) hereof, but before giving effect to the allocations set forth in Sections 5.01(a) and (b) hereof, (i) Profits for any taxable year or other period shall be allocated to the General

Partner until the aggregate amount of Profits allocated to the General Partner under this Section 5.01(l)(i) for the current and all prior years in respect of the Series A Preferred Partnership Units and the Series B Preferred Partnership Units equals the aggregate amount of the Series A Preferred Return and Series B Preferred Return paid to the General Partner for the current and all prior years, and (ii) Profits for any taxable year or other period shall be allocated to each holder of Series D Preferred Partnership Units and Series E Preferred Partnership Units (including the General Partner), in proportion to the amount, if any, by which the Series D Preferred Return or Series E Preferred Return applicable to such Series D Preferred Partnership Units and Series E Preferred Partnership Units as of the end of such taxable year exceeds the aggregate amount of Profits allocated under this Section 5.01(1)(ii) for the current and all prior years in respect of such Series D Preferred Partnership Units and Series E Preferred Partnership Units, respectively, until there is no such excess.

7. Amendments to Article IX of the Partnership Agreement (Transfers of Limited Partnership Interests). Article IX of the Partnership Agreement is hereby amended mutatis mutandis such that a holder of Series E Preferred Partnership Units is not required to obtain the consent of the General Partner prior to transferring such Series E Preferred Partnership Units so long as the proposed Transfer complies with Sections 9.02(d), (e)(i), (e)(iii) and (f). The transfer restrictions contained in Article IX of the Partnership Agreement, applicable to holders of Series E Preferred Partnership Units, shall not apply with respect to the transactions contemplated by Section 4 of this Amendment.

8. Amendments to Article XI of the Partnership Agreement (Amendment of this Agreement; Merger). Section 11.01 of the Partnership Agreement is hereby amended by adding to the end thereof a new paragraph as follows:

“Any amendment that would impact the rights, obligations or preferences of a Series E Preferred Limited Partner shall require the consent of both the iStar Representative and the BREDS Representative, as such terms are defined in the Designation of the Series E Preferred Partnership Units.”

9. Effect. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

10. Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions concerned herein shall not be affected thereby.

11. Entire Agreement; Governing Law. The Partnership Agreement, as amended by this Amendment, contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreement among them with respect thereto. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

[Signature on the Following Page.]

IN WITNESS WHEREOF, the undersigned has executed this Seventh Amendment to the Agreement of Limited Partnership, as amended, as of the date first set forth above.

GENERAL PARTNER:

LANDMARK APARTMENT TRUST OF AMERICA, INC., a Maryland corporation

By:	/s/ Stanley J. Olander, Jr.
	Name:	Stanley J. Olander, Jr.
	Title:	Chief Executive Officer

Exhibit H

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS L.P.

DESIGNATION OF

8.75% SERIES D CUMULATIVE NON-CONVERTIBLE

PREFERRED PARTNERSHIP UNITS

Landmark Apartment Trust of America Holdings, L.P., a Virginia limited partnership (the “Partnership”), hereby establishes a series of preferred partnership units designated as the “8.75% Series D Cumulative Non-Convertible Preferred Partnership Units” (the “Series D Preferred Partnership Units”) having the following terms:

Section 1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Actual Redemption Date” shall mean, with respect to each Series D Preferred Partnership Unit, the date on which such unit is fully redeemed in accordance with the Series D Preferred Terms.

“Additional Unit Issuance” shall have the meaning set forth in Section 12.

“Adjusted Net Operating Income” means, as of any Date of Determination, the consolidated Net Operating Income of the General Partner for the four fiscal quarters ending on and including such Date of Determination, after giving pro forma effect to Net Operating Income earned on Properties acquired during such period (which, for each such Property, shall equal the actual Net Operating Income for such Property annualized for such period as if the acquisition of such Property had occurred on the first day of such period); provided, however, that for purposes of calculating Adjusted Net Operating Income, (i) the General Partner’s aggregate property management fees for such period shall be equal to the greater of (x) the aggregate actual property management fees paid by the General Partner and its Component Entities and, if unpaid, accrued by the General Partner or its Component Entities during such period and (y) 3% of the consolidated rental income of all of the Properties, determined in accordance with GAAP, for such period; (ii) Net Operating Income attributable to Properties sold during such period shall not be included in the calculation of Adjusted Net Operating Income; and (iii) the reserves required to be maintained under the Secured Property Debt shall equal $300 per apartment unit per annum.

“Affiliate” shall mean, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” (including the terms “controlled by” and “under common control with”) shall mean having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, for the purposes herein, BREDS, iStar, the General Partner and the Partnership shall not be considered Affiliates of one another.

“Affiliate Transaction” shall have the meaning set forth in Section 8(b).

“Aggregate Unfunded True-Up” shall mean, at any given date of determination, an amount equal to (i) $278,830,946 minus (ii) the sum of (A) the aggregate of all Adjusted Eligible Cash Amounts plus (B) $219,000,000 minus the aggregate Liquidation Preference of all Series D Preferred Partnership Units issued prior to such date (whether or not such units are outstanding on such date); provided, however, that in the event that clause (ii) is equal to or greater than clause (i), the “Aggregate Unfunded True-Up” shall equal $0. As used herein, “Adjusted Eligible Cash Amount” shall mean, with respect to any Eligible Cash Amount, an amount equal to (a) such Eligible Cash Amount, compounded quarterly, at a rate of 14.5% per annum, from the date such Eligible Cash Amount was received by a Series D Unitholder until such date of determination, if such Eligible Cash Amount is received by the holders of Series D Preferred Partnership Units prior to the end of the 20th month following the Original Issue Date, or (b) the Eligible Cash Amount (without adjustment), if such Eligible Cash Amount is received by a holder of Series D Preferred Partnership Units after the end of the 20th month from the Original Issue Date. As used herein, “Eligible Cash Amount” shall mean, with respect to any Series D Preferred Partnership Unit, (x) any amount previously paid in cash on such Series D Preferred Partnership Unit (other than Extension Distributions) and (y) any amount attributable to such units’ Redemption Price to be paid in cash in connection with any redemption of such unit (or voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership pursuant to Section 5) on the Actual Redemption Date for which such Eligible Cash Amount is being calculated (or such other applicable date in connection with a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership) for such unit (other than the portion of the Redemption Price with respect to such redemption attributable to the Per Unit Unfunded True-Up of such unit).

“Applicable Capitalization Rate” shall mean (i) 6.5%, or (ii) if, following the one year anniversary of the Original Issue Date, the iStar Representative and the BREDS Representative notify the General Partner that the capitalization rate for the Properties should be more or less than 6.5%, then the General Partner will obtain the capitalization rates then being used for valuing assets similar to the Properties from three of the Approved Brokers, and the Applicable Capitalization Rate shall be the average of the capitalization rates provided by such brokers; provided, however, that if the General Partner fails to obtain capitalization rates from three Approved Brokers within 30 days of receiving any such notice from the iStar Representative and the BREDS Representative, the Applicable Capitalization Rate shall be the rate determined by the iStar Representative and the BREDS Representative.

“Approved Brokers” shall mean Cushman & Wakefield Inc., CBRE Group, Inc., Eastdil Secured, Holliday Fenoglio Fowler, L.P., Jones Lang Lasalle Inc. and Apartment Realty Advisors.

“Approved Budget” shall mean the budget of the General Partner for a fiscal year that has been approved by the iStar Representative and the BREDS Representative in accordance with Section 8(f).

“Approved Expenses” shall have the meaning set forth in Section 30.

“Bad Leaver Event” shall mean, with respect to a Key Person, any of the following actions occurring during such Key Person’s term of employment with the General Partner or any Component Entity: (i) a conviction or plea of guilty or no contest for any felony or misdemeanor, which the iStar Representative and the BREDS Representative reasonably conclude brings the Key Person into disrepute or is likely to cause material harm to the General Partner (not including violations of routine vehicular laws); (ii) the Key Person’s indictment for any felony or misdemeanor involving moral turpitude (which the Board of Directors reasonably concludes brings the Key Person into disrepute or is likely to cause material harm to the General Partner or any Component Entity), if such indictment is not discharged or otherwise resolved within 18 months; (iii) the Key Person’s commission of an act of fraud, theft, dishonesty or breach of fiduciary duty related to the General Partner or any Component Entity or the performance of the Key Person’s duties; or (iv) the continuing failure or habitual neglect by the Key Person to perform the Key Person’s duties, except that, if such failure or neglect is curable, the Key Person shall have 30 days from his or her receipt of a written notice from either the iStar Representative or the BREDS Representative of such failure or neglect to cure such condition, and if the Key Person does so to the reasonable, but sole, satisfaction of the iStar Representative and the BREDS Representative (such cure opportunity being available only once), then such failure or neglect shall not constitute a Bad Leaver Event hereunder.

“Bankruptcy Law” shall mean Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” shall mean the board of directors of the General Partner.

“BREDS” shall have the meaning set forth in Section 9(b).

“BREDS Group Holders” shall have the meaning set forth in Section 9(b).

“BREDS Group Shares” shall have the meaning set forth in Section 9(b).

“BREDS Representative” shall have the meaning set forth in Section 9(b).

“Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” shall mean all classes or series of stock of the General Partner as may be authorized from time to time, including, without limitation, Common Equity and the Series D Preferred Stock.

“Capital Transaction” shall mean the refinancing, sale, exchange, condemnation, recovery of a damage award or insurance proceeds (other than business or rental interruption insurance proceeds not reinvested in the repair or reconstruction of real property) or other disposition of any real property or interest (including equity capital transactions) therein.

“Change of Control” shall mean the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the Original Issue Date by any Person or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act), other than pursuant to a Qualified Contribution Transaction, of more than 50% of the voting rights or equity interests in the General Partner; (ii) a merger or consolidation of the General Partner or a sale of 50% or more of the assets of the General Partner in one or a series of related transactions, unless (A) following such transaction or series of transactions, the holders of the General Partner’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests in the surviving entity or acquirer of such assets, as applicable, or (B) the merger or consolidation is pursuant to a Qualified Contribution Transaction; (iii) a recapitalization, reorganization or other transaction involving the General Partner (excluding any IPO) that constitutes or could result in a transfer of more than 50% of the voting rights in the General Partner, other than pursuant to a Qualified Contribution Transaction; or (iv) the execution by the General Partner or its controlling stockholders of an agreement providing for or that will, upon consummation of the transactions contemplated thereby, result in any of the foregoing events.

“Charter” shall mean the Articles of Amendment and Restatement of the General Partner dated as of July 18, 2006, as amended by the Articles of Amendment dated as of December 7, 2007, the Second Articles of Amendment dated as of June 22, 2010, the Third Articles of Amendment dated as of December 28, 2010, and as amended and restated as of June 13, 2013, including as amended on the date hereof and as may thereafter be amended or restated.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Equity” shall mean all shares now or hereafter authorized of any class of common stock of the General Partner, including the Common Stock, and any other common stock of the General Partner, howsoever designated or authorized after the Original Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the General Partner.

“Common Stock” shall mean the common stock, $.01 par value per share, of the General Partner.

“Common Units” shall mean all common units of limited partnership interest now outstanding or hereafter authorized of any class of partnership interest of the Partnership, howsoever designated, which has the right (subject always to prior rights of any class or series of preferred units) to participate in the distribution of the assets and earnings of the Partnership without limit as to amount.

“Competing Businesses” shall have the meaning set forth in Section 28.

“Component Entity” shall mean any Person controlled by the Partnership or in which the Partnership holds any direct or indirect Equity Interest.

“Current Distribution” shall have the meaning set forth in Section 4(a).

“Date of Determination” shall have the meaning set forth in the definition of “Maximum Preferred Equity Investment LTV.”

“DeBartolo” shall mean DK Landmark, LLC, a Florida limited liability company.

“Default Rate” shall mean 5.0% per annum.

“Designated Assets” shall have the meaning set forth in Section 6(b)(iv).

“Distribution Requirement” shall have the meaning set forth in forth in Section 8(i).

“Distributions” shall have the meaning set forth in Section 4(a).

“Distribution Payment Date” shall mean the fifteenth day of each calendar month commencing with the first such date following the end of the calendar month that includes the Original Issue Date; provided that in the event of an Additional Unit Issuance, there shall be a Distribution Payment Date on the New Issuance Date arising from such Additional Unit Issuance.

“Distribution Period” shall mean each accrual period during which Series D Preferred Partnership Units are issued and outstanding (beginning on the fifteenth day of each calendar month and ending on the fourteenth day of the subsequent calendar month); provided, however, that, with respect to each Series D Preferred Partnership Unit, (i) a “Distribution Period” shall commence on the Original Issue Date and on each New Issuance Date; and (ii) the “Distribution Period” commencing under clause (i) shall end on the first to occur of (A) the next succeeding New Issuance Date, (B) the next succeeding the fourteenth day of the calendar month (whether such calendar month includes or follows the commencement of such Distribution Period), or (C) with respect to a Series D Preferred Partnership Unit that is redeemed, the date through and including the date on which such unit is redeemed.

“Distribution Record Date” shall mean, with respect to any Distribution Payment Date, the last day of the Distribution Period immediately preceding such Distribution Payment Date.

“ELRH” shall mean Elco Landmark Residential Holdings LLC, a Delaware limited liability company.

“Equity Interest” shall mean (i) in the case of a corporation, shares of stock, (ii) in the case of a general or limited partnership, partnership interests, (iii) in the case of a limited liability company, limited liability company interests, (iv) in the case of a trust, beneficial interests and (v) in the case of any other Person that is not an individual, the comparable interests therein.

“Event of Default” shall mean that one or more of the following events has occurred and is continuing:

(a) either the General Partner or a Component Entity, including the Partnership, has failed to comply with, perform or observe any covenant or agreement under any Transaction Document (other than this Designation of Series D Preferred Partnership Units), but only to the extent that (i) if a notice and cure period is specified under such Transaction Document, such failure is not remedied after any applicable notice and cure period so specified in such Transaction Document or (ii) if no notice and cure period is specified under such Transaction Document, such failure shall continue unremedied for a period of either (A) 30 days or (B) if such failure is of such a nature that it cannot with reasonable effort be completely remedied within said period, such additional time period as may be reasonably necessary to cure the same, provided, that the General Partner or such Component Entity commences such cure within said period and diligently prosecutes the same, until completion, provided, further, that (x) in no event shall such extended period exceed 90 days and (y) if such failure constitutes a material breach under such Transaction Document then such failure shall be deemed an immediate “Event of Default” without giving effect to the cure periods specified in this clause (a)(ii); provided, however, that a breach of Section 2.4 of the Securities Purchase Agreement shall constitute an immediate Event of Default not subject to any cure periods;

(b) the General Partner has breached a material representation or warranty made by it under the Securities Purchase Agreement and such failure shall continue unremedied for a period of 30 days or, if such failure is of a nature that it cannot with reasonable effort be completely remedied within said period, such additional time period as may be reasonably necessary to cure the same; provided, that the General Partner commences such cure within said period and diligently prosecutes the same, until completion; provided, further, that in no event shall such extended period exceed 90 days;

(c) the Partnership has failed to make any distribution, allocation or payment required to be made pursuant to the terms of this Designation of Series D Preferred Partnership Units, including without limitation, (i) the failure to redeem all of the issued and outstanding Series D Preferred Partnership Units at any Mandatory Redemption Date, Optional Redemption Date or Special Redemption Date (subject to Section 7(e)) or (ii) the failure to pay in full in cash any Current Distribution on any applicable Distribution Payment Date at the Preferred Distribution Rate (regardless of whether such distribution has been authorized by the General Partner or whether the Partnership has legally available funds for the payment of such distribution) provided, however, that, notwithstanding anything else contained herein to the contrary, it shall not be an Event of Default if the General Partner elects not to pay the excess of the PIK Distribution over the Current Distribution on any Distribution Payment Date;

(d) there has commenced against the General Partner or any Component Entity, in a court of competent jurisdiction, any case, proceeding or other action (i) seeking to adjudicate the General Partner or such Component Entity bankrupt or insolvent or (ii) seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Indebtedness of the General Partner or such Component Entity, which, in either case, is not dismissed, discharged, stayed or abandoned within 60 Business Days;

(e) the General Partner or any Component Entity has defaulted beyond the notice and grace periods under the terms of any Indebtedness, or the repayment obligations under such Indebtedness has been accelerated;

(f) a Bad Leaver Event has occurred; or

(g) the General Partner or a Component Entity has failed to comply with the Series D Preferred Terms (other than the terms provided in clause (c) above in this definition of “Event of Default”) after receipt of written notice thereof by the General Partner from both the iStar Representative and the BREDS Representative; provided that such failure continues unremedied for a period of 30 days, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of 30 days, such additional time period as may be reasonably necessary to cure the same; provided, that the General Partner or the Component Entity commences such cure within said 30-day period and diligently prosecutes same, until completion; provided, further, that in no event shall such extended period exceed 90 days; provided, further, that the General Partner’s or any Component Entity’s failure to comply with the terms set forth in Section 8(b) (other than a breach of any Financial Covenant) shall become an immediate Event of Default not subject to any cure periods.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Property” shall mean any Property owned by the Partnership or any Component Entity as of the Original Issue Date.

“Extension Distribution” shall mean, (i) with regard to the extension of the Original Redemption Date to the Fourth-Year Redemption Date pursuant to Section 6(b), an amount equal to one and one-half percent (1.5%) of the Liquidation Preference of the then outstanding Series D Preferred Partnership Units, (ii) with regard to the extension of the Fourth-Year Redemption Date to the Fifth-Year Redemption Date pursuant to Section 6(b), an amount equal to three percent (3.0%) of the Liquidation Preference of the then outstanding Series D Preferred Partnership Units, (iii) with regard to the extension of the Fifth-Year Redemption Date to the Sixth-Year Redemption Date pursuant to Section 6(b), an amount equal to one percent (1.0%) of the Liquidation Preference of the then outstanding Series D Preferred Partnership Units and (iv) with regard to the extension of the Sixth-Year Redemption Date to the Final Redemption Date pursuant to Section 6(b), an amount equal to one-half of one percent (0.5%) of the Liquidation Preference of the then outstanding Series D Preferred Partnership Units; provided, however, that if after the Original Issue Date the General Partner has issued Junior Stock or the Partnership has issued Junior Units in consideration of cash or multi-family residential Property having an aggregate value of at least $200 million (with any consideration in the form of

Property being valued at its fair market value, as determined in good faith by a majority of the independent directors of the Board of Directors) prior to the Fourth-Year Redemption Date or the Fifth-Year Redemption Date, the “Extension Distribution” with regard to either the extension of the Original Redemption Date to the Fourth-Year Redemption Date or the extension of the Fourth-Year Redemption Date to the Fifth-Year Redemption Date, shall be reduced to one percent (1.0%) of the Liquidation Preference for any such remaining extension period(s).

“Fifth-Year Redemption Date” shall have the meaning set forth in Section 6(b).

“Final Redemption Date” shall have the meaning set forth in Section 6(b).

“Financial Covenant” shall have the meaning set forth in Section 8(b).

“First Investors’ Independent Advisor” shall have the meaning set forth in Section 8(g).

“Fourth-Year Redemption Date” shall have the meaning set forth in Section 6(b).

“Future Property” shall mean any Property acquired by, or contributed to, the General Partner or any Component Entity after the Original Issue Date.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied.

“General Partner” shall mean Landmark Apartment Trust of America, Inc., a Maryland corporation and general partner of the Partnership. For avoidance of doubt, references herein to the General Partner shall exclude any Component Entity except as expressly provided otherwise.

“General Partner’s Independent Advisor” shall have the meaning set forth in Section 8(g).

“Governance Agreement” means the Amended and Restated Corporate Governance Agreement, dated June 28, 2013, between (i) the General Partner; (ii) ELRH; (iii) OPTrust; (iv) DeBartolo; (v) iStar Apartment Holdings LLC, a Delaware limited liability company; (vi) BREDS II Q LANDMARK LLC, a Delaware limited liability company; (vii) Joseph G. Lubeck; (viii) Robert A.S. Douglas; and (ix) Edward M. Kobel.

“Guaranty” shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take or pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person or referred to in a note thereto.

“Indebtedness” shall mean, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money; (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables, and other current liabilities payable in less than one year, in each case incurred in the ordinary course of business on terms customary in the trade); (iii) all obligations evidenced by notes, bonds, debentures, acceptances, or instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account; (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or rent from any property or assets now or hereafter owned or acquired by such Person; (v) all obligations for which such Person is obligated pursuant to a Guaranty; (vi) all obligations under leases required to be capitalized in accordance with GAAP; (vii) all obligations for which such Person is obligated pursuant to any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement or other derivative agreements or arrangements; and (viii) all obligations of such Person upon which interest charges are customarily paid or accrued; provided, however, that Indebtedness shall not include the Series D Preferred Stock and the Series D Preferred Partnership Units.

“Indemnifiable Party” shall have the meaning set forth in Section 10.

“Independent REIT Review” shall mean a review of the matters pertaining to the General Partner’s qualification as a REIT under the Code conducted pursuant to Section 8(g).

“Initial Qualification Notice” shall have the meaning set forth in Section 8(g).

“Investor Parties” shall have the meaning set forth in Section 28.

“IPO” shall mean the consummation of the initial closing (without regard for any closing of any associated “green shoe”) of the first underwritten public offering of shares of Common Stock registered under the Securities Act that occurs after the Original Issue Date and, in conjunction with which, such shares of Common Stock are listed for trading on the NYSE.

“iStar” shall have the meaning set forth in Section 9(a).

“iStar Group Shares” shall have the meaning set forth in Section 9(a).

“iStar Group Holders” shall have the meaning set forth in Section 9(a).

“iStar Representative” shall have the meaning set forth in Section 9(a).

“Junior Stock” shall mean, as the case may be, (i) the Common Equity and any other class or series of stock of the General Partner which is not entitled to receive any distributions in any period unless all distributions required to have been paid or declared and set apart for payment on the Series D Preferred Stock (and any Parity Stock) shall have been so paid or declared and set apart for payment, (ii) the Common Equity and any other class or series of stock of the General Partner which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the General Partner until the Series D Preferred Stock (and any Parity Stock) shall have received the entire amount to which such Series D Preferred Stock (and any Parity Stock) is entitled upon such liquidation, dissolution or winding up or (iii) the Common Equity and any other class or series of stock of the General Partner ranking junior to the Series D Preferred Stock (and any Parity Stock) in respect of the right to redemption.

“Junior Units” shall mean, as the case may be, (i) any Partnership Units which are not entitled to receive any distributions in any period unless all distributions required to have been paid or declared and set apart for payment on the Series D Preferred Partnership Units (and any Parity Units) shall have been so paid or declared and set apart for payment, (ii) any Partnership Units which are not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Partnership until the Series D Preferred Partnership Units (and any Parity Units) shall have received the entire amount to which such Series D Preferred Partnership Units (and any Parity Units) is entitled upon such liquidation, dissolution or winding up or (iii) any Partnership Units ranking junior to the Series D Preferred Partnership Units (and any Parity Units) in respect of the right to redemption.

“Key Person” shall mean each of (i) Joseph G. Lubeck, Stanley J. Olander, and (ii) any person appointed by the General Partner (and approved by the iStar Representative and the BREDS Representative) to replace either of them (or appointed to replace any person described in this clause (ii)) following a Key Person Event.

“Key Person Event” shall have the meaning set forth in Section 6(c).

“Key Person Replacement Period” shall have the meaning set forth in Section 6(c).

“Lien” shall mean any security interest, lien, pledge (including any negative pledge or cash pledge), charge, encumbrance, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment or obligation, relating in any way to credit or the borrowing of money.

“Liquidation Preference” shall mean $10.00 per Series D Preferred Partnership Unit as adjusted for unit splits, unit distributions, reclassification and the like.

“Look-Back Rate” shall mean 14.5% per annum, compounded quarterly; provided, however, that in the event that the Partnership shall fail to redeem any Series D Preferred Partnership Units on any Mandatory Redemption Date, Optional Redemption Date or Special Redemption Date, then the “Look-Back Rate” shall be 20.0% per annum, compounded quarterly.

“LTV Formula” shall have the meaning set forth in Section 8(b).

“Make-Whole Payment” shall mean, as of any Actual Redemption Date (or such other date as may be applicable in connection with a voluntary or involuntary liquidation,

dissolution or winding up of the affairs of the Partnership), an amount equal to the amount of PIK Distributions that would have accrued with respect to such Series D Preferred Partnership Unit at such time had (i) such unit been issued on the Weighted Issuance Date for an amount equal to the Liquidation Preference, and (ii) the Look-Back Rate had been 20% for the period commencing on the Weighted Issuance Date and continuing through, and including, the date of such determination of such unit’s Redemption Price (assuming that any such additional PIK Distributions accrued at such 20% rate and were not paid in cash). Notwithstanding anything else contained herein to the contrary, a “Make-Whole Payment” with respect to any given Series D Preferred Partnership Unit shall only be made to the extent the Look-Back Rate was actually increased to 20%.

“Mandatory Redemption Date” shall have the meaning set forth in Section 6(b).

“Material Contract” shall mean any contract, agreement or arrangement or other binding obligation, whether written or oral (including, without limitation, loan documents, material term sheets, commitment letters and agreements relating to any construction project) either (A) not contemplated by the Approved Budget then in effect, (B) pursuant to which the General Partner and/or any Component Entity is entitled to receive, or obligated to pay, more than $1,000,000 in any fiscal year or (C) that requires the General Partner or any Component Entity to redeem any shares of Capital Stock of the General Partner or any Component Entity in cash or, other than pursuant to a Qualified Contribution Transaction, in-kind.

“Maximum Preferred Equity Investment LTV” shall mean the ratio obtained by dividing (i) the sum of (x) all consolidated Indebtedness of the General Partner outstanding at the end of the fiscal quarter as of which the ratio is being determined (the “Date of Determination”) plus (y) the aggregate Liquidation Preference of Series D Preferred Partnership Units not held by the General Partner and the Liquidation Preference of shares of Series D Preferred Stock plus the liquidation preference of any Parity Units not held by the General Partner and the Liquidation Preference of Series D Preferred Stock, in each case, outstanding at the Date of Determination by (ii) the Total Value at the Date of Determination.

“Maximum Senior Loan LTV Ratio” shall mean the ratio obtained by dividing all consolidated Indebtedness of the General Partner outstanding at the Date of Determination by the Total Value as of the Date of Determination.

“Miscellaneous Amounts” shall have the meaning set forth in Section 10.

“Minimum Senior Loan Debt Yield” shall mean the ratio obtained by dividing the Adjusted Net Operating Income as of the Date of Determination by all consolidated Indebtedness of the General Partner outstanding at the Date of Determination.

“Net Operating Cash Flow” shall mean with respect to any Person for a fiscal year, the total cash revenues and receipts of such Person in respect of such fiscal year, excluding those arising from a Capital Transaction, legally available for distribution to the holders of equity interests in such Person, after (i) payment of amounts due (including Required Reserves) in respect of Indebtedness and other contractual obligations outstanding at the Original Issue Date and/or incurred thereafter in a manner that did not violate the provisions hereunder; (ii) the payment of operating expenses, the making of capital expenditures and the creation of reserves, in each case in accordance with the Approved Budget then in effect; and (iii) the payment of ordinary course expenses ancillary to the foregoing or the operation of the Partnership in accordance with the Approved Budget then in effect, provided that such expenses were not incurred in violation of any of the General Partner’s and the Partnership’s covenants and agreements hereunder.

“Net Operating Income” shall mean, with respect to any period, consolidated rental income of the General Partner, less consolidated rental expenses and property lease expenses of the General Partner for such period, in each case determined in accordance with GAAP.

“New Issuance Date” shall mean the most recent date on which there has been an Additional Unit Issuance.

“NYSE” shall mean the New York Stock Exchange.

“Optional Redemption Date” shall have the meaning set forth in Section 6(e).

“Optional Redemption Event” shall have the meaning set forth in Section 6(c).

“Optional Redemption Event Notice” shall have the meaning set forth in Section 6(d).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(e).

“Optional Redemption Right” shall have the meaning set forth in Section 6(c).

“OPTrust” shall mean 2335887 Limited Partnership, an Ontario limited partnership.

“Original Issue Date” shall mean the date on which Series D Preferred Partnership Units are first issued by the Partnership.

“Original Redemption Date” shall have the meaning set forth in Section 6(b).

“Parity Optional Redemption Exercise” shall have the meaning set forth in Section 6(e).

“Parity Optional Redemption Right” shall have the meaning set forth in Section 6(e).

“Parity Stock” shall mean, as the case may be, (i) any class or series of stock of the General Partner which is entitled to receive payment of distributions on a parity with the Series D Preferred Stock, (ii) any class or series of stock of the General Partner which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the General Partner on a parity with the Series D Preferred Stock or (iii) any class or series of stock of the General Partner which is entitled to receive payment upon redemption thereof on a parity with the Series D Preferred Stock.

“Parity Units” shall mean, as the case may be, (i) any Partnership Units which are entitled to receive payment of distributions on a parity with the Series D Preferred Partnership Units, (ii) any Partnership Units which are entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Partnership on a parity with the Series D Preferred Partnership Units or (iii) any Partnership Units which are entitled to receive payment upon redemption thereof on parity with the Series D Preferred Partnership Units.

“Partnership” shall have the meaning set forth in the Preamble.

“Partnership Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended.

“Partnership Units” shall mean all units of limited partnership interest of the Partnership now outstanding or hereafter authorized by the General Partner.

“Per Unit Unfunded True-Up Amount” shall mean, as of any Actual Redemption Date (or such other date as may be applicable in connection with a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership), an amount equal to (a) the Aggregate Unfunded True-Up on such date divided by (b) the number of Series D Preferred Partnership Units issued and outstanding immediately prior to such transaction.

“Permitted Budget Variance” shall mean, with respect to any top level line item category in the Approved Budget (e.g., ADV-Leasing-Resident expense, Administrative Expenses, Property Maintenance Exp, Utility, Payroll, Real Estate Taxes, Property Insurance, Property Management Fees and Total Debt Service or such similar categories to be agreed upon in the Approved Budget) then in effect, an amount in excess of 15% of such line item; provided, however, that the aggregate of all line item variance shall not exceed 10% of the total expenses in the Approved Budget.

“Person” shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or other entity.

“PIK Distribution” shall have the meaning set forth in Section 4(a).

“Pledge Agreement” shall mean the Pledge Agreement, dated as of the Original Issue Date, by the General Partner and the Partnership in favor of the iStar Representative and the BREDS Representative on behalf of the holders of the Series D Preferred Stock.

“Preferred Distribution Rate” shall mean: (i) 8.75% per annum, compounded monthly, to, but excluding, the Rate Increase Date; and (ii) from and after the Rate Increase Date, 11.0% per annum, compounded monthly; provided, however, that (A) in the event that the Partnership shall fail to redeem any Series D Preferred Partnership Units on the Mandatory Redemption Date, any Optional Redemption Date or any Special Redemption Date, then from and after such date the “Preferred Distribution Rate” shall be 15% per annum, compounded monthly on the Liquidation Preference; and (B) upon the occurrence of an Event of Default, until such time that the iStar Representative and the BREDS Representative acknowledge in writing that the Event of Default has been remedied in full, the Preferred Distribution Rate then in effect shall be increased by the Default Rate (including, increasing the Preferred Distribution Rate from 15% to 20% upon the failure to redeem any Series D Preferred Partnership Units on the Mandatory Redemption Date, any Optional Redemption Date or any Special Redemption Date).

“Preferred Stock Directors” shall have the meaning set forth in the Series D Articles Supplementary.

“Preferred Stock Redemption Price” shall mean the redemption price per share of Series D Preferred Stock under the Series D Articles Supplementary.

“Property” shall mean, as of any date of determination, any property acquired, owned or leased by the General Partner or any Component Entity on or prior to such date, and all of such properties are collectively referred to herein as the “Properties.”

“Qualified Contribution Transaction” shall mean any contribution, sale, lease or other transfer by any one or more of ELRH and its Affiliates to the General Partner or any Component Entity, directly or indirectly, in a single transaction or in a series of related transactions, whether by property disposition, equity interest disposition, merger, consolidation or otherwise, of one or more of the following: (A) Future Property or (B) cash; provided, however, that, (1) any non-cash consideration delivered by the General Partner or any Component Entity shall consist solely of Junior Stock or Common Units; and (2) in the case of clause (B), the aggregate consideration paid or issued by the General Partner and the Component Entities in respect of such cash, other than cash raised pursuant to the issuance of Junior Stock in compliance with the Series D Preferred Terms, shall not exceed the amount set forth in the Approved Budget with respect thereto; provided, further, that, notwithstanding the foregoing, no transaction shall constitute a Qualified Contribution Transaction unless (x) such transaction is approved by a majority of the disinterested members of the Board of Directors and one or more Preferred Stock Directors were either (I) present at all meetings of the Board of Directors during which such Qualified Contribution Transaction was considered or (II) were appointed to the committee of the Board of Directors charged with evaluating Affiliate transactions and were present at all meetings during which the Qualified Contribution Transaction was considered; (y) consummation of any such transaction or series of related transactions would not contravene any of the provisions of Section 8(b); or (z) such transaction does not cause the General Partner (or the surviving entity in the case of a merger or consolidation to which the General Partner is a constituent party and is not the surviving entity) to cease to be a REIT with a class of equity securities registered under Section 12 of the Exchange Act.

“Rate Increase Date” shall mean the first day of the calendar month that is 21 months after the month including the Original Issue Date of Series D Preferred Partnership Units.

“Redemption Agreement” shall mean the Redemption Agreement dated June 28, 2013.

“Redemption Date” shall mean a Mandatory Redemption Date, Optional Redemption Date or Special Redemption Date, as applicable.

“Redemption Price” shall mean, with respect to each Series D Preferred Partnership Unit, as of any date of determination, an amount equal to (i) the Liquidation Preference; (ii) plus an amount equal to all accrued and unpaid distributions with respect to such unit (whether or not authorized or declared); (iii) plus, if the Make-Whole Payment on the Actual Redemption Date exceeds the amount in clause (ii), the excess of the Make-Whole Payment over the amount in clause (ii); (iv) plus an amount equal to the Per Share Unfunded True-Up Amount; and (v) plus interest on the Per Share Unfunded True-Up Amount at a rate of 20% per annum, compounded quarterly, accruing from the date the General Partner was obligated to redeem such share but failed to do so. It is the intention that the Redemption Price of any Series D Preferred Partnership Units as of any given date be the same for each such unit. To the extent the foregoing definition would not result in the same Redemption Price per Series D Preferred Partnership Unit as of such date, such Redemption Price shall be adjusted to equal the weighted average of all Redemption Prices of all Series D Preferred Partnership Units with respect to which the Redemption Price is relevant on such date.

“Regulations” shall mean the Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations).

“REIT” shall mean any real estate investment trust complying with the requirements of Sections 856 through 860 of the Code and the Regulations related thereto.

“REIT Consultation Period” shall have the meaning set forth in Section 8(g).

“REIT Determination Event” shall mean that either (i) the General Partner has notified the holders of the Series D Preferred Stock in writing that it no longer intends to qualify as a REIT under the Code or (ii) pursuant to Section 8(g), it has been determined that the General Partner is likely to fail to qualify, or does not qualify, as a REIT under the Code.

“Representatives” shall mean the iStar Representative and the BREDS Representative.

“Required Reserves” shall mean all reserves required to be maintained under the terms of the Secured Property Debt and in any event a replacement reserve of at least $300 per unit per annum (less any amounts required by senior lenders) (subject to re-evaluation and increase to the greater of $300 or such amount as may be determined by both the iStar Representative and the BREDS Representative upon notice to the General Partner; provided, however, that, from the date that is the second anniversary of the closing of the transactions contemplated by the Securities Purchase Agreement, if within 30 days of receiving notice, the General Partner notifies the iStar Representative and BREDS Representative that it objects to such determination, the appropriate replacement reserve shall be the amount determined by a majority of the independent directors of the Board of Directors, which shall exclude the Preferred Stock Director; provided further that, the replacement reserve with respect to the portfolio of real estate assets commonly referred to as the “Mission Portfolio” and the “DRA Portfolio” (if acquired) shall, in each case, remain at $300 per unit per annum), which reserves may be held in a single account unless otherwise required under the Secured Property Debt.

“Sale Proceeds” shall mean the proceeds of a Capital Transaction after payment or adequate provision for reasonable and customary transaction expenses payable to third parties, the payment of Indebtedness secured by any Property that was the subject of the Capital Transaction and any reserves set forth in the Approved Budget or approved by the iStar Representative and the BREDS Representative in their reasonable discretion.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Reports” shall mean, collectively, all reports, schedules, forms, statements and other documents filed or furnished or to be filed or furnished by the General Partner with the SEC, including, without limitation, proxy information and solicitation materials, in each case, in the form and with the substance prescribed by either such act or such rules or regulations.

“Second Independent Advisor” shall have the meaning set forth in Section 8(g).

“Section 8(i) Notice” shall have the meaning set forth in Section 8(i).

“Secured Property Debt” shall mean Indebtedness secured by a Lien on any Property or any interest in Property (including, without limitation, capital interests).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of the Original Issue Date, by and among the General Partner, iStar Apartment Holdings LLC and BREDS, as the same may be amended and in effect from time to time.

“Senior Credit Facility” shall mean the credit agreement dated as of March 7, 2013, among the General Partner, the Partnership, certain subsidiaries of the Partnership, Bank of America, N.A., Citibank, N.A. and the other parties named therein as in effect on the Original Issue Date.

“Senior Stock” shall mean, as the case may be, (i) any class or series of stock of the General Partner ranking senior to the Series D Preferred Stock (and any Parity Stock) in respect of the right to receive distributions, (ii) any class or series of stock of the General Partner ranking senior to the Series D Preferred Stock (and any Parity Stock) in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the General Partner or (iii) any class or series of stock of the General Partner ranking senior to the Series D Preferred Stock (and any Parity Stock) in respect of the right to redemption.

“Senior Units” shall mean, as the case may be, (i) any Partnership Units ranking senior to the Series D Preferred Partnership Units (and any Parity Units) in respect of the right to receive distributions, (ii) any Partnership Units ranking senior to the Series D Preferred

Partnership Units (and any Parity Units) in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Partnership or (iii) any Partnership Units ranking senior to the Series D Preferred Partnership Units (and any Parity Units) in respect of the right to redemption.

“Series D Common Stock” shall mean the Series D common stock, $0.01 par value per share, of the General Partner.

“Series D Articles Supplementary” shall mean the Articles Supplementary of the Partnership filed by the General Partner with the State Department of Assessments and Taxation of Maryland setting forth the preferences, rights, voting powers, restrictions, limitations as to distributions and other distributions, qualifications and terms and conditions of redemption of the Series D Preferred Stock.

“Series D Preferred Partnership Units” shall have the meaning set forth in the Preamble.

“Series D Preferred Stock” shall mean the 8.75% Series D Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the General Partnership.

“Series D Preferred Stockholder” shall mean a holder of Series D Preferred Stock.

“Series D Preferred Terms” shall have the meaning set forth in Section 8(b).

“Series D Unitholders” shall mean a holder of Series D Preferred Partnership Units.

“Sixth-Year Redemption Date” shall have the meaning set forth in Section 6(b).

“Special Redemption Date” shall have the meaning set forth in Section 7(a).

“Special Redemption Notice” shall have the meaning set forth in Section 7(a).

“Special Redemption Proceeds” shall have the meaning set forth in Section 7(a).

“Special Redemption Right” shall have the meaning set forth in Section 7(a).

“Tax Protection Agreement” means any agreement whereby the General Partner or a Component Entity agrees with one or more Persons to (a) not engage in any transaction that will give rise to income or gain for federal income tax purposes with respect to a Property, (b) compensate any Person in the event of a transaction described in subclause (a) with respect to a Property, or (c) any agreement containing a combination of features described in subclause (a) or (b).

“Total Value” means Adjusted Net Operating Income divided by the Applicable Capitalization Rate.

“Transaction Documents” shall mean, collectively, this Designation of Series D Preferred Partnership Units; the Securities Purchase Agreement; the Series D Articles Supplementary; the Partnership Agreement; the Series D Preferred Partnership Units; the

Articles Supplementary for the Series D Common Stock; the Governance Agreement; the Pledge Agreement; the Redemption Agreement; and each other document, instrument, certificate, or agreement to be issued or executed by the parties pursuant thereto or to any other agreement referred to above to effect the transactions contemplated hereby or thereby, and any exhibits and schedules thereto.

“Unredeemed Units” shall mean any Series D Preferred Partnership Units that the Partnership is obligated to redeem on any particular Redemption Date and in respect of which the Partnership has failed to deliver the Redemption Price in full on such Redemption Date.

“Weighted Issuance Date” shall mean, initially, the Original Issue Date. Following any Additional Unit Issuance, the “Weighted Issuance Date” shall mean the date that falls that number of days prior to the New Issuance Date obtained by the following formula:

X	=	A x B
C + D

Where:

X	=	The number of days prior to the New Issuance Date.
A	=	The number of Series D Preferred Partnership Units outstanding immediately prior to the New Issuance Date.
B	=	The number of days comprising the period commencing on the first day after the Weighted Issuance Date then in effect and ending on (but including) the New Issuance Date.
C	=	The number of Series D Preferred Partnership Units outstanding immediately prior to the New Issuance Date.
D	=	The number of Series D Preferred Partnership Units issued on the New Issuance Date.

Section 2. Designation and Number. A series of Partnership Units, designated the “8.75% Series D Cumulative Non-Convertible Preferred Partnership Units” is hereby established. The number of authorized Series D Preferred Partnership Units shall be 21,900,000.

Section 3. Rank. The Series D Preferred Partnership Units will, with respect to distribution rights, redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, rank: (i) senior to all classes or series of Junior Units and (ii) on parity with any Parity Units. The Series D Preferred Partnership Units shall not rank junior to any Common Units, and there shall be no class or series of Senior Units.

Section 4. Distributions.

(a) The record holders of Series D Preferred Partnership Units shall be entitled to receive, when, as and if authorized by the General Partner, (i) cumulative cash distributions calculated at the Look-Back Rate on the Liquidation Preference (the “PIK Distribution”) and (ii) cumulative cash distributions calculated at the Preferred Distribution Rate (the “Current Distribution”). Except as otherwise set forth below, distributions on each outstanding Series D Preferred Partnership Unit shall accrue and be cumulative from and including the issuance date of such unit and shall be payable monthly in arrears on each Distribution Payment Date; provided, however, that if any Distribution Payment Date is not a Business Day, then any distribution which would otherwise have been payable on such Distribution Payment Date shall be paid on the next succeeding Business Day. The amount of any distribution payable on the Series D Preferred Partnership Units for any partial Distribution Period shall be prorated and computed on the basis of a 360-day year and the actual number of days elapsed. Distributions will be payable to holders of record as they appear in the records of the Partnership at the close of business on the applicable Distribution Record Date. Distributions accrued in respect of any Distribution Period that are not paid on the first Distribution Payment Date following the end of such Distribution Period shall be deemed to be in arrears, and such distributions in arrears shall accrue additional cumulative cash distributions at the Look-Back Rate or the Preferred Distribution Rate, as applicable, then in effect from such Distribution Payment Date until the date on which such distributions in arrears are authorized by the General Partner and are declared and paid in full in cash by the Partnership. Distributions in respect of any past Distribution Period that are in arrears may be declared and paid at any time to holders of record on a subsequent Distribution Record Date. Notwithstanding anything else contained herein to the contrary, the PIK Distribution shall be reduced by the amount of any Current Distribution with such Current Distribution first offsetting the current portion of the PIK Distribution and then offsetting any accrued and unpaid portion of the PIK Distribution. In the event that the Current Distribution for a Distribution Period exceeds the sum of the PIK Distribution for such period (determined without regard to the payment of the Current Distribution for such Distribution Period) and the accrued and unpaid PIK Distribution for all prior Distribution Periods, no PIK Distribution shall accrue or be owed to the holders of Series D Preferred Partnership Units for such Distribution Period.

(b) Notwithstanding anything contained herein to the contrary, distributions on the Series D Preferred Partnership Units (including any additional cumulative distributions accrued on distributions in arrears) shall accrue at the Look-Back Rate and the Preferred Distribution Rate, as applicable, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not such distributions are authorized or declared.

(c) Except as specifically permitted by Sections 8(i) (or as otherwise consented to pursuant to Section 8(b) or 8(c)) (x) no distributions shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any Junior Units for any period (other than a distribution paid in Junior Units), (y) no Junior Units shall be redeemed, purchased or otherwise acquired for any consideration by the Partnership and (z) the Partnership shall not pay or make available any monies for a sinking fund for the redemption of any Junior Units, (except by conversion into or exchange for other shares of any class or series of Junior Units which rank junior to the Series D Preferred Partnership Units as to dividends and upon liquidation, dissolution or winding up of the affairs of the General Partner) in each case, unless full cumulative distributions on the Series D Preferred Partnership Units for all past Distribution Periods shall have been or contemporaneously are declared and paid in full in cash.

(d) All distributions declared and paid upon the Series D Preferred Partnership Units and each other class or series of Parity Units shall be declared pro rata so that the amount of distributions declared and paid per Series D Preferred Partnership Unit and such Parity Unit shall in all cases bear to each other the same ratio that accrued distributions per unit on the Series D Preferred Partnership Units and such Parity Units (which shall not include any accrual in respect of unpaid distributions on such Parity Units for prior Distribution Periods if such Parity Units do not have a cumulative distribution) bear to each other. All distributions declared and paid upon the Series D Preferred Partnership Units shall be declared and paid in equal amounts on each such unit outstanding at the close of business on the Distribution Record Date with respect to such distribution.

(e) Holders of Series D Preferred Partnership Units shall not be entitled to any distribution, whether payable in cash, property or shares of stock, in excess of full cumulative distributions on the Series D Preferred Partnership Units (including any cumulative distributions accrued on distributions in arrears) as provided herein; provided, however, that the foregoing shall in no way prohibit the payment of any Extension Distributions or the Redemption Price owed to the Series D Unitholders pursuant to the terms of this Designation of Series D Preferred Partnership Units. Any distribution payment made on the Series D Preferred Partnership Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such units which remain payable. Accrued but unpaid distributions on the Series D Preferred Partnership Units will begin to accumulate as of the Distribution Payment Date on which they first become payable.

Section 5. Liquidation Preference; Redemption Price.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, before any distribution or payment shall be made to holders of any Junior Units, the holders of Series D Preferred Partnership Units shall be entitled to be paid out of the assets of the Partnership legally available for distribution to its partners, liquidating distributions in cash of all Miscellaneous Amounts owed to holders of Series D Preferred Partnership Units. Thereafter, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, before any distribution or payment shall be made to holders of any Junior Units, the holders of Series D Preferred Partnership Units shall, with respect to each Series D Preferred Partnership Unit, be entitled to be paid out of the assets of the Partnership legally available for distribution to its partners, liquidating distributions in cash in an amount of the Redemption Price for all outstanding Series D Preferred Partnership Units.

(b) In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series D Preferred Partnership Units and the corresponding amounts payable on all classes or series of Parity Units, then the holders of the

Series D Preferred Partnership Units and each such other class or series of Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of Series D Preferred Partnership Units at the respective addresses of such holder as the same shall appear on the Partnership Unit transfer records of the Partnership.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Partnership Units will have no right or claim to any of the remaining assets of the Partnership.

Section 6. Redemption.

(a) General. Series D Preferred Partnership Units shall not be redeemable except as set forth in this Section 6 or in Section 7. Prior to the occurrence of any redemption of Series D Preferred Stock in exchange for Series D Preferred Partnership Units pursuant to Article 6(i) of the Series D Articles Supplementary (an “Exchange Event”) whenever shares of Series D Preferred Stock are redeemed by the General Partner in accordance with the terms and provisions of the Series D Articles Supplementary, the General Partner shall cause the Partnership to redeem concurrently an equivalent number of Series D Preferred Partnership Units at a redemption price per Series D Preferred Partnership Unit equal to the Preferred Stock Redemption Price. From and after the occurrence of any Exchange Event, the Series D Preferred Partnership Units shall be redeemable in accordance with the remainder of this Section 6 and as set forth in Section 7.

(b) Mandatory Redemption.

(i)	Except as otherwise set forth in this Section 6(b), all of the issued and outstanding Series D Preferred Partnership Units shall be redeemed by the Partnership for cash at the Redemption Price on the third anniversary of the Original Issue Date (the “Original Redemption Date”).

(ii)

If less than all of the outstanding Series D Preferred Partnership Units have been redeemed by the Original Redemption Date, upon the Partnership providing written notice to the holders of the then issued and outstanding Series D Preferred Partnership Units no less than 30 days prior to the Original Redemption Date, the Partnership may extend the Original Redemption Date for all (but not less than all) of the then issued and outstanding Series D Preferred Partnership Units by 12 months to the fourth anniversary of the Original Issue Date (the “Fourth-Year Redemption Date”); provided, however, that: (A) on or before the Original Redemption Date, the Partnership shall cause full cumulative

Current Distributions on the Series D Preferred Partnership Units for all past Distribution Periods to have been declared and shall cause such distributions to have been paid in full in cash; (B) as of the Original Redemption Date, the Partnership shall be in compliance with each of the Financial Covenants and no Event of Default shall have occurred and be continuing; and (C) on or before the Original Redemption Date, the Partnership shall pay to the holders of all the then issued and outstanding Series D Preferred Partnership Units an amount equal to the applicable Extension Distribution in cash. In the event that any of the foregoing requirements set forth in this Section 6(b)(ii) are not satisfied, the Partnership shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series D Preferred Partnership Units, and the Partnership shall redeem all of the Series D Preferred Partnership Units on the Original Redemption Date.

(iii)	If the Original Redemption Date was properly extended to the Fourth-Year Redemption Date, and less than all of the outstanding Series D Preferred Partnership Units have been redeemed by the Fourth-Year Redemption Date, upon the Partnership providing written notice to the holders of the then issued and outstanding Series D Preferred Partnership Units no less than 30 days prior to the Fourth-Year Redemption Date, the Partnership may extend the Fourth-Year Redemption Date for all (but not less than all) of the then issued and outstanding Series D Preferred Partnership Units by 12 months to the fifth anniversary of the Original Issue Date (the “Fifth-Year Redemption Date”); provided, however, that: (A) on or before the Fourth-Year Redemption Date, the Partnership shall cause full cumulative Current Distributions on the Series D Preferred Partnership Units for all past Distribution Periods to have been declared and shall cause such distributions to have been paid in full in cash; (B) as of the Fourth-Year Redemption Date, the General Partner and the Component Entities shall be in compliance with each of the Financial Covenants and no Event of Default shall have occurred and be continuing; and (C) on or before Fourth-Year Redemption Date, the Partnership shall pay to the holders of all the then issued and outstanding Series D Preferred Partnership Units an amount equal to the applicable Extension Distribution in cash. In the event that any of the foregoing requirements set forth in this Section 6(b)(iii) are not satisfied, the Partnership shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series D Preferred Partnership Units, and the Partnership shall redeem all of the Series D Preferred Partnership Units on the Fourth-Year Redemption Date.

(iv)

If the Fourth-Year Redemption Date shall have been properly extended to the Fifth-Year Redemption Date, and less than all of the outstanding Series D Preferred Partnership Units have been redeemed by the Fifth- Year Redemption Date, upon the Partnership providing written notice to the holders of the then issued and outstanding Series D Preferred

Partnership Units no less than 30 days prior to the Fifth-Year Redemption Date, the Partnership may extend the Fifth-Year Redemption Date for all (but not less than all) of the then issued and outstanding Series D Preferred Partnership Units by 12 months to the sixth anniversary of the Original Issue Date (the “Sixth-Year Redemption Date”); provided, however, that, (A) at least 60 days prior to the Fifth-Year Redemption Date, the Partnership shall have delivered a written asset resolution plan, in form and substance reasonably satisfactory to both the iStar Representative and the BREDS Representative, to the holders of the then outstanding Series D Preferred Partnership Units which shall provide for the disposition of Properties (the “Designated Assets”) resulting in Sale Proceeds sufficient to fully redeem all outstanding Series D Preferred Partnership Units for the Redemption Price by the Sixth-Year Redemption Date (the “Asset Disposition Plan”); (B) on or before the Fifth-Year Redemption Date, the Partnership shall pay to the holders of all the then issued and outstanding Series D Preferred Partnership Units an amount equal to the applicable Extension Distribution in cash; and (C) as of the Fifth-Year Redemption Date, the General Partner and the Component Entities shall be in compliance with each of the Financial Covenants and no Event of Default shall have occurred and be continuing. In the event that any of the foregoing requirements set forth in this Section 6(b)(iv) are not satisfied, the Partnership shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series D Preferred Partnership Units, and the Partnership shall redeem all of the Series D Preferred Partnership Units on the Fifth-Year Redemption Date.

(v)

If the Fifth-Year Redemption Date shall have been properly extended to the Sixth-Year Redemption Date, and at least 50% of the aggregate number of Series D Preferred Partnership Units outstanding as of the Fifth-Year Redemption Date shall have been redeemed by the Sixth-Year Redemption Date, upon the Partnership providing written notice to the holders of the then issued and outstanding Series D Preferred Partnership Units no less than 30 days prior to the Sixth-Year Redemption Date, the Partnership may extend the Sixth-Year Redemption Date for all (but not less than all) of the then outstanding Series D Preferred Partnership Units by six months (the “Final Redemption Date”); provided, however, that, (A) the Asset Disposition Plan is updated to provide for the sale of additional Designated Assets resulting in Sale Proceeds sufficient to redeem all remaining outstanding Series D Preferred Partnership Units at the Redemption Price by the Final Redemption Date (and such update is in form and substance reasonably satisfactory to both the iStar Representative and the BREDS Representative); (B) on or before the Sixth-Year Redemption Date, the Partnership shall pay to the holders of all the then issued and outstanding Series D Preferred Partnership Units an amount equal to the applicable Extension Distribution in cash; and (C) as of the Sixth-Year Redemption Date, the General Partner shall be in compliance with the Financial Covenants and no Event of Default shall have occurred and be continuing. In the event that any of the foregoing requirements set forth in this Section 6(b)(v) are not satisfied, the Partnership shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series D Preferred Partnership Units, and the Partnership shall redeem all of the Series D Preferred Partnership Units on the Sixth-Year Redemption Date.

(vi)

The date on which the Series D Preferred Partnership Units are required to be redeemed (i.e., the Final Redemption Date or any other redemption date on which the Partnership no longer has the right to extend such redemption date as a result of a failure to meet the extension requirements set forth in this Section 6(b)) is referred to herein as the “Mandatory Redemption Date.” On the Mandatory Redemption Date, the Partnership shall redeem all of the issued and outstanding Series D Preferred Partnership Units for cash in an amount per unit equal to the Redemption Price calculated as of the Mandatory Redemption Date, and such redemption payment shall be made to the holder on the Mandatory Redemption Date in cash. For the avoidance of doubt, failure to redeem all of the outstanding Series D Preferred Partnership Units on the Mandatory Redemption Date shall result in (i) an increase of the Preferred Distribution Rate from the rate per annum then in effect to 15% per annum (subject to the occurrence of an Event of Default, in which case, the Preferred Distribution Rate shall be 20% per annum), compounded monthly, payable in respect of the Unredeemed Units, and such increased distribution rate shall take effect with respect to the Unredeemed Units effective from and after the Mandatory Redemption Date until such time as all of the outstanding Series D Preferred Partnership Units has been redeemed and paid for in full pursuant to this Section 6(b) and (ii) an increase in the Look-Back Rate from 14.5% per annum, compounded quarterly, to 20.0% per annum, compounded quarterly, and such increased rate shall take effect with respect to the Unredeemed Units effective as of the Original Issue Date, until such time as all of the outstanding Series D Preferred Partnership Units has been redeemed and paid for in full pursuant to this Section 6(b). If on the Mandatory Redemption Date fewer than (i) all of the outstanding Series D Preferred Partnership Units and (ii) all units of other classes or series of Parity Units required to be redeemed on such date may legally be redeemed, the Partnership shall redeem on the Mandatory Redemption Date such number of Series D Preferred Partnership Units and such number of units of other classes or series of Parity Units as may legally be redeemed on such date to the fullest extent permitted by law pro rata (as nearly as may be practicable without creating fractional shares), calculated based on the aggregate Redemption Price payable on the Series D Preferred Partnership Units required to be redeemed on such date pursuant to the terms thereof and the aggregate redemption price payable on the Parity Units required to be redeemed on such date pursuant to the terms of such Parity Units; the remainder of the Series D Preferred Partnership Units shall be deemed to be “Unredeemed

Units” and shall be redeemed as soon as practicable thereafter. Such Unredeemed Units shall continue to accrue preferred cumulative distributions in accordance with the terms hereof up to but excluding the date on which the Partnership pays in full to the holders of such Unredeemed Units in cash the Redemption Price (re-calculated as of such date).

(vii)	Notwithstanding anything else contained herein to the contrary, if as of the Fifth-Year Redemption Date Series D Preferred Partnership Units remain outstanding, then, until all of the Series D Preferred Partnership Units shall have been redeemed for the Redemption Price, in addition to the consent rights of the iStar Representative and the BREDS Representative pursuant to Section 8(b), the iStar Representative and the BREDS Representative shall jointly have approval rights over all major decisions of the Partnership and the Component Entities (other than day-to-day ordinary administrative decisions and decisions with respect to the multifamily property known as Bello Ruscello); provided, that the foregoing shall not apply in the event the Bello Ruscello property is no longer subject to restrictions affecting the ability of the iStar Representative and the BREDS Representative to take over control of such property; provided, further, that if the General Partner amends any documents restricting the ability of the iStar Representative and the BREDS Representative to exercise control over such property, the General Partner shall use commercially reasonable efforts to eliminate any provision prohibiting the ability of the iStar Representative and the BREDS Representative to exercise control over such property and, to the extent successful, the foregoing limitation on the ability of the iStar Representative and the BREDS Representative to control the Bello Ruscello property shall no longer be applicable), including having approval rights over all Capital Transactions.

(c) Optional Redemption. The iStar Representative and the BREDS Representative shall have the right (the “Optional Redemption Right”), which right may be exercised jointly by both Representatives by delivering to the Partnership an Optional Redemption Notice, to require the Partnership to redeem all (but not less than all) of the outstanding Series D Preferred Partnership Units upon the occurrence of any of the following events after the Original Issue Date (each, an “Optional Redemption Event”):

(i)	a Change of Control;

(ii)	the redemption by the Partnership of any Junior Units except to the extent such redemption is permitted without approval of the Series D Unitholders;

(iii)	any breach by the General Partner or Component Entity of Section 8(b) not timely waived by both the iStar Representative and the BREDS Representative in accordance with Section 6(e);

(iv)	in the event that (A) any Key Person becomes incapacitated, deceased or otherwise ceases to be employed by the General Partner or Component Entity for any reason (a “Key Person Event”), and (B) another individual approved by both the iStar Representative and the BREDS Representative at that time, such approval not to be unreasonably withheld, conditioned or delayed, is not appointed by the Board of Directors to fill the vacant position resulting from such Key Person Event within a period of six months after the occurrence of such event (the “Key Person Replacement Period”); provided, however, that if a Key Person Event occurs with respect to any one Key Person and, prior to the replacement of such individual in accordance with clause (B) above, a Key Person Event occurs with respect to the other remaining Key Person, then the Key Person Replacement Period with respect to both such individuals shall end no later than the four month anniversary of the first date on which a Key Person Event occurred or existed with respect to both such individuals;

(v)	in the event that the General Partner or any Component Entity defaults on any Secured Property Debt and such default either (A) cannot be cured within 45 days after such default occurs (or 20 days if the default occurs on any Secured Property Debt relating to more than one Property), (B) is not actually cured within 45 days after such default occurs (or 20 days if the default occurs on any Secured Property Debt relating to more than one Property) or (C) is not waived in writing by the relevant lender;

(vi)	an Event of Default; or

(vii)	a REIT Determination Event.

(d) Optional Redemption Event Notice. No later than ten days following the occurrence of an Optional Redemption Event, the Partnership shall deliver to the holders of record of Series D Preferred Partnership Units at their addresses as they appear on the Partnership’s transfer records a notice of occurrence of the Optional Redemption Event (the “Optional Redemption Event Notice”). Such notice shall state: (i) the events constituting the Optional Redemption Event; (ii) the date on which the Optional Redemption Event occurred; (iii) that, as a result of the Optional Redemption Event, the holders of Series D Preferred Partnership Units may exercise the Optional Redemption Right; and (iv) the procedure set forth below which the holders of Series D Preferred Partnership Units must follow in order to validly exercise the Optional Redemption Right. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the rights of the Representatives to demand the redemption of Series D Preferred Partnership Units in accordance with this Section 6.

(e) Optional Redemption Procedure.

(i)

Exercise. The Optional Redemption Right may be exercised by the iStar Representative and the BREDS Representative by jointly delivering, at any time after the occurrence of an Optional Redemption Event, to the Partnership a notice in writing (an “Optional Redemption Notice”) stating the Representative’s election for the Partnership to redeem Series D Preferred Partnership Units, specifying the clause in Section 6(c) under which the redemption is being exercised. A breach by the Partnership of Section 8(b) will be deemed waived for purposes of Section 6(c)(iii) only if both the iStar Representative and the BREDS Representative explicitly waive in writing such breach prior to delivery of such Optional Redemption Notice. An Optional Redemption Notice may not be withdrawn without the written consent of the General Partner, which consent must be approved by a majority of the members of the Board of Directors (excluding for this purpose each director, if any, who is affiliated (as determined pursuant to the provisions of the Charter) with any holder of the Series D Preferred Partnership Units).

(ii)	Coordination with Parity Stock.

(A)	Promptly, and in any event no later than five days, following any delivery by the Representatives to the Partnership of an Optional Redemption Notice, the General Partner shall deliver to the holders of record of each other class or series of Parity Stock of which any shares are then outstanding a notice of receipt of the Optional Redemption Notice, together with a copy of the Optional Redemption Notice.

(B)	Promptly, and in any event no later than five days, following any exercise by the holder or holders of any other class or series of Parity Stock, pursuant to the terms thereof, of the optional redemption right set forth therein corresponding to the Optional Redemption Right set forth herein (such right, a “Parity Optional Redemption Right” and such exercise, a “Parity Optional Redemption Exercise”), the Partnership shall deliver to the holders of record of Series D Preferred Partnership Units at their addresses as they appear on the Partnership’s transfer records a notice of such Parity Optional Redemption Exercise, together with a copy of the exercise notice received by the Partnership relating thereto.

(C)	In the event of any Parity Optional Redemption Exercise occurring prior to the delivery of the Optional Redemption Notice by the Representatives to the Partnership, the Optional Redemption Period shall be extended, to the extent necessary, so as to provide for a period of at least 10 days following delivery by the Partnership of the notice described in Section 6(e)(ii)(B). For avoidance of doubt, the foregoing provision shall in no event reduce the duration of the Optional Redemption Period.

(iii)

Optional Redemption Date. If, following an Optional Redemption Event, the iStar Representative and the BREDS Representative exercise the Optional Redemption Right in accordance with this Section 6(e), the date of redemption of the Series D Preferred Partnership Units (the “Optional Redemption Date”) shall be the date that is 30 days after the delivery of the Optional Redemption Notice by the iStar Representative and the BREDS Representative to the Partnership; provided, however, that, in the event of any Parity Optional Redemption Exercise occurring prior to the delivery of the Optional Redemption Notice by the Representatives to the Partnership, if the Representatives shall have delivered the Optional Redemption Notice no later than 10 days following delivery by the Partnership of the notice described in Section 6(e)(ii)(B) in respect of the earliest such Parity Optional Redemption Exercise, then the Optional Redemption Date shall be accelerated (but not deferred) to be the same as the date of redemption of the Parity Stock to which such Parity Optional Redemption Exercise relates; provided further, that, subject to the foregoing proviso, the Partnership, by written notice to the Representatives, may in its sole discretion elect to accelerate (but not to defer) the Optional Redemption Date to coincide with the redemption date relating to any Parity Optional Redemption Exercise.

(f) Redemption Payment. For each Series D Preferred Partnership Unit which is to be redeemed pursuant to this Section 6, the Partnership shall, on the applicable Redemption Date therefor or, if such Redemption Date is not a Business Day, on the first Business Day thereafter, pay to the holder thereof in full an amount in cash equal to the Redemption Price calculated as of such Redemption Date unless otherwise set forth in the Optional Redemption Notice, to the same account or accounts that the General Partner pays Current Distributions. Upon payment in full of the Redemption Price in accordance with this Section 6(f), such Series D Preferred Partnership Units shall be deemed to be no longer issued and outstanding. Any Series D Preferred Partnership Units that are required to be redeemed pursuant to this Section 6 and in respect of which the Partnership fails to satisfy its obligation to pay the Redemption Price in full in accordance with this Section 6(f), shall remain issued and outstanding and be deemed to be Unredeemed Units. Such Unredeemed Units shall accrue preferred cumulative distributions in accordance with the terms hereof at a Preferred Distribution Rate of 15% per annum (subject to the occurrence of an Event of Default, in which case, the Preferred Distribution Rate shall be 20% per annum), compounded monthly, up to and excluding the date on which the Partnership satisfies its obligation to pay in full the Redemption Price (re-calculated as of such date). In connection with any redemption of Series D Preferred Partnership Units, each holder of Series D Preferred Partnership Units to be redeemed shall use reasonable efforts to surrender at the time of redemption at the General Partner’s principal office a certificate representing the Series D Preferred Partnership Units such holder is redeeming; provided, however, that the holder’s right to have its Series D Preferred Partnership Units redeemed shall not be contingent upon such holder returning its certificates to the General Partner.

(g) Insufficient Redemption Proceeds. In the event that, in connection with any redemption obligation pursuant to this Section 6, on any Redemption Date the Partnership is unable to satisfy in full (i) its obligations with respect to all Series D Preferred Partnership Units required to be redeemed pursuant to this Section 6 on such Redemption Date, and (ii) the corresponding redemption obligations of the General Partner with respect to shares of Series D Preferred Stock and all shares or other classes or series of Parity Stock required to be redeemed on such Redemption Date pursuant to the terms thereof (which would in turn require the Partnership to redeem the Parity Units issued to the General Partner in connection with its issuance of Parity Stock), then, in each such case, on such Redemption Date, the Partnership shall redeem only such number of Series D Preferred Partnership Units and such number of units of other classes or series of Parity Units that legally may be redeemed on such date, to the fullest extent permitted by law, pro rata (as nearly as practical without creating fractional units), and the holders of the Series D Preferred Partnership Units and the Parity Units shall share ratably the proceeds available for redemption in proportion to the aggregate Redemption Price payable on the Parity Units required to be redeemed on such Redemption Date pursuant to this Section 6 and the aggregate redemption price payable on the Series D Preferred Partnership Units required to be redeemed on such date pursuant to the terms of such Parity Units. Thereafter, as soon as the Partnership is legally permitted to do so under applicable law, the Partnership shall redeem the Unredeemed Units (and the Partnership shall redeem the remaining unredeemed Parity Units required to be redeemed), to the fullest extent permitted by law, pro rata (as nearly as practical without creating any fractional units), calculated as set forth in the immediately preceding sentence, until the Partnership and the General Partner satisfy in full their respective redemption obligations with respect to all such Unredeemed Units and such remaining Parity Units and shares of Parity Stock required to be redeemed.

(h) Restrictions Applicable After a Failure to Redeem. Without limitation to the rights of the holders of Series D Preferred Partnership Units under Section 8(b), upon the occurrence of an Optional Redemption Event and until the date on which all of the Series D Preferred Partnership Units has been redeemed in full in accordance with the terms herein: the General Partner shall, and shall cause its Component Entities to, apply all Net Operating Cash Flow and Sale Proceeds to redeem Series D Preferred Partnership Units at the Redemption Price then in effect; and (ii) the General Partner shall not take any of the following actions, directly or through any Component Entity, unless the corresponding restriction is waived in writing by both the iStar Representative and the BREDS Representative:

(i)	declare or pay distributions on Junior Stock or Junior Units (except as otherwise set forth in Section 8(c), 8(d) or 8(e)) on Parity Stock or Parity Units);

(ii)	redeem any outstanding Junior Stock or Junior Units; (iii) effect any Qualified Contribution Transaction;

(iii)	acquire any real property asset or assets, or any interest therein; (v) sell any real property asset or assets, or any interest therein; or

(iv)	incur or enter into any agreement, contract, commitment or other obligation to incur any Indebtedness, including for the purpose of refinancing existing Indebtedness.

(i) All Series D Preferred Partnership Units redeemed pursuant to this Section 6 or otherwise repurchased or acquired by the Partnership shall be retired and shall not be reissued, and all rights of the holders of such units hereunder shall be deemed to have automatically terminated and be without any further force and effect from and after the date of such redemption.

(j) Subject to the restrictions set forth in Section 8(b), and subject to the Partnership’s compliance with the applicable provisions of this Section 6, the General Partner shall be permitted to redeem any outstanding Parity Stock or Parity Units.

Section 7. Special Redemption by the Partnership.

(a) The Partnership shall have the right (“Special Redemption Right”), at any time, upon written notice (the “Special Redemption Notice”) to the holders of record of Series D Preferred Partnership Units (at their respective addresses as they appear on the transfer records of the Partnership) not less than 30 days prior to a date (which date may be contingent upon certain events as specified in Section 7(e)) specified in such Special Redemption Notice (the “Special Redemption Date”), to redeem all (or such lesser amount pursuant Section 7(e)) of the Series D Preferred Partnership Units then outstanding for cash in an amount per unit equal to the Redemption Price calculated as of the Special Redemption Date (“Special Redemption Proceeds”); provided, that, as a condition to the redemption of the Series D Preferred Partnership Units pursuant to this Section 7, on or before the Special Redemption Date, the General Partner shall cause to be declared and paid in full in cash, with respect to each class or series of Parity Units of which any units are then outstanding and are not to be redeemed on such date, full cumulative distributions on all such units for all past Distribution Periods for such Parity Units to have been declared. Notwithstanding anything to the contrary contained herein, any redemption by the General Partner of less than all of the outstanding Series D Preferred Partnership Units pursuant to this Section 7 shall be pro rata (as nearly as practical without creating any fractional shares) among the Series D Unitholders. The Special Redemption Proceeds shall be paid in full to the holders of Series D Preferred Partnership Units in cash on the Special Redemption Date to the account or accounts Current Distributions are paid.

(b) In addition to any information required by law, the Special Redemption Notice shall state: (i) that the Series D Preferred Partnership Units are being redeemed pursuant to the Special Redemption Right; (ii) the amount of the Special Redemption Proceeds, including the calculation thereof and the per diem rate of interest from the date of the Special Redemption Notice to the Special Redemption Date (or estimated Special Redemption Date with respect to Section 7(e)); (iii) the place or places where the certificates representing Series D Preferred Partnership Units to be redeemed, to the extent the Series D Preferred Partnership Units are certificated, are to be surrendered; (iv) that distributions on the Series D Preferred Partnership Units to be redeemed will cease to accumulate on the Special Redemption Date; and (v) the Special Redemption Date or, with respect to a redemption in connection with an IPO pursuant to Section 7(e), the estimated Special Redemption Date.

(c) Notwithstanding anything to the contrary contained herein, no Series D Preferred Partnership Units (and no Parity Units required to be redeemed by the General Partner on the Special Redemption Date pursuant to the terms thereof) shall be redeemed pursuant to the Special Redemption Right (and, in the case of Parity Units required to be redeemed on the Special Redemption Date, pursuant to the terms thereof) unless all of the Special Redemption Proceeds are paid in full with respect to the Series D Preferred Partnership Units to be redeemed on the Special Redemption Date (and the redemption proceeds due on the Parity Units required to be redeemed on the Special Redemption Date pursuant to the terms thereof are paid in full), including all cumulative distributions payable on all such units and shares shall have been (or contemporaneously are) authorized, declared and paid in full in cash for all past Distribution Periods and for the then current Distribution Period, up to and excluding the Special Redemption Date.

(d) If the Partnership shall so require and the notice shall so state, on or after the Special Redemption Date, each holder of Series D Preferred Partnership Units to be redeemed shall present and surrender the certificates representing such holder’s Series D Preferred Partnership Units, to the Partnership at the place designated in the Special Redemption Notice and thereupon the Special Redemption Proceeds of such units (including all accrued and unpaid distributions to, but not including, the Special Redemption Date) shall be paid to or on the order of the Person whose name appears on the unit transfer records of the Partnership as the record holder thereof and each surrendered certificate shall be cancelled.

(e) Notwithstanding anything else contained herein to the contrary, on or prior to the consummation of an IPO, the Partnership shall be obligated to exercise the Special Redemption Right to cause the redemption of not less than 50% of the Series D Preferred Partnership Units then outstanding. In connection with any contemplated IPO, the Partnership shall have the right to make the effectiveness of its Special Redemption Notice contingent upon the consummation of the IPO, in which event the Special Redemption Date shall be the date the General Partner receives funds in cash and in full with respect to the shares of Capital Stock that are subject to the IPO. Neither the foregoing obligation of the Partnership to exercise the Special Redemption Right nor any exercise of the Special Redemption Right shall alter or affect the General Partner’s right to abandon any contemplated IPO, and any such conditional exercise shall be null and void upon such abandonment. If an IPO shall not have been consummated within 90 days after delivery of the conditional Special Redemption Notice relating thereto, such conditional Special Redemption Notice shall thereupon be null and void; provided, however, that nothing herein shall relieve the Partnership from its obligation to again exercise the Special Redemption Right pursuant to the first sentence of this Section 7(e).

(f) All Series D Preferred Partnership Units redeemed or repurchased pursuant to this Section 7 shall be retired and shall be restored to the status of authorized but unissued Partnership Units, without designation as to series or class, and all rights of the holders of such units hereunder shall be deemed to have automatically terminated and be without any further force and effect from and after the date of such redemption.

Section 8. Voting Rights and Distributions.

(a) General. Except as provided by law or as set forth in this Designation of Series D Preferred Partnership Units, holders of Series D Preferred Partnership Units shall have no voting rights.

(b) Protective Provisions. Notwithstanding anything herein to the contrary, so long as any Series D Preferred Partnership Units remain outstanding, the General Partner shall not, and shall cause any Component Entity not to, without the prior written consent of both the iStar Representative and the BREDS Representative:

(i)	(A) other than the issuance of up to $60,000,000, in the aggregate, in Series D Preferred Partnership Units or Parity Units to BREDS and/or its Affiliates, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock, Senior Units, Parity Stock or Parity Units Stock, or reclassify any authorized shares of Capital Stock into Senior Stock or Parity Stock or authorized Partnership Units into Senior Units or Parity Units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Stock, Senior Units, Parity Stock or Parity Units; (B) issue shares of Series D Preferred Stock, Series D Preferred Partnership Units, Parity Stock and Parity Units to any Person, including, iStar, BREDS or their respective Affiliates and except as is otherwise contemplated by the Securities Purchase Agreement or (C) authorize, create or issue any class of Junior Stock or Junior Units that gives the holders thereof the right to participate in, interfere with or restrict the management or operations of the General Partner or the Component Entities (including, the right to designate a director) or prohibits the holders of the Series D Preferred Partnership Units or Series D Preferred Stock from exercising their rights and remedies hereunder;

(ii)	amend, alter or repeal any provisions of the terms of the Series D Preferred Partnership Units as set forth herein (the “Series D Preferred Terms”) or the terms of any other Transaction Document, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise;

(iii)

amend, alter or repeal the provisions of the Charter or the bylaws of the General Partner or the certificate of limited partnership or the agreement of limited partnership of the Partnership whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, other than such changes as may be required to effectuate the issuance of Junior Stock otherwise permitted by the Series D Articles Supplementary, which would not alter or modify the terms of the Series D Preferred Stock, as set forth in the Transaction Documents, in any manner, or Parity Stock specifically permitted by Section 8(b)(i); provided, further, that prior to effecting any such change in reliance thereon, the General Partner (A) no later than 10 Business Days before effecting any such change and issuing such Junior Stock, shall have provided a reasonable description of the particulars of the change together with a draft of the proposed amendment to the iStar Representative and the BREDS Representative, and (B) if requested by the iStar Representative or the BREDS Representative within five Business Days after receipt of such notice, the General Partner shall refrain from effecting such change until any questions or concerns raised by the iStar Representative and the BREDS Representative have been resolved to their respective reasonable satisfaction); notwithstanding the foregoing, in no event shall the Partnership amend its bylaws to grant a director, other than a Preferred Stock Director, more than one vote on any matter presented to the Board of Directors or increase the size of the Board of Directors to a number of members greater than 11;

(iv)	amend, alter or repeal the provisions of the charter or the bylaws or other governing instrument or constitutional document of any Component Entity (other than the Partnership), whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to adversely affect any right, preference, privilege, obligation or voting power of the Series D Preferred Partnership Units or the Series D Preferred Stock or holders of the foregoing;

(v)

incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, any Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness and any accordion feature with respect to any Indebtedness), whether with respect to any Existing Property or otherwise, but excluding, for the purposes of this Section 8(c)(v), any Indebtedness with respect to any Future Property); provided, that the incurrence of Indebtedness shall be allowed if (A) the aggregate Indebtedness of the General Partner and all Component Entities at no time shall exceed the amount of such aggregate Indebtedness (measured in dollars) as of the Original Issue Date as set forth in the Schedule B attached to the Securities Purchase Agreement at the time of such determination, (B) if (x) the aggregate Indebtedness of the General Partner and all Component Entities with respect to any one Existing Property at no time shall exceed the greater of (1) the amount of such aggregate Indebtedness (measured in dollars) with respect to such Property as of the Original Issue Date and (2) 70% of the value of such Property, in each case, at the time of such determination (C) the Indebtedness would not result in a breach of any Financial Covenant and (D) such Indebtedness does not restrict or adversely affect any of the rights of the Series D Unitholders, the Series D Preferred Stockholders and/or the Series D Preferred Partnership Units or Series D Preferred Stock, or otherwise prevent the Series D Unitholders or the Series D Preferred Stockholders from exercising their rights, under any Transaction Document in any manner (including, without limitation, in connection with “event of default,” “change of control” or lock-out restrictions with respect to such Indebtedness; provided, however, that, for the purpose of this clause (D), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series D Unitholders and/or the Series D Preferred Partnership Units, or otherwise prevent the Series D Unitholders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts for the Properties known as

‘Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series D Unitholders and/or the Series D Preferred Stockholders);

(vi)	incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness) with respect to any Future Property (including, without limitation, any such Future Property acquired pursuant to a Qualified Contribution Transaction), except (A) that with respect to and solely for the purposes of closing the acquisition of the Future Properties set forth on Schedule B attached to the Securities Purchase Agreement, Indebtedness up to the amount set forth on such Schedule B for such Future Properties may be incurred without requiring the prior approval of the Representatives; provided, however, that nothing contained herein shall permit such Indebtedness to be excluded from the calculations of Indebtedness for purposes of clauses (B)(x)-(z) below following the closing of the acquisition for such Future Properties (including any refinancing of such Indebtedness) and provided, further that clause B(w) below shall also apply to any refinancing of such Indebtedness) or (B) that to the extent such Indebtedness would not (w) exceed 60% (or such greater percentage, up to 70%, as the Board of Directors may approve) of the purchase price (including closing costs and expenses) of such Future Property, (x) cause the General Partner or any Component Entity to be unable to comply with any Financial Covenant, (y) restrict or adversely affect any of the rights or remedies of the Series D Unitholders, the Series D Preferred Stockholders and/or the Series D Preferred Partnership Units or Series D Preferred Stock, or otherwise prevent the Series D Unitholders or Series D Preferred Stockholders from exercising their rights, under any Transaction Document in any manner (including, without limitation, in connection with “event of default,” “change of control” or lock-out restrictions with respect to such Indebtedness; provided, however, that, for the purpose of this clause (y), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series D Unitholders and/or the Series D Preferred Partnership Units, or otherwise prevent the Series D Unitholders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts for the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series D Unitholders and/or the Series D Preferred Stockholders) or (z) allow for any recourse against the General Partner or any Component Entity other than the entity incurring the Indebtedness (other than for customary covenant matters such as fraud, misappropriation and environmental matters and other than the Indebtedness under the Senior Credit Facility);

(vii)	fail to satisfy any of the following financial covenants (each a “Financial Covenant” and collectively, the “Financial Covenants”), tested as of (1) in the case of the Financial Covenants set forth in Section 8(b)(vii)(A) – (C), the end of each fiscal quarter beginning with the fiscal quarter ending March 31, 2014 and (2) in the case of the Financial Covenant set forth in Section 8(b)(vii)(D), December 31, 2013:

(A)	a Maximum Senior Loan LTV Ratio not exceeding 70%, calculated using the Applicable Capitalization Rate (the “LTV Formula”);

(B)	a Minimum Senior Loan Debt Yield of 8.75%;

(C)	a Maximum Preferred Equity Investment LTV not exceeding 80% (calculated using the LTV Formula); or

(D)	65 million Common Units (excluding any Common Units held by the General Partner) and shares of Common Equity, in each case, outstanding in the aggregate.

(viii)	engage in any transaction between the General Partner or any Component Entity, on the one hand, and any Affiliate (including iStar, BREDS or their Affiliates for the purpose of this Section 8(c)(viii)) of the General Partner or such Component Entity, on the other hand (such a transaction, an “Affiliate Transaction”), other than (A) any Qualified Contribution Transaction (but only to the extent that in respect of any such Qualified Contribution Transaction (1) one or more members of the Board of Directors nominated by each of the iStar Representative and the BREDS Representative were either (x) present at all meetings of the Board of Directors during which such Qualified Contribution Transaction was considered or (y) were appointed to the committee of the Board of Directors charged with evaluating Affiliate Transactions, and were present at all committee meetings during which such Qualified Contribution Transaction was considered; (2) the General Partner receives an appraisal with respect to such Qualified Contribution Transaction, prior to its consummation, from a third-party appraiser selected by the General Partner and reasonably acceptable to both the iStar Representative and the BREDS Representative; and (3) the prior written consent of the iStar Representative and the BREDS Representative would not have been required if such Qualified Contribution Transaction was not an Affiliate Transaction, either pursuant to the Series D Preferred Terms or under applicable law) and (B) any property management agreement between the General Partner and any Component Entity that is a “taxable REIT subsidiary” (as defined in Section 856(l) of the Code);

(ix)	enter into any transaction or take any corporate action which could reasonably be expected to result in, or suffer to exist, a Change of Control;

(x)	take any corporate action in the furtherance of, or suffer to exist, any of the following:

(A)	the commencement by the General Partner or any Component Entity of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(B)	the consent by the General Partner or any Component Entity to the entry of a decree or order for relief in respect of the General Partner or such Component Entity in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

(C)	the filing of a petition or answer or consent by the General Partner or a Component Entity seeking reorganization or relief under any applicable federal or state law;

(D)	the General Partner or any Component Entity:

(1)	consenting to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the General Partner or such Component Entity or of any substantial part of its property;

(2)	making an assignment for the benefit of creditors; or

(3)	admitting in writing its inability to pay its debts generally as they become due.

(xi)	fail to maintain the Required Reserves;

(xii)	declare or pay distributions on Junior Stock or Junior Units;

(xiii)	redeem, purchase, subscribe for or otherwise acquire any outstanding Capital Stock, Common Units or preferred units issued by the Partnership except for (A) in the case of Common Units, by conversion into or exchange for other shares of any class or series of Junior Stock; (B) in the case of Series D Preferred Partnership Units, in accordance with Section 6 or Section 7 hereof; and (C) the redemption on the Original Issue Date of the outstanding shares of the General Partner’s 9.75% Series B Cumulative Non Convertible Preferred Stock, par value $0.01 per share, and 9.75% Series A Cumulative Non Convertible Preferred Stock, par value $0.01 per share;

(xiv)	expend or incur any amount during a fiscal year in excess of the Permitted Budget Variance;

(xv)	enter into, amend, modify or terminate any Material Contract (provided, that upon the General Partner requesting approval from the iStar Representative and BREDS Representative to enter into, amend, modify or terminate a Material Contract, the iStar Representative and BREDS Representative shall respond to the General Partner’s request for approval within ten Business Days and the failure of both Representatives to respond shall be deemed approval by the iStar Representative and the BREDS Representative; provided, further, that the if the iStar Representative or BREDS Representative notify the General Partner within such ten Business Day period of its need for additional time to evaluate the Material Contract, the iStar Representative or BREDS Representative shall have such additional time to review as is reasonably necessary);

(xvi)	enter into or allow any Component Entity to enter into any Tax Protection Agreement or amend any Tax Protection Agreement unless such agreement or amendment subordinates all rights to payment thereunder by a Component Entity to the rights of the holders of the Series D Preferred Stock and the holders of the Series D Preferred Partnership Units and is otherwise reasonably acceptable to the iStar Representative and the BREDS Representative;

(xvii)	appoint or replace a Key Person;

(xviii)	incur any portfolio or asset-level Indebtedness that would cause the failure of any Financial Covenant or of the terms of Section 8(b)(v) or Section 8(b)(vi);

(xix)	take any action, grant any consent, waive any rights or make any election in its capacity as a holder of Series D Preferred Partnership Units;

(xx)	sell or dispose of any asset (whether directly or indirectly) held by the General Partner or by any Component Entity; provided, however, that (A) any sale pursuant to an Asset Disposition Plan approved by the iStar Representative and the BREDS Representative in accordance with Section 6(b), (B) any sale effected as a single transaction or a series of related transactions to a third party and its Affiliates for less than $25,000,000 (provided, that 100% of the Sale Proceeds therefrom are distributed to the Series D Unitholders) or (C) the sale of the Baypoint Property (provided, that 100% of the Sale Proceeds are used to finance acquisitions of the Collin Creek property and the Spring Creek property), shall be permitted without the prior written consent of the iStar Representative or the BREDS Representative pursuant to this Section 8(b)(xx);

(xxi)	amend an Approved Budget or otherwise fail to comply with the provisions of Section 8(f);

(xxii)	enter into or conduct any business (whether directly or indirectly), other than (A) the ownership, acquisition and disposition of interests in the Partnership; (B) the management of the business of the Partnership; (C) the operation of the General Partner as a reporting company with a class of securities registered under the Exchange Act; (D) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests; (E) the financing or refinancing of any type related to the Partnership or its assets or activities; (F) any of the foregoing activities as they relate to a subsidiary of the Partnership; and (G) such activities as are incidental thereto;

(xxiii)	enter into any property management agreement for Properties acquired by the General Partner or any of its Component Entities, unless such agreements are (A) subject to a subordination agreement, (B) in form and substance reasonably acceptable to the iStar Representative and the BREDS Representative, in favor of the iStar Group Holders and the BREDS Group Holder and (C) shall allow the iStar Representative and the BREDS Representative, subject to the rights of applicable senior lenders, to terminate and/or enforce such subordination agreement upon an Event of Default;

(xxiv)	issue any shares of Common Stock for a price per share that is less than $8.15 or issue any shares of Junior Stock or Junior Units other than Common Stock at a price per share that is less than a price per share that is economically equivalent to $8.15 for a share of Common Stock after taking into account any adjustments to such price as a result of the rights, obligations and terms of such Junior Stock or Junior Units (as determined by a majority of the independent directors of the Board of Directors);

(xxv)	declare, make or pay any dividend or other distribution other than in cash or securities of the General Partner to the extent not permitted herein;

(xxvi)	replace the auditor of the General Partner or of any Component Entity with any auditor other than Ernst & Young, PriceWaterhouseCoopers, Deloitte & Touche or KPMG;

(xxvii)

enter into or amend any contract, agreement, arrangement or binding obligation (including, without limitation, any joint venture agreement or agreement relating to Indebtedness) which would otherwise restrict the ability of the Series D Unitholders to exercise their rights under any Transaction Document (provided, however, that, for the purpose of this clause, a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series D Unitholders and/or the Series D Preferred Partnership Units, or otherwise prevent the Series D Unitholders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts for the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series D Unitholders and/or the Representatives);

(xxviii)	effect any recapitalization, reorganization, combination, reclassification, stock-split, reverse stock-split or other similar transaction with respect to any Capital Stock or units or equity interests of the Partnership;

(xxix)	form any new committee of the Board of Directors unless a Preferred Stock Director (as defined in the Series D Articles Supplementary) is appointed to such committee;

(xxx)	grant any class of Junior Units a right to elect or designate a director that is specific to the holders of such class of Junior Units;

(xxxi)	opt into Section 3-803, Section 3-804 or Section 3-805 of the Maryland General Corporation Law; or

(xxxii)	take any action indirectly, whether through the Partnership, any other Component Entity or otherwise, which, if taken directly by the General Partner, would be prohibited by this Section 8(b).

(c) Distributions of Net Operating Cash Flow. Except as otherwise provided in Section 8(f), the General Partner shall cause the Partnership to distribute or use, and shall cause its Component Entities to distribute or use, all Net Operating Cash Flow as follows:

(i)	first, to pay all Miscellaneous Amounts to Series D Unitholders;

(ii)	second, to pay all accrued and unpaid Current Distributions on the Series D Preferred Partnership Units and any accrued and unpaid distributions on Parity Units (to the extent required by the terms thereof) for all past Distribution Periods;

(iii)	third, to pay all Current Distributions on the Series D Preferred Partnership Units and any Current Distributions on the Parity Units (to the extent required by the terms thereof) for the current Distribution Period;

(iv)	fourth, to pay distributions to the holders of Common Units in an annual amount up to $0.30 per outstanding Common Unit;

(v)	fifth, to the extent necessary for the General Partner to maintain its qualification as a REIT under the Code, to pay additional PIK Distributions on the Series D Preferred Partnership Units and any other similar amount with respect to Parity Units (to the extent required by the terms thereof);

(vi)	sixth, to the extent that the General Partner has exhausted any available credit facility entered into in accordance with the Series D Preferred Terms, up to $10,000,000 per annum to fund a working capital reserve (the “General Reserve Account”, and any funds deposited into the General Reserve Account pursuant to this clause (vi) being referred to herein as the “General Reserve Funds”), which General Reserve Funds will be held and applied in accordance with Section 30 of this Agreement;

(vii)	seventh, to the extent not already distributed pursuant to Section 8(c)(iv), to pay PIK Distributions to the holders of Series D Preferred Partnership Units and to pay any other similar amount with respect to Parity Units (to the extent required by the terms thereof); and

(viii)	thereafter, to be distributed to the holders of Common Units or to be retained by the Partnership.

(d) Distributions of Sale Proceeds. Except as otherwise provided in Section 8(f) and Section 8(i), the General Partner shall distribute, or use, and shall cause its Component Entities to distribute or use, all Sale Proceeds as follows:

(i)	first, to pay all Miscellaneous Amounts to Series D Unitholders;

(ii)	second, to redeem Series D Preferred Partnership Units for the Redemption Price then in effect and, to the extent necessary, Parity Units (for its applicable redemption price) pro rata in accordance with Section 6; and

(iii)	thereafter, to be distributed to the holders of Common Units or to be retained by the Partnership.

(e) Allocation of Net Operating Cash Flow and Sale Proceeds During Noncompliance and Event of Default or After the Fifth-Year Redemption Date. In addition to any other rights and remedies available to the holders of the Series D Preferred Partnership Units, notwithstanding anything else contained herein to the contrary, (i) during any period that the General Partner or a Component Entity fails to comply with one or more of the protective provisions set forth in Section 8(b) or (ii) upon the occurrence and continuation of an Event of Default, in each case, all Net Operating Cash Flow and Sale Proceeds shall, except as provided in Section 8(i) be applied by the Partnership first to pay all Miscellaneous Amounts to Series D Unitholders and thereafter to redeem Series D Preferred Partnership Units at the Redemption Price (then in effect) and Parity Units (for its applicable redemption price) pro rata in accordance with Section 6, until such time that the iStar Representative and the BREDS Representative acknowledge in writing that the failure to comply or Event of Default has been remedied in full;

provided, that in the case of noncompliance with any Financial Covenant, the application of Net Operating Cash Flow to redeem outstanding Series D Preferred Partnership Units at the Redemption Price pursuant to this Section 8(e) shall commence upon the date of such noncompliance and shall continue until such time that the iStar Representative and the BREDS Representative acknowledge in writing that (A) the General Partner has remedied such noncompliance in full and (B) has thereafter remained in compliance with all Financial Covenants for one full calendar quarter. In addition to the above, if after the Fifth-Year Redemption Date less than all outstanding Series D Preferred Partnership Units have been redeemed, then, until all of the Series D Preferred Partnership Units shall have been redeemed for the Redemption Price, all Sale Proceeds and Net Operating Cash Flow shall be applied by the Partnership to redeem Series D Preferred Partnership Units at the Redemption Price (it being agreed that, for purposes of this sentence, “Net Operating Cash Flow” shall not include the payment of any contractual obligations of the General Partner or the Component Entities under contracts entered into in accordance with the definitive transaction documents in connection with a Capital Transaction pursuant to the approved Asset Disposition Plan).

(f) Approval of Annual Budget. Not later than November 30 of each fiscal year, the General Partner shall deliver to the iStar Representative and the BREDS Representative a copy of the proposed budget for the General Partner and its Component Entities for the next succeeding fiscal year, including estimated operating costs, capital expenditures, material Indebtedness proposed to be incurred, estimated Required Reserves, material asset dispositions and acquisitions and other material transactions. The General Partner will promptly respond to any questions from the holders of the Series D Preferred Partnership Units with regard to the proposed budget. The iStar Representative and the BREDS Representative will have 15 Business Days from the date of their receipt of the draft budget to approve such draft budget, in their reasonable discretion, by the written consent of both the iStar Representative and the BREDS Representative. Failure to deliver such written consent within the period specified above shall be deemed a rejection of such draft budget. If the budget is approved, it will be the Approved Budget for the next succeeding fiscal year. If the budget is rejected, the General Partner, the iStar Representative and the BREDS Representative will work in good faith to resolve the objections, but until such objections are resolved, the General Partner shall continue to operate in accordance with the Approved Budget then in effect for the prior fiscal year and such budget shall remain the Approved Budget for all purposes hereunder; provided, however, that the General Partner shall be authorized to continue to operate in the ordinary course and meet its contractual obligations as they come due, subject to the provisions of Section 8(b).

(g) Independent REIT Review. Upon receipt of a joint written notice (the “Initial Qualification Notice”) from both the iStar Representative and the BREDS Representative that, based on the advice of an independent accounting or law firm (the “First Investors’ Independent Advisor”) selected by such Representatives, the General Partner is likely to fail to qualify, or does not qualify, as a REIT under the Code, the General Partner and its independent accounting or law firm (the “General Partner’s Independent Advisor”) and the First Investors’ Independent Advisor shall consult with each other in good faith regarding the advice of the First Investors’ Independent Advisor and the basis therefor and receive and discuss any position of the General Partner and the General Partner’s Independent Advisor to the contrary, for a period of not less than 10 Business Days after the date of the Initial Qualification Notice (as the same may be extended by the agreement of the General Partner and the Representatives, the “REIT

Consultation Period”). If at the end of the REIT Consultation Period, or sooner upon the mutual agreement of the General Partner’s Independent Advisor and the First Investors’ Independent Advisor, the General Partner’s Independent Advisor agrees with the First Investors’ Independent Advisor, the General Partner shall notify the holders of the Series D Preferred Partnership Units in writing promptly, and in no event later than five Business Days after the expiration of the REIT Consultation Period (or the earlier date upon mutual agreement of the General Partner’s Independent Advisor and the First Investors’ Independent Advisor), that a REIT Determination Event has occurred. If, on the other hand, the General Partner’s Independent Advisor disagrees with the First Investors’ Independent Advisor on whether the General Partner is likely to fail, or fails, to qualify as a REIT, the General Partner and the Representatives shall jointly retain Deloitte & Touche LLP to provide an independent determination of the matter; provided, however, that if Deloitte & Touche LLP is then serving as the independent auditor for any of the General Partner or the Representatives or refuses the assignment, then the General Partner and the Representatives shall instead jointly retain KPMG LLP; provided, however, that if KPMG LLP is then serving as the independent auditor for any of the General Partner or the Representatives or refuses the assignment, the General Partner and the Representatives shall mutually agree on a new independent law or accounting firm (Deloitte & Touche LLP, KPMG LLP or such new independent law or accounting firm, the “Second Independent Advisor”) within 30 days after the end of the REIT Consultation Period to make a final determination on the matter, and if they are unable to agree on such new firm within such 30-day period, the Second Independent Advisor shall be an independent law or accounting firm experienced in REIT tax matters selected by the Representatives within 10 days after the end of such 30-day period. The Second Independent Advisor shall render a final decision within 30 days after being retained for such purpose and the decision of the Second Independent Advisor shall be final, binding and conclusive on the General Partner and the holders of the Series D Preferred Partnership Units for all purposes. The General Partner shall, and shall cause its tax advisors to, and the holders of the Series D Preferred Partnership Units shall, and shall cause their tax advisors to, cooperate with each other during the course of the Independent REIT Review and provide each other with such documents supporting their respective positions as are reasonably requested. All costs, fees and expenses incurred by the Representatives, the holders of Series D Preferred Partnership Units, the General Partner, the First Investor’s Independent Advisor, the General Partner’s Independent Advisor, the Second Independent Advisor or any other officers, directors, equityholders, employees, advisors (including lawyers) or other agents and representatives in connection with this Section 8(g) shall be borne solely by the General Partner, if it is determined that a REIT Determination Event has occurred, and one-half by the General Partner, on the one hand, and one-half, pro rata, by the iStar Representative and the BREDS Representative, pro rata, on the other hand, if it is determined that no REIT Determination Event shall have occurred. For purposes of this Section 8(g), whether the General Partner fails or is likely to fail to qualify as a REIT shall be determined without any mitigation provisions available to the General Partner under the Code (e.g., the ability of the General Partner to retain its status as a REIT upon the payment of tax) unless (i) the amount of any penalty or interest required to be paid to the benefit from such savings or mitigation provision is included in the aggregate of all of the line item variances as set forth in the definition of “Permitted Budget Variance” and does not and could not reasonably be expected to cause the aggregate of all line item variances to exceed 10% of the total expenses in the Approved Budget; and (ii) the General Partner’s tax counsel has issued an opinion to the General Partner stating that the General Partner satisfies any reasonable cause requirement of such savings or mitigation provision, and such opinion does not rely upon a representation that the General Partner acted with “ordinary care and business prudence” but shall instead rely upon representations regarding the facts specific to any issues requiring such savings or mitigation provision.

(h) Exclusive Voting Rights. The holders of Series D Preferred Partnership Units shall have the exclusive voting rights on any amendment to the Charter (including the Series D Preferred Terms set forth therein) that would only alter the contract rights of the Series D Preferred Partnership Units and no holders of any other class or series of Capital Stock shall be entitled to vote thereon.

(i) Distribution Requirement. Notwithstanding anything in Section 8(d) to the contrary, if taking into account the entire amount of anticipated distributions of Sale Proceeds pursuant to such Section, the General Partner has determined that it would be unable to satisfy the distribution requirement of Section 857(a)(1)(A)(i) of the Code (the “Distribution Requirement”) with respect to the year of such distribution (taking into account all anticipated distributions with respect to such year, including distributions expected to be made in the following year and treated as distributions made with respect to such year), then prior to entering into an agreement to consummate the Capital Transaction giving rise to such Sale Proceeds, the General Partner shall present to the iStar Representative and the BREDS Representative a written pro forma analysis of the taxable income to be allocated to the General Partner arising from such Capital Transaction and the manner in which the General Partner has determined the related Sale Proceeds distributable to the General Partner would be required to be distributed to the General Partner’s shareholders in order to satisfy the Distribution Requirement (the “Section 8(i) Notice”). If that plan shows less than 100% of the Sale Proceeds otherwise payable to the Series D Unitholders as required by Section 8(d) being distributed to the holders of the Series D Preferred Stock and holders of the Series D Preferred Partnership Units, then the General Partner agrees to take any action that such iStar Representative and the BREDS Representative, by unanimous written consent, require the General Partner to take in order to minimize the impact of any reduction in distributions to the holders of the Series D Preferred Stock and the holders of the Series D Preferred Partnership Units, provided that the General Partner or the iStar Representative and the BREDS Representative are able to procure an opinion from a nationally recognized U.S. federal income tax counsel that such action will not prevent the General Partner from qualifying as a REIT, which opinion (if not provided by the General Partner’s tax counsel) will provide that it may be relied upon by the General Partner’s tax counsel for purposes of issuing opinions on the General Partner’s qualification as a REIT. Any Capital Transaction giving rise to a distribution of less than 100% of Sale Proceeds to the holders of Series D Preferred Stock and the holders of Series D Preferred Partnership Units pursuant to Section 8(j) of the Series D Articles Supplementary and this Section 8(i) (and any agreement to enter into any such Capital Transaction) will be conditioned on the unanimous written approval of the iStar Representative and the BREDS Representative and, if requested by unanimous written consent of the iStar Representative and the BREDS Representative, the written agreement by the General Partner to take all steps specified by such Representatives in their sole discretion to minimize distributions to the holders of Common Equity and minimize the reduction in amounts otherwise distributable to the Series D Unitholders and holders of Series D Preferred Stock, including but not limited to by paying the maximum amount payable on the Series D Unitholders and holders of Series D Preferred Stock to the extent the General Partner would be entitled to a distributions paid deduction for such amount, paying corporate-level tax on the gain and paying a cash-stock election distribution utilizing the least amount of cash possible. If after applying the foregoing principles and complying with any requirements imposed by the iStar Representative and the BREDS Representative and any agreement between such Representatives and the General Partner, Sale Proceeds are generated and there remains an amount of Sale Proceeds to be distributed to holders of Common Equity, the General Partner may make a distribution thereof to holders of Common Equity, but only to the extent provided in the unanimous consent of the iStar Representative and the BREDS Representative and, if applicable, such agreement with the General Partner, and not in excess of the minimum amount required to satisfy the Distribution Requirement consistent with the Section 8(i) Notice. The General Partner shall cause any such proceeds paid to holders of Common Equity to be treated as having been distributed by the Partnership to the General Partner with respect to the Common Units and not with respect to the Series D Preferred Partnership Units. Any Sale Proceeds so treated as paid with respect to Common Units in lieu of holders of Series D Preferred Partnership Units by reason of this Section 8(i) will accrue a return at the rate otherwise in effect with respect to unpaid amounts at the time such payment would have been made, plus the Default Rate, and such amount shall be deemed an additional accruing distribution with respect to the then-outstanding shares of Series D Preferred Partnership Units, and will be paid pari passu with the payment of PIK Distributions. Neither the iStar Representative, the BREDS Representative, nor any holder of Series D Preferred Partnership Units or Series D Preferred Stock shall have any liability to the General Partner or any other Person by acting or failing to act pursuant to this Section 8(i). The inability of the General Partner to enter into or effectuate a Capital Transaction by reason of this Section 8(i) shall not adversely affect the rights and remedies otherwise available to the holders of the Series D Preferred Partnership Units. This Section 8(i) shall not apply at any time during which Section 8(e) is in effect.

(j) Notwithstanding anything in Section 8(e) to the contrary, the iStar Representative and the BREDS Representative, by unanimous written consent in their sole and absolute discretion, may permit Net Operating Cash Flow and Sale Proceeds to be paid to the General Partner with respect to Common Units and by the General Partner to holders of the Common Equity pursuant to Section 8(k) of the Series D Articles Supplementary, in lieu of holders of Series D Preferred Partnership Units during any period in which Section 8(e) is applicable. Any payments to holders of Common Equity under this Section 8(j) shall be treated in the same manner as payments to holders of Common Equity under Section 8(i), including, without limitation, with respect to the treatment of the related distribution from the Partnership and applicability of the Default Rate. In the event the iStar Representative or the BREDS Representative elects not to permit distributions to be paid to the holders of Common Equity following a request by the General Partner under this Section 8(j) and, solely as a result thereof, the General Partner breaches a representation to or covenant with the holders of Series D Preferred Partnership Units regarding the qualification of the General Partner as a REIT by reason of failing to satisfy the Distribution Requirement, the General Partner shall have no liability to the iStar Representative, the BREDS Representative or the holders of the Series D Preferred Partnership Units by reason of such breach; provided, however, that this sentence shall not apply unless (i) the General Partner has on a timely basis presented to the iStar Representative and the BREDS Representative all commercially reasonable means, including those described in Section 8(i), to maximize the distributions to the holders of Series D Preferred Partnership Units and Series D Preferred Stock, and (ii) the General Partner utilized such means presented by the General Partner and selected by unanimous written consent of the iStar Representative and the BREDS Representative (or such other commercially reasonable means requested by unanimous written consent of such representatives to maximize the distributions to the holders of Series D Preferred Partnership Units) as a condition to their permitting a distribution under this Section 8(j), if any. Except as described in the immediately preceding sentence, the failure of the iStar Representative or the BREDS Representative to permit a distribution as provided in this Section 8(j) shall not adversely affect the rights and remedies otherwise available to the holders of the Series D Preferred Partnership Units. Neither the iStar Representative, the BREDS Representative, nor any holder of Series D Preferred Partnership Units or Series D Preferred Stock shall have any liability to the General Partner or any other Person by acting or failing to act pursuant to this Section 8(j).

(k) If Section 8(i) or Section 8(j) (or Section 8(j) or Section 8(k) of the Series D Articles Supplementary) results in a reduction in amounts otherwise distributable to the Series D Unitholders, at the request of the Series D Unitholders, the General Partner shall within 15 days of such distribution to holders of Common Equity undertake an offering of Common Stock having an aggregate issuance price of no less than the amount of such reduction, such issuance to be completed no less than 45 days of such distribution to holders of Common Equity.

Section 9. Series D Representatives.

(a) iStar Representative.

(i)

For so long as iStar Financial Inc. (“iStar”) or one of its controlled Affiliates owns shares of Series D Preferred Stock or Series D Preferred Partnership Units, iStar shall hereby be designated as the “iStar Representative.” Each initial and subsequent transferee of shares of Series D Preferred Stock or Series D Preferred Partnership Units originally held by iStar (the “iStar Group Shares” and the holders thereof the “iStar Group Holders”) shall, without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership, be deemed to have approved the designation of iStar as the “iStar Representative,” and without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership, the “iStar Representative” is hereby appointed as agent and attorney-in-fact for each iStar Group Holder, for and on behalf of each iStar Group Holder, to (i) receive any request from the General Partner or the Partnership for a consent, waiver or approval under this Designation of Series D Preferred Partnership Units or the Series D Articles Supplementary from the iStar Group Holders; (ii) deliver to the General Partner and the Partnership any instrument evidencing such iStar Group Holder’s assent to a request of the General Partner or the Partnership described in subclause (i); and (iii) to take other actions required to be taken by the Representatives under this Designation of Series D Preferred Partnership Units or the Series D Articles Supplementary. Each iStar Group Holder hereby agrees to receive correspondence from the iStar Representative, including in electronic form. In iStar’s sole discretion,

iStar may designate a new “iStar Representative” by delivering written notice of such designation to the General Partner and the BREDS Representative and, upon receipt of such written notice and an acknowledgment from such Person of its desire to serve as the “iStar Representative,” such Person shall automatically be appointed the “iStar Representative” without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership.

(ii)	The iStar Representative shall incur no liability to the General Partner, the Partnership, the iStar Group Holders or any other stockholder of the General Partner or partner of the Partnership with respect to any act or omission of the iStar Representative, or any action taken or suffered in reliance upon any notice, direction, instruction, consent, statement or other document believed by the iStar Representative to be genuine and to have been signed by the proper Person; and the iStar Representative shall have no responsibility to determine the authenticity of any such document or signature. In all questions arising in respect of its actions or omissions, the iStar Representative may rely on the advice of counsel, and the iStar Representative shall not be liable to the General Partner, the Partnership, the iStar Group Holders or any other Person for anything done, omitted or suffered in good faith by the iStar Representative based on such advice. The iStar Representative undertakes to perform such duties and only such duties as are specifically set forth above and no implied duties or obligations shall be read into this Designation of Series D Preferred Partnership Units or the Series D Articles Supplementary against the iStar Representative. The iStar Group Holders shall indemnify, defend and hold harmless the iStar Representative and its successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the iStar Representative pursuant to the terms hereof.

(iii)	In the event that the iStar Representative and its controlled Affiliates cease to hold any shares of Series D Preferred Stock or Series D Preferred Partnership Units, or the iStar Representative becomes unable or unwilling to continue in its capacity as the iStar Representative, a majority-in-interest of the iStar Group Holders shall, by written consent, appoint a new Representative. The newly appointed Representative shall deliver notice of his or her appointment to the General Partner as soon as practicable and shall become the iStar Representative. Such appointment will be effective upon the later of the date indicated in the consent or the date such notice is received by the General Partner.

(b) BREDS Representative.

(i)	For so long as BREDS II Q Landmark LLC (“BREDS”) or one of its controlled Affiliates owns shares of Series D Preferred Stock or Series D Preferred Partnership Units, BREDS shall hereby be designated as the “BREDS Representative.” Each initial and subsequent transferee of shares of Series D Preferred Stock or Series D Preferred Partnership Units originally held by BREDS (the “BREDS Group Shares” and the holders thereof the “BREDS Group Holders”) shall, without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership, be deemed to have approved the designation of BREDS as the “BREDS Representative,” and without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership, the “BREDS Representative” is hereby appointed as agent and attorney-in-fact for each BREDS Group Holder, for and on behalf of each BREDS Group Holder, to (i) receive any request from the General Partner or the Partnership for a consent, waiver or approval under this Designation of Series D Preferred Partnership Units or the Series D Articles Supplementary from the BREDS Group Holders; (ii) deliver to the General Partner and the Partnership any instrument evidencing such BREDS Group Holder’s assent to a request of the General Partner or the Partnership described in subclause (i); and (iii) to take other actions required to be taken by the Representatives under this Designation of Series D Preferred Partnership Units or the Series D Articles Supplementary. Each BREDS Group Holder hereby agrees to receive correspondence from the BREDS Representative, including in electronic form. In BREDS’s sole discretion, BREDS may designate a new “BREDS Representative” by delivering written notice of such designation to the General Partner and the iStar Representative and, upon receipt of such written notice and an acknowledgment from such Person of its desire to serve as the “BREDS Representative,” such Person shall automatically be appointed the “BREDS Representative” without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership.

(ii)

The BREDS Representative shall incur no liability to the General Partner, the Partnership, the BREDS Group Holders or any other stockholder of the General Partner or partner of the Partnership with respect to any act or omission of the BREDS Representative, or any action taken or suffered in reliance upon any notice, direction, instruction, consent, statement or other document believed by the BREDS Representative to be genuine and to have been signed by the proper Person; and the BREDS Representative shall have no responsibility to determine the authenticity of any such document or signature. In all questions arising in respect of its actions or omissions, the BREDS Representative may rely on the advice of counsel, and the BREDS Representative shall not be liable to the General Partner, the Partnership, the BREDS Group Holders or any other Person for anything done, omitted or suffered in good faith by the BREDS

Representative based on such advice. The BREDS Representative undertakes to perform such duties and only such duties as are specifically set forth above and no implied duties or obligations shall be read into this Designation of Series D Preferred Partnership Units or the Series D Articles Supplementary against the BREDS Representative. The BREDS Group Holders shall indemnify, defend and hold harmless the BREDS Representative and its successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the BREDS Representative pursuant to the terms hereof.

(iii)	In the event that the BREDS Representative and its controlled Affiliates cease to hold any shares of Series D Preferred Stock or Series D Preferred Partnership Units, or the BREDS Representative becomes unable or unwilling to continue in its capacity as the BREDS Representative, a majority-in-interest of the BREDS Group Holders shall, by written consent, appoint a new Representative. The newly appointed Representative shall deliver notice of his or her appointment to the General Partner as soon as practicable and shall become the BREDS Representative. Such appointment will be effective upon the later of the date indicated in the consent or the date such notice is received by the General Partner.

Section 10. Transaction Expenses. The General Partner shall pay or, if the General Partner fails to pay, indemnify upon receipt of notice from the iStar Representative or the BREDS Representative, each Series D Unitholder, the iStar Representative and the BREDS Representative (each, a “Indemnifiable Party”) for all reasonable out-of-pockets costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by any Indemnifiable Party in connection with such Indemnifiable Party’s ongoing performance of and compliance with, or enforcement of rights with respect to, this Designation of Series D Preferred Partnership Units and any other Transaction Document, including costs and expenses relating to (i) exercising approval rights pursuant to Section 8(b) or any remedies hereunder or any other Transaction Document and (ii) the ongoing performance of and compliance with all agreements and covenants contained in any Transaction Documents. In addition, the General Partner shall indemnify all Indemnifiable Parties for any indemnification amounts owed to such any Indemnifiable Party under the Transaction Documents. Any amounts requested by the iStar Representative or the BREDS Representative (on behalf of itself or any other Indemnifiable Party) and not paid within 10 Business Days of receipt of notice by the General Partner shall accrue interest at a rate of 20% per annum, compounded quarterly. All amounts owed pursuant to this Section 10 are referred to herein as the “Miscellaneous Amounts,” which the General Partner and the Series D Unitholders shall treat as damages for federal income tax purposes.

Section 11. Reporting Obligations.

(a) During any period in which the General Partner is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the General Partner shall deliver to the iStar Representative and the BREDS Representative by mail and without cost to the Series D Unitholders the following reports in the form that the General Partner would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act as if the General Partner were subject thereto as well as the other documents listed herein:

(i)	as soon as practicable, but in any event within the time frame prescribed for the filing of an annual report pursuant to the Exchange Act after the end of each fiscal year, an annual report on Form 10-K, and to the extent not included in such Form 10-K, an income statement of the General Partner for such fiscal year, a balance sheet of the General Partner and statement of stockholders’ equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be prepared on a consolidated basis, in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the General Partner; and

(ii)	as soon as practicable, but in any event within the time frame prescribed for the filing of a quarterly report pursuant to the Exchange Act for each fiscal quarter of each fiscal year of the General Partner, a quarterly report on Form 10-Q, and to the extent not included in such Form 10-Q, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter prepared on a consolidated basis.

(b) The General Partner at its sole cost and expense shall furnish to the iStar Representative and the BREDS Representative (in each case, subject to the confidentiality provisions of the Securities Purchase Agreement):

(i)	as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including income statements, balance sheets, and statements of cash flows for such months, and, as soon as prepared, any other budgets or revised budgets prepared by the General Partner;

(ii)	as soon as practicable, but in any event no later than 60 days after the end of each calendar year, annual fair value statements, with a December 31 year end, prepared in accordance with International Financial Reporting Standards; and

(iii)	as soon as practicable, any additional reports as may be reasonably requested by the iStar Representative or the BREDS Representative from time to time on behalf of any iStar Group Holder or BREDS Group Holder (as applicable) for the internal purposes of such iStar Group Holder or BREDS Group Holder.

Section 12. New Issuances of Series D Preferred Partnership Units.

(a) Notwithstanding anything contained herein to the contrary (including Section 8(b)), following the Original Issue Date, the Partnership shall have the right, subject to this Section 12 (and provided that the iStar Representative and the BREDS Representative both consent), to issue additional Series D Preferred Partnership Units (each such issuance, an “Additional Unit Issuance”) but only if and to the extent that the Partnership has, immediately prior to such Additional Unit Issuance, made a distribution payment in cash on all Series D Preferred Partnership Units outstanding immediately prior to such Additional Unit Issuance (“Predecessor Shares”), equal to the amount necessary to cause the “adjusted issue price” (determined applying the principles of Section 1272 of the Code pursuant to, and as modified by, Section 305(c) of the Code and 1.305-5(b) of the Treasury Regulations) of each Series D Preferred Partnership Unit immediately after such distribution payment, to equal the Liquidation Preference.

Section 13. Audits. The General Partner shall be audited annually by a nationally recognized accounting firm (which firm is initially anticipated to be Ernst & Young).

Section 14. Financial Statements. If any Series D Unitholder or any of its Affiliates is required to file the Partnership’s financial statements in their SEC Reports, the General Partner will authorize the Partnership’s independent accounting firm to cooperate with such Series D Unitholder and deliver to such Series D Unitholder any accountants’ comfort letters which may be needed in connection with securities offerings by such Series D Unitholder.

Section 15. Asset Review Prep Sheets. To the extent prepared by the General Partner, the General Partner will provide the iStar Representative and the BREDS Representative with copies of the asset review prep sheets customarily prepared by the General Partner on a regular monthly basis within 10 Business Days after they are prepared by the General Partner.

Section 16. Investment Company Act. At any time while any Series D Preferred Partnership Units are outstanding, the General Partner shall make all reasonable efforts to conduct its affairs, and to cause its Component Entities to conduct their affairs, in such a manner as to ensure that neither the General Partner nor its Component Entities will be or become an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 17. Tax Matters. The Partnership shall provide to any Series D Preferred Limited Partner (including, for purposes of this Section 17, any subsidiary, transferee or Affiliate of such Series D Preferred Limited Partner) (a) within ten days after the last day of each calendar quarter of each year, the Partnership’s best estimate of (i) the capital account balance of such Series D Preferred Limited Partner with respect to the Partnership and the aggregate capital account balance of all Partners with respect to the Partnership, (ii) (1) a summary of the Partnership’s gross income for such calendar quarter, together with specific information regarding what portion of such income qualifies for purposes of the 75% and 95% REIT gross income tests under Sections 856(c)(2) and (c)(3) of the Code, (2) a schedule of the Partnership’s assets as of the end of such calendar quarter, together with specific information regarding which assets qualify for purposes of the 75% REIT asset test under Section 856(c)(4)(A) of the Code and a list of the assets that do not qualify for purposes of such test that sets forth an explanation of the qualification of such assets for purposes of the 10% and 5% REIT asset tests under Sections 856(c)(4)(B)(iii)(I)-(III) of the Code, and (3) a trial balance for the Partnership as of the end of such calendar quarter, and (iii) any other information reasonably requested by such Series D Preferred Limited Partner to determine such Series D Preferred Limited Partner’s compliance with the REIT income and asset requirements under Section 856 of the Code or for purposes of determining the income tax liability of such holder (or its direct or indirect owners) resulting from the ownership of Series D Preferred Units, and (b) within fifteen (15) days after the last day of each calendar quarter of each year, the final version of the information set forth in clauses (a)(i)-(iii) of this Section 17.

Section 18. Notices. A copy of any and all correspondence delivered pursuant hereto (i) by the iStar Representative to the General Partner or Partnership on behalf of the iStar Group Holders shall be contemporaneously delivered to the BREDS Representative and (ii) by the BREDS Representative to the General Partner or Partnership on behalf of the BREDS Group Holders shall be delivered to the iStar Representative.

Section 19. Waiver. Any of the rights, powers, preferences and other terms of the Series D Preferred Partnership Units set forth herein, including, without limitation, the provisions of Section 8(b), may be waived on behalf of all holders of Series D Preferred Partnership Units by delivery of a written notice of waiver from both the iStar Representative and the BREDS Representative.

Section 20. Record Holders. The Partnership may deem and treat the record holder of any Series D Preferred Partnership Units as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

Section 21. No Sinking Fund. No sinking fund has been established for the retirement or redemption of Series D Preferred Partnership Units.

Section 22. Exclusion of Other Rights. The Series D Preferred Partnership Units shall not have any preferences or other rights, voting powers, restrictions, and limitations as to distributions or other distributions, qualifications or terms or conditions of redemption other than those expressly set forth in the Partnership Agreement, including the Series D Preferred Terms.

Section 23. Section Headings. The headings of the various sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 24. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Partnership Units set forth in the Partnership Agreement, including the Series D Preferred Terms, are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Partnership Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Partnership Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 25. No Preemptive Rights. Nothing herein shall entitle the holders of Series D Preferred Partnership Units to any preemptive rights to subscribe for or acquire any unissued units of the Partnership (whether now or hereafter authorized) or securities of the Partnership convertible into or carrying a right to subscribe to or acquire units of the Partnership.

Section 26. Action By Written Consent. Notwithstanding anything to the contrary contained herein or in the Charter, the holders of the Series D Preferred Partnership Units may take action or consent to any action by delivering to the General Partner a consent, in writing or by electronic transmission, of the holders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the holders of the Series D Preferred Partnership Units.

Section 27. Invalidity. In the event that any provision hereof granting the iStar Representative and the BREDS Representative the right to act or consent on behalf of the Series D Unitholders is held by a court of law or equity to be invalid or unenforceable, all actions or consents required to be taken by the Representatives shall instead be taken by holders of not less than 85% of the issued and outstanding Series D Preferred Partnership Units not held by the General Partner.

Section 28. Corporate Opportunities. The General Partner and any Component Entity hereby renounces any interest or expectancy of the General Partner, any Component Entity or any Affiliate of the General Partner in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to the holders of Series D Preferred Partnership Units or their Affiliates (including, without limitation, any representative or Affiliate of such holders of Series D Preferred Partnership Units serving on the Board of Directors or the board of directors or other governing body of any Affiliate of the General Partner or any Component Entity) (collectively, the “Investor Parties”), except as otherwise provided in this Section 28. Without limiting the foregoing renunciation, the General Partner on behalf of itself, any Component Entity and its Affiliates (a) acknowledges that the Investor Parties are in the business of making investments in, and have or may have investments in, other businesses similar to and that may compete with the businesses of the General Partner and its Affiliates (“Competing Businesses”) and (b) agrees that the Investor Parties shall have the unfettered right to make investments in or have relationships with other Competing Businesses independent of their investments in the General Partner. By virtue of an Investor Party holding capital stock of the General Partner or any Component Entity or by having persons designated by or Affiliated with such Investor Party serving on or observing at meetings of any of the Board of Directors, committee or otherwise, no Investor Party shall have any obligation to the General Partner, any Component Entity or its Affiliates or any other holder of capital stock or securities of the General Partner or any Component Entity to refrain from competing with the General Partner and any

Component Entity or its Affiliates, making investments in or having relationships with Competing Businesses, or otherwise engaging in any commercial activity and none of the General Partner, any Component Entity or its Affiliates or any other holder of capital stock or securities of the General Partner or any Component Entity shall have any right with respect to any investment or activities undertaken by such Investor Party. Without limitation of the foregoing, each Investor Party may engage in or possess any interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the General Partner or any Component Entity or its Affiliates, and none of the General Partner, any Component Entity or its Affiliates or any other holder of capital stock or securities of the General Partner or any Component Entity shall have any rights or expectancy by virtue of such Investor Parties’ relationships with the General Partner or any Component Entity, or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such ventures, even if such investment is in a Competing Business, shall not for any purpose be deemed wrongful or improper. No Investor Party shall be obligated to present any particular investment opportunity to the General Partner or any Component Entity or its Affiliates even if such opportunity is of a character that, if presented to the General Partner or such Component Entity or Affiliates, could be taken by the General Partner or such Component Entity or Affiliate, provided such Investor Party shall have acted in good faith and such opportunity shall not have been offered to such person in his or her capacity as a director of the General Partner. Each Investor Party shall continue to have the right for its own respective account or to recommend to others any such particular investment opportunity.

Section 29. Interpretation. Section 7.4(d) of the Charter does not, and will not, apply to any interpretation of Series D Preferred Terms.

Section 30. Use of General Reserves. So long as no Event of Default exists, the General Reserve Funds may be used by the General Partner and its Component Entities to pay for expenses set forth in the Approved Budget or otherwise jointly approved by the iStar Representative and the BREDS Representative in writing (“Approved Expenses”). Within 10 days after the end of each calendar month, the General Partner shall provide the iStar Representative and the BREDS Representative with an officer’s certificate in form reasonably acceptable to the iStar Representative and the BREDS Representative (A) stating the amounts and items funded from the General Reserve Account during the prior calendar month, and a description thereof and (B) stating that all General Reserve Funds previously withdrawn from the General Reserve Account were applied to pay Approved Expenses, and (C) providing such other information and delivery items as the iStar Representative or the BREDS Representative shall reasonably request. During the continuance of any Event of Default, the General Partner shall use the General Reserve Funds for such uses as may be directed by the iStar Representative and the BREDS Representative in their sole discretion

Section 31. Legends. Any certificate representing the Series D Preferred Partnership Units shall contain the following restrictive legend, together with any additional legend required by the Charter and any applicable state securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER

THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED CORPORATE GOVERNANCE AGREEMENT DATED AS OF JUNE 28, 2013, AMONG LANDMARK APARTMENT TRUST OF AMERICA, INC. AND THE OTHER PARTIES NAMED THEREIN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE GENERAL PARTNER.

SECOND: The Series D Preferred Partnership Units has been classified and designated by the General Partner under the authority contained in the Partnership Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Partnership has caused this Designation of Series D Preferred Partnership Units to be executed under seal in its name on this 28 day of June, 2013.

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS L.P.

	By:	Landmark Apartment Trust of America, Inc., its
General Partner

	By	/s/
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

ATTEST:	By	/s/
		Name:	B. Mechelle Lafon
		Title:	Secretary

[Signature Page to Designation of Series D Preferred Partnership Units]

Exhibit I

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS L.P.

DESIGNATION OF

9.25% SERIES E CUMULATIVE NON-CONVERTIBLE

PREFERRED PARTNERSHIP UNITS

Landmark Apartment Trust of America Holdings, L.P., a Virginia limited partnership (the “Partnership”), hereby establishes a series of preferred partnership units designated as the “9.25% Series E Cumulative Non-Convertible Preferred Partnership Units” (the “Series E Preferred Partnership Units”) having the following terms:

Section 1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Actual Redemption Date” shall mean, with respect to each Series E Preferred Partnership Unit, the date on which such unit is fully redeemed in accordance with the Series E Preferred Terms.

“Additional Unit Issuance” shall have the meaning set forth in Section 12.

“Adjusted Net Operating Income” means, as of any Date of Determination, the consolidated Net Operating Income of the General Partner for the four fiscal quarters ending on and including such Date of Determination, after giving pro forma effect to Net Operating Income earned on Properties acquired during such period (which, for each such Property, shall equal the actual Net Operating Income for such Property annualized for such period as if the acquisition of such Property had occurred on the first day of such period); provided, however, that for purposes of calculating Adjusted Net Operating Income, (i) the General Partner’s aggregate property management fees for such period shall be equal to the greater of (x) the aggregate actual property management fees paid by the General Partner and its Component Entities and, if unpaid, accrued by the General Partner or its Component Entities during such period and (y) 3% of the consolidated rental income of all of the Properties, determined in accordance with GAAP, for such period; (ii) Net Operating Income attributable to Properties sold during such period shall not be included in the calculation of Adjusted Net Operating Income; and (iii) the reserves required to be maintained under the Secured Property Debt shall equal $300 per apartment unit per annum.

“Affiliate” shall mean, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” (including the terms “controlled by” and “under common control with”) shall mean having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, for the purposes herein, BREDS, iStar, the General Partner and the Partnership shall not be considered Affiliates of one another.

“Affiliate Transaction” shall have the meaning set forth in Section 8(b).

“Aggregate Unfunded True-Up” shall mean, at any given date of determination, an amount equal to (i) $94,348,161 minus (ii) the sum of (A) the aggregate of all Adjusted Eligible Cash Amounts plus (B) $74,000,000 minus the aggregate Liquidation Preference of all Series E Preferred Partnership Units issued prior to such date (whether or not such units are outstanding on such date); provided, however, that in the event that clause (ii) is equal to or greater than clause (i), the “Aggregate Unfunded True-Up” shall equal $0. As used herein, “Adjusted Eligible Cash Amount” shall mean, with respect to any Eligible Cash Amount, an amount equal to (a) such Eligible Cash Amount, compounded monthly, at a rate of 14.47% per annum, from the date such Eligible Cash Amount was received by a Series E Preferred Unitholder until such date of determination, if such Eligible Cash Amount is received by the holders of Series E Preferred Partnership Units prior to the end of the 20th month following the Original Issue Date, or (b) the Eligible Cash Amount (without adjustment), if such Eligible Cash Amount is received by a holder of Series E Preferred Partnership Units after the end of the 20th month from the Original Issue Date. As used herein, “Eligible Cash Amount” shall mean, with respect to any Series E Preferred Partnership Unit, (x) any amount previously paid in cash on such Series E Preferred Partnership Unit (other than Extension Distributions) and (y) any amount attributable to such units’ Redemption Price to be paid in cash in connection with any redemption of such unit (or voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership pursuant to Section 5) on the Actual Redemption Date for which such Eligible Cash Amount is being calculated (or such other applicable date in connection with a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership) for such unit (other than the portion of the Redemption Price with respect to such redemption attributable to the Per Unit Unfunded True-Up of such unit).

“Applicable Capitalization Rate” shall mean (i) 6.5%, or (ii) if, after June 28, 2014, the iStar Representative and the BREDS Representative notify the General Partner that the capitalization rate for the Properties should be more or less than 6.5%, then the General Partner will obtain the capitalization rates then being used for valuing assets similar to the Properties from three of the Approved Brokers, and the Applicable Capitalization Rate shall be the average of the capitalization rates provided by such brokers; provided, however, that if the General Partner fails to obtain capitalization rates from three Approved Brokers within 30 days of receiving any such notice from the iStar Representative and the BREDS Representative, the Applicable Capitalization Rate shall be the rate determined by the iStar Representative and the BREDS Representative.

“Approved Brokers” shall mean Cushman & Wakefield Inc., CBRE Group, Inc., Eastdil Secured, Holliday Fenoglio Fowler, L.P., Jones Lang Lasalle Inc. and Apartment Realty Advisors.

“Approved Budget” shall mean the budget of the General Partner for a fiscal year that has been approved by the iStar Representative and the BREDS Representative in accordance with Section 8(f).

“Approved Expenses” shall have the meaning set forth in Section 30.

“Bad Leaver Event” shall mean, with respect to a Key Person, any of the following actions occurring during such Key Person’s term of employment with the General Partner or any Component Entity: (i) a conviction or plea of guilty or no contest for any felony or misdemeanor, which the iStar Representative and the BREDS Representative reasonably conclude brings the Key Person into disrepute or is likely to cause material harm to the General Partner (not including violations of routine vehicular laws); (ii) the Key Person’s indictment for any felony or misdemeanor involving moral turpitude (which the Board of Directors reasonably concludes brings the Key Person into disrepute or is likely to cause material harm to the General Partner or any Component Entity), if such indictment is not discharged or otherwise resolved within 18 months; (iii) the Key Person’s commission of an act of fraud, theft, dishonesty or breach of fiduciary duty related to the General Partner or any Component Entity or the performance of the Key Person’s duties; or (iv) the continuing failure or habitual neglect by the Key Person to perform the Key Person’s duties, except that, if such failure or neglect is curable, the Key Person shall have 30 days from his or her receipt of a written notice from either the iStar Representative or the BREDS Representative of such failure or neglect to cure such condition, and if the Key Person does so to the reasonable, but sole, satisfaction of the iStar Representative and the BREDS Representative (such cure opportunity being available only once), then such failure or neglect shall not constitute a Bad Leaver Event hereunder.

“Bankruptcy Law” shall mean Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” shall mean the board of directors of the General Partner.

“BREDS” shall have the meaning set forth in Section 9(b).

“BREDS Group Holders” shall have the meaning set forth in Section 9(b).

“BREDS Group Shares” shall have the meaning set forth in Section 9(b).

“BREDS Representative” shall have the meaning set forth in Section 9(b).

“Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” shall mean all classes or series of stock of the General Partner as may be authorized from time to time, including, without limitation, Common Equity and the Series E Preferred Stock.

“Capital Transaction” shall mean the refinancing, sale, exchange, condemnation, recovery of a damage award or insurance proceeds (other than business or rental interruption insurance proceeds not reinvested in the repair or reconstruction of real property) or other disposition of any real property or interest (including equity capital transactions) therein.

“Change of Control” shall mean the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the Original Issue Date by any Person or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act), other than pursuant to a Qualified Contribution Transaction, of more than 50% of the voting rights or equity interests in the General Partner; (ii) a merger or consolidation of the General Partner or a sale of 50% or more of the assets of the General Partner in one or a series of related transactions, unless (A) following such transaction or series of transactions, the holders of the General Partner’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests in the surviving entity or acquirer of such assets, as applicable, or (B) the merger or consolidation is pursuant to a Qualified Contribution Transaction; (iii) a recapitalization, reorganization or other transaction involving the General Partner (excluding any IPO) that constitutes or could result in a transfer of more than 50% of the voting rights in the General Partner, other than pursuant to a Qualified Contribution Transaction; or (iv) the execution by the General Partner or its controlling stockholders of an agreement providing for or that will, upon consummation of the transactions contemplated thereby, result in any of the foregoing events.

“Charter” shall mean the Articles of Amendment and Restatement of the General Partner dated as of June 13, 2013, as amended by the Articles Supplementary dated as of June 28, 2013, the Articles Supplementary dated as of June 28, 2013, the Articles of Amendment dated as of July 22, 2013, and the Articles of Amendment dated as of September 9, 2013, as amended on the date hereof and as may thereafter be amended or restated.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Equity” shall mean all shares now or hereafter authorized of any class of common stock of the General Partner, including the Common Stock, and any other common stock of the General Partner, howsoever designated or authorized after the Original Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the General Partner.

“Common Stock” shall mean the common stock, $.01 par value per share, of the General Partner.

“Common Units” shall mean all common units of limited partnership interest now outstanding or hereafter authorized of any class of partnership interest of the Partnership, howsoever designated, which has the right (subject always to prior rights of any class or series of preferred units) to participate in the distribution of the assets and earnings of the Partnership without limit as to amount.

“Competing Businesses” shall have the meaning set forth in Section 28.

“Component Entity” shall mean any Person controlled by the Partnership or in which the Partnership holds any direct or indirect Equity Interest.

“Corporate Governance Agreement” means the Amended and Restated Corporate Governance Agreement, dated January 7, 2014, among (i) the General Partner; (ii) ELRH; (iii) OPTrust; (iv) DeBartolo; (v) iStar Apartment Holdings LLC, a Delaware limited liability company; (vi) BREDS II Q LANDMARK LLC, a Delaware limited liability company; (vii) Joseph G. Lubeck; (viii) Robert A.S. Douglas; and (ix) Edward M. Kobel, as the same may be amended from time to time.

“Current Distribution” shall have the meaning set forth in Section 4(a).

“Date of Determination” shall have the meaning set forth in the definition of “Maximum Preferred Equity Investment LTV.”

“DeBartolo” shall mean DK Landmark, LLC, a Florida limited liability company.

“Default Rate” shall mean 5.0% per annum.

“Designated Assets” shall have the meaning set forth in Section 6(b)(iv).

“Distribution Requirement” shall have the meaning set forth in Section 8(i).

“Distributions” shall have the meaning set forth in Section 4(a).

“Distribution Payment Date” shall mean the fifteenth day of each calendar month commencing with the first such date following the end of the calendar month that includes the Original Issue Date; provided that in the event of an Additional Unit Issuance, there shall be a Distribution Payment Date on the New Issuance Date arising from such Additional Unit Issuance.

“Distribution Period” shall mean each accrual period during which Series E Preferred Partnership Units are issued and outstanding (beginning on the fifteenth day of each calendar month and ending on the fourteenth day of the subsequent calendar month); provided, however, that, with respect to each Series E Preferred Partnership Unit, (i) a “Distribution Period” shall commence on the Original Issue Date and on each New Issuance Date; and (ii) each “Distribution Period” shall end on the first to occur of (A) the day preceding the next succeeding New Issuance Date, (B) the next succeeding fourteenth day of the calendar month (whether such calendar month includes or follows the commencement of such Distribution Period), or (C) with respect to a Series E Preferred Partnership Unit that is redeemed, the date through and including the date on which such unit is redeemed.

“Distribution Record Date” shall mean, with respect to any Distribution Payment Date, the last day of the Distribution Period immediately preceding such Distribution Payment Date.

“ELRH” shall mean Elco Landmark Residential Holdings LLC, a Delaware limited liability company.

“Equity Interest” shall mean (i) in the case of a corporation, shares of stock, (ii) in the case of a general or limited partnership, partnership interests, (iii) in the case of a limited liability company, limited liability company interests, (iv) in the case of a trust, beneficial interests and (v) in the case of any other Person that is not an individual, the comparable interests therein.

“Escrow Agreement” shall mean the Escrow Agreement related to the Series E Preferred Stock, dated as of the Original Issue Date, among the General Partner, iStar, BREDS, and Chicago Title Company, as the same may be amended from time to time.

“Event of Default” shall mean that one or more of the following events has occurred and is continuing:

(a) either the General Partner or a Component Entity, including the Partnership, has failed to comply with, perform or observe any covenant or agreement under any Transaction Document (other than this Designation of Series E Preferred Partnership Units), but only to the extent that (i) if a notice and cure period is specified under such Transaction Document, such failure is not remedied after any applicable notice and cure period so specified in such Transaction Document or (ii) if no notice and cure period is specified under such Transaction Document, such failure shall continue unremedied for a period of either (A) 30 days or (B) if such failure is of such a nature that it cannot with reasonable effort be completely remedied within said period, such additional time period as may be reasonably necessary to cure the same, provided, that the General Partner or such Component Entity commences such cure within said period and diligently prosecutes the same, until completion, provided, further, that (x) in no event shall such extended period exceed 90 days and (y) if such failure constitutes a material breach under such Transaction Document then such failure shall be deemed an immediate “Event of Default” without giving effect to the cure periods specified in this clause (a)(ii); provided, however, that a breach of Section 2.4 of the Securities Purchase Agreement shall constitute an immediate Event of Default not subject to any cure periods;

(b) the General Partner has breached a material representation or warranty made by it under the Securities Purchase Agreement and such failure shall continue unremedied for a period of 30 days or, if such failure is of a nature that it cannot with reasonable effort be completely remedied within said period, such additional time period as may be reasonably necessary to cure the same; provided, that the General Partner commences such cure within said period and diligently prosecutes the same, until completion; provided, further, that in no event shall such extended period exceed 90 days;

(c) the Partnership has failed to make any distribution, allocation or payment required to be made pursuant to the terms of this Designation of Series E Preferred Partnership Units, including without limitation, (i) the failure to redeem all of the issued and outstanding Series E Preferred Partnership Units at any Mandatory Redemption Date, Optional Redemption Date or Special Redemption Date (subject to Section 7(e)) or (ii)

the failure to pay in full in cash any Current Distribution on any applicable Distribution Payment Date at the Preferred Distribution Rate (regardless of whether such distribution has been authorized by the General Partner or whether the Partnership has legally available funds for the payment of such distribution) provided, however, that, notwithstanding anything else contained herein to the contrary, it shall not be an Event of Default if the General Partner elects not to pay the excess of the PIK Distribution over the Current Distribution on any Distribution Payment Date;

(d) there has commenced against the General Partner or any Component Entity, in a court of competent jurisdiction, any case, proceeding or other action (i) seeking to adjudicate the General Partner or such Component Entity bankrupt or insolvent or (ii) seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Indebtedness of the General Partner or such Component Entity, which, in either case, is not dismissed, discharged, stayed or abandoned within 60 Business Days;

(e) the General Partner or any Component Entity has defaulted beyond the notice and grace periods under the terms of any Indebtedness, or the repayment obligations under such Indebtedness has been accelerated;

(f) a Bad Leaver Event has occurred; or

(g) the General Partner or a Component Entity has failed to comply with the Series E Preferred Terms (other than the terms provided in clause (c) above in this definition of “Event of Default”) after receipt of written notice thereof by the General Partner from both the iStar Representative and the BREDS Representative; provided that such failure continues unremedied for a period of 30 days, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of 30 days, such additional time period as may be reasonably necessary to cure the same; provided, that the General Partner or the Component Entity commences such cure within said 30-day period and diligently prosecutes same, until completion; provided, further, that in no event shall such extended period exceed 90 days; provided, further, that the General Partner’s or any Component Entity’s failure to comply with the terms set forth in Section 8(b) (other than a breach of any Financial Covenant) shall become an immediate Event of Default not subject to any cure periods.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Property” shall mean any Property owned by the Partnership or any Component Entity as of the Original Issue Date.

“Extension Distribution” shall mean, (i) with regard to the extension of the Original Redemption Date to the Fourth-Year Redemption Date pursuant to Section 6(b), an amount equal to one and one-half percent (1.5%) of the Liquidation Preference of the then outstanding Series E Preferred Partnership Units, (ii) with regard to the extension of the Fourth-Year Redemption Date to the Fifth-Year Redemption Date pursuant to Section 6(b), an amount equal to three percent (3.0%) of the Liquidation Preference of the then outstanding Series E Preferred Partnership Units, (iii) with regard to the extension of the Fifth-Year Redemption Date to the Sixth-Year Redemption Date pursuant to Section 6(b), an amount equal to one percent (1.0%) of the Liquidation Preference of the then outstanding Series E Preferred Partnership Units and (iv) with regard to the extension of the Sixth-Year Redemption Date to the Final Redemption Date pursuant to Section 6(b), an amount equal to one-half of one percent (0.5%) of the Liquidation Preference of the then outstanding Series E Preferred Partnership Units; provided, however, that if after the Original Issue Date the General Partner has issued Junior Stock or the Partnership has issued Junior Units in consideration of cash or multi-family residential Property having an aggregate value of at least $200 million (with any consideration in the form of Property being valued at its fair market value, as determined in good faith by a majority of the independent directors of the Board of Directors) prior to the Fourth-Year Redemption Date or the Fifth-Year Redemption Date, the “Extension Distribution” with regard to either the extension of the Original Redemption Date to the Fourth-Year Redemption Date or the extension of the Fourth-Year Redemption Date to the Fifth-Year Redemption Date, shall be reduced to one percent (1.0%) of the Liquidation Preference for any such remaining extension period(s).

“Fifth-Year Redemption Date” shall have the meaning set forth in Section 6(b).

“Final Redemption Date” shall have the meaning set forth in Section 6(b).

“Financial Covenant” shall have the meaning set forth in Section 8(b).

“First Investors’ Independent Advisor” shall have the meaning set forth in Section 8(g).

“Fourth-Year Redemption Date” shall have the meaning set forth in Section 6(b).

“Future Property” shall mean any Property acquired by, or contributed to, the General Partner or any Component Entity after the Original Issue Date.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied.

“General Partner” shall mean Landmark Apartment Trust of America, Inc., a Maryland corporation and general partner of the Partnership. For avoidance of doubt, references herein to the General Partner shall exclude any Component Entity except as expressly provided otherwise.

“General Partner’s Independent Advisor” shall have the meaning set forth in Section 8(g).

“Guaranty” shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take or pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person or referred to in a note thereto.

“Indebtedness” shall mean, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money; (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables, and other current liabilities payable in less than one year, in each case incurred in the ordinary course of business on terms customary in the trade); (iii) all obligations evidenced by notes, bonds, debentures, acceptances, or instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account; (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or rent from any property or assets now or hereafter owned or acquired by such Person; (v) all obligations for which such Person is obligated pursuant to a Guaranty; (vi) all obligations under leases required to be capitalized in accordance with GAAP; (vii) all obligations for which such Person is obligated pursuant to any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement or other derivative agreements or arrangements; and (viii) all obligations of such Person upon which interest charges are customarily paid or accrued; provided, however, that Indebtedness shall not include the Series E Preferred Stock and the Series E Preferred Partnership Units.

“Indemnifiable Party” shall have the meaning set forth in Section 10.

“Independent REIT Review” shall mean a review of the matters pertaining to the General Partner’s qualification as a REIT under the Code conducted pursuant to Section 8(g).

“Initial Qualification Notice” shall have the meaning set forth in Section 8(g).

“Investor Parties” shall have the meaning set forth in Section 28.

“IPO” shall mean the consummation of the initial closing (without regard for any closing of any associated “green shoe”) of the first underwritten public offering of shares of Common Stock registered under the Securities Act that occurs after the Original Issue Date and, in conjunction with which, such shares of Common Stock are listed for trading on the NYSE.

“iStar” shall have the meaning set forth in Section 9(a).

“iStar Group Holders” shall have the meaning set forth in Section 9(a).

“iStar Group Shares” shall have the meaning set forth in Section 9(a).

“iStar Representative” shall have the meaning set forth in Section 9(a).

“Junior Stock” shall mean, as the case may be, (i) the Common Equity and any other class or series of stock of the General Partner which is not entitled to receive any distributions in any period unless all distributions required to have been paid or declared and set apart for payment on the Series E Preferred Stock (and any Parity Stock) shall have been so paid or declared and set apart for payment, (ii) the Common Equity and any other class or series of stock of the General Partner which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the General Partner until the Series E Preferred Stock (and any Parity Stock) shall have received the entire amount to which such Series E Preferred Stock (and any Parity Stock) is entitled upon such liquidation, dissolution or winding up or (iii) the Common Equity and any other class or series of stock of the General Partner ranking junior to the Series E Preferred Stock (and any Parity Stock) in respect of the right to redemption.

“Junior Units” shall mean, as the case may be, (i) any Partnership Units which are not entitled to receive any distributions in any period unless all distributions required to have been paid or declared and set apart for payment on the Series E Preferred Partnership Units (and any Parity Units) shall have been so paid or declared and set apart for payment, (ii) any Partnership Units which are not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Partnership until the Series E Preferred Partnership Units (and any Parity Units) shall have received the entire amount to which such Series E Preferred Partnership Units (and any Parity Units) is entitled upon such liquidation, dissolution or winding up or (iii) any Partnership Units ranking junior to the Series E Preferred Partnership Units (and any Parity Units) in respect of the right to redemption.

“Key Person” shall mean each of (i) Joseph G. Lubeck, Stanley J. Olander, and (ii) any person appointed by the General Partner (and approved by the iStar Representative and the BREDS Representative) to replace either of them (or appointed to replace any person described in this clause (ii)) following a Key Person Event.

“Key Person Event” shall have the meaning set forth in Section 6(c).

“Key Person Replacement Period” shall have the meaning set forth in Section 6(c).

“Lien” shall mean any security interest, lien, pledge (including any negative pledge or cash pledge), charge, encumbrance, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment or obligation, relating in any way to credit or the borrowing of money.

“Liquidation Preference” shall mean $10.00 per Series E Preferred Partnership Unit as adjusted for unit splits, unit distributions, reclassification and the like.

“Look-Back Rate” shall mean 14.47% per annum, compounded monthly; provided, however, that in the event that the Partnership shall fail to redeem any Series E Preferred Partnership Units on any Mandatory Redemption Date, Optional Redemption Date or Special Redemption Date, then the “Look-Back Rate” shall be 19.97% per annum, compounded monthly.

“LTV Formula” shall have the meaning set forth in Section 8(b).

“Make-Whole Payment” shall mean, as of any Actual Redemption Date (or such other date as may be applicable in connection with a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership), an amount equal to the amount of PIK Distributions that would have accrued with respect to such Series E Preferred Partnership Unit at such time had (i) such unit been issued on the Weighted Issuance Date for an amount equal to the Liquidation Preference, and (ii) the Look-Back Rate had been 19.97% for the period commencing on the Weighted Issuance Date and continuing through, and including, the date of such determination of such unit’s Redemption Price (assuming that any such additional PIK Distributions accrued at such 19.97% rate and were not paid in cash). Notwithstanding anything else contained herein to the contrary, a “Make-Whole Payment” with respect to any given Series E Preferred Partnership Unit shall only be made to the extent the Look-Back Rate was actually increased to 19.97%.

“Mandatory Redemption Date” shall have the meaning set forth in Section 6(b).

“Material Contract” shall mean any contract, agreement or arrangement or other binding obligation, whether written or oral (including, without limitation, loan documents, material term sheets, commitment letters and agreements relating to any construction project) either (A) not contemplated by the Approved Budget then in effect, (B) pursuant to which the General Partner and/or any Component Entity is entitled to receive, or obligated to pay, more than $1,000,000 in any fiscal year or (C) that requires the General Partner or any Component Entity to redeem any shares of Capital Stock of the General Partner or any Component Entity in cash or, other than pursuant to a Qualified Contribution Transaction, in-kind.

“Maximum Preferred Equity Investment LTV” shall mean the ratio obtained by dividing (i) the sum of (x) all consolidated Indebtedness of the General Partner outstanding at the end of the fiscal quarter as of which the ratio is being determined (the “Date of Determination”) plus (y) the aggregate Liquidation Preference of Series E Preferred Partnership Units not held by the General Partner and the Liquidation Preference of shares of Series E Preferred Stock plus the liquidation preference of any Parity Units not held by the General Partner and the Liquidation Preference of Series E Preferred Stock, in each case, outstanding at the Date of Determination by (ii) the Total Value at the Date of Determination.

“Maximum Senior Loan LTV Ratio” shall mean the ratio obtained by dividing all consolidated Indebtedness of the General Partner outstanding at the Date of Determination by the Total Value as of the Date of Determination.

“Miscellaneous Amounts” shall have the meaning set forth in Section 10.

“Minimum Senior Loan Debt Yield” shall mean the ratio obtained by dividing the Adjusted Net Operating Income as of the Date of Determination by all consolidated Indebtedness of the General Partner outstanding at the Date of Determination.

“Net Operating Cash Flow” shall mean with respect to any Person for a fiscal year, the total cash revenues and receipts of such Person in respect of such fiscal year, excluding those arising from a Capital Transaction, legally available for distribution to the holders of equity interests in such Person, after (i) payment of amounts due (including Required Reserves) in respect of Indebtedness and other contractual obligations outstanding at the Original Issue Date and/or incurred thereafter in a manner that did not violate the provisions hereunder; (ii) the payment of operating expenses, the making of capital expenditures and the creation of reserves, in each case in accordance with the Approved Budget then in effect; and (iii) the payment of ordinary course expenses ancillary to the foregoing or the operation of the Partnership in accordance with the Approved Budget then in effect, provided that such expenses were not incurred in violation of any of the General Partner’s and the Partnership’s covenants and agreements hereunder.

“Net Operating Income” shall mean, with respect to any period, consolidated rental income of the General Partner, less consolidated rental expenses and property lease expenses of the General Partner for such period, in each case determined in accordance with GAAP.

“New Issuance Date” shall mean the most recent date on which there has been an Additional Unit Issuance.

“NYSE” shall mean the New York Stock Exchange.

“Optional Redemption Date” shall have the meaning set forth in Section 6(e).

“Optional Redemption Event” shall have the meaning set forth in Section 6(c).

“Optional Redemption Event Notice” shall have the meaning set forth in Section 6(d).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(e).

“Optional Redemption Right” shall have the meaning set forth in Section 6(c).

“OPTrust” shall mean 2335887 Limited Partnership, an Ontario limited partnership.

“Original Issue Date” shall mean the date on which Series E Preferred Partnership Units are first issued by the Partnership.

“Original Redemption Date” shall have the meaning set forth in Section 6(b).

“Parity Optional Redemption Exercise” shall have the meaning set forth in Section 6(e).

“Parity Optional Redemption Right” shall have the meaning set forth in Section 6(e).

“Parity Stock” shall mean, as the case may be, (i) any class or series of stock of the General Partner which is entitled to receive payment of distributions on a parity with the Series E Preferred Stock, (ii) any class or series of stock of the General Partner which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the

General Partner on a parity with the Series E Preferred Stock or (iii) any class or series of stock of the General Partner which is entitled to receive payment upon redemption thereof on a parity with the Series E Preferred Stock. For the avoidance of doubt, the term “Parity Stock” shall include the Series D Preferred Stock.

“Parity Units” shall mean, as the case may be, (i) any Partnership Units which are entitled to receive payment of distributions on a parity with the Series E Preferred Partnership Units, (ii) any Partnership Units which are entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Partnership on a parity with the Series E Preferred Partnership Units or (iii) any Partnership Units which are entitled to receive payment upon redemption thereof on parity with the Series E Preferred Partnership Units. For the avoidance of doubt, the term “Parity Units” shall include the Series D Preferred Partnership Units.

“Partnership” shall have the meaning set forth in the Preamble.

“Partnership Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended.

“Partnership Units” shall mean all units of limited partnership interest of the Partnership now outstanding or hereafter authorized by the General Partner.

“Per Unit Unfunded True-Up Amount” shall mean, as of any Actual Redemption Date (or such other date as may be applicable in connection with a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership), an amount equal to (a) the Aggregate Unfunded True-Up on such date divided by (b) the number of Series E Preferred Partnership Units issued and outstanding immediately prior to such transaction.

“Permitted Budget Variance” shall mean, with respect to any top level line item category in the Approved Budget (e.g., ADV-Leasing-Resident expense, Administrative Expenses, Property Maintenance Exp, Utility, Payroll, Real Estate Taxes, Property Insurance, Property Management Fees and Total Debt Service or such similar categories to be agreed upon in the Approved Budget) then in effect, an amount in excess of 15% of such line item; provided, however, that the aggregate of all line item variance shall not exceed 10% of the total expenses in the Approved Budget.

“Person” shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or other entity.

“PIK Distribution” shall have the meaning set forth in Section 4(a).

“Pledge Agreement” shall mean the Pledge Agreement, dated as of the Original Issue Date, by the General Partner and the Partnership in favor of the iStar Representative and the BREDS Representative on behalf of the holders of the Series E Preferred Stock.

“Preferred Distribution Rate” shall mean: (i) 9.25% per annum, compounded monthly, to, but excluding, the Rate Increase Date; and (ii) from and after the Rate Increase Date, 11.25% per annum, compounded monthly; provided, however, that (A) in the event that the Partnership shall fail to redeem any Series E Preferred Partnership Units on the Mandatory Redemption Date, any Optional Redemption Date or any Special Redemption Date, then from and after such date the “Preferred Distribution Rate” shall be 14.97% per annum, compounded monthly on the Liquidation Preference; and (B) upon the occurrence of an Event of Default, until such time that the iStar Representative and the BREDS Representative acknowledge in writing that the Event of Default has been remedied in full, the Preferred Distribution Rate then in effect shall be increased by the Default Rate (including, increasing the Preferred Distribution Rate from 14.97% to 19.97% upon the failure to redeem any Series E Preferred Partnership Units on the Mandatory Redemption Date, any Optional Redemption Date or any Special Redemption Date).

“Preferred Stock Directors” shall have the meaning set forth in the Series E Preferred Articles Supplementary.

“Preferred Stock Redemption Price” shall mean the redemption price per share of Series E Preferred Stock under the Series E Preferred Articles Supplementary.

“Pro Rata Basis” shall mean pro rata based on the aggregate Redemption Price payable on the Series E Preferred Units required to be redeemed on such date pursuant to the terms hereof and the aggregate redemption price payable on the Parity Units required to be redeemed on such date pursuant to the terms of such Parity Units.

“Property” shall mean, as of any date of determination, any property acquired, owned or leased by the General Partner or any Component Entity on or prior to such date, and all of such properties are collectively referred to herein as the “Properties.”

“Qualified Contribution Transaction” shall mean any contribution, sale, lease or other transfer by any one or more of ELRH and its Affiliates to the General Partner or any Component Entity, directly or indirectly, in a single transaction or in a series of related transactions, whether by property disposition, equity interest disposition, merger, consolidation or otherwise, of one or more of the following: (A) Future Property or (B) cash; provided, however, that, (1) any non-cash consideration delivered by the General Partner or any Component Entity shall consist solely of Junior Stock or Common Units; and (2) in the case of clause (B), the aggregate consideration paid or issued by the General Partner and the Component Entities in respect of such cash, other than cash raised pursuant to the issuance of Junior Stock in compliance with the Series E Preferred Terms, shall not exceed the amount set forth in the Approved Budget with respect thereto; provided, further, that, notwithstanding the foregoing, no transaction shall constitute a Qualified Contribution Transaction unless (x) such transaction is approved by a majority of the disinterested members of the Board of Directors and one or more Preferred Stock Directors were either (I) present at all meetings of the Board of Directors during which such Qualified Contribution Transaction was considered or (II) were appointed to the committee of the Board of Directors charged with evaluating Affiliate transactions and were present at all meetings during which the Qualified Contribution Transaction was considered; (y) consummation of any such transaction or series of related transactions would not contravene any of the provisions of Section 8(b); or (z) such transaction does not cause the General Partner (or the surviving entity in the case of a merger or consolidation to which the General Partner is a constituent party and is not the surviving entity) to cease to be a REIT with a class of equity securities registered under Section 12 of the Exchange Act.

“Rate Increase Date” shall mean the first day of the calendar month that is 21 months after the month including the Original Issue Date of the Series E Preferred Partnership Units.

“Redemption Date” shall mean a Mandatory Redemption Date, Optional Redemption Date or Special Redemption Date, as applicable.

“Redemption Price” shall mean, with respect to each Series E Preferred Partnership Unit, as of any date of determination, an amount equal to (i) the Liquidation Preference; (ii) plus an amount equal to all accrued and unpaid distributions with respect to such unit (whether or not authorized or declared); (iii) plus, if the Make-Whole Payment on the Actual Redemption Date exceeds the amount in clause (ii), the excess of the Make-Whole Payment over the amount in clause (ii); (iv) plus an amount equal to the Per Share Unfunded True-Up Amount; and (v) plus interest on the Per Share Unfunded True-Up Amount at a rate of 19.97% per annum, compounded monthly, accruing from the date the General Partner was obligated to redeem such share but failed to do so. It is the intention that the Redemption Price of any Series E Preferred Partnership Units as of any given date be the same for each such unit. To the extent the foregoing definition would not result in the same Redemption Price per Series E Preferred Partnership Unit as of such date, such Redemption Price shall be adjusted to equal the weighted average of all Redemption Prices of all Series E Preferred Partnership Units with respect to which the Redemption Price is relevant on such date.

“Regulations” shall mean the Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations).

“REIT” shall mean any real estate investment trust complying with the requirements of Sections 856 through 860 of the Code and the Regulations related thereto.

“REIT Consultation Period” shall have the meaning set forth in Section 8(g).

“REIT Determination Event” shall mean that either (i) the General Partner has notified the holders of the Series E Preferred Stock in writing that it no longer intends to qualify as a REIT under the Code or (ii) pursuant to Section 8(g), it has been determined that the General Partner is likely to fail to qualify, or does not qualify, as a REIT under the Code.

“Representatives” shall mean the iStar Representative and the BREDS Representative.

“Required Reserves” shall mean all reserves required to be maintained under the terms of the Secured Property Debt and in any event a replacement reserve of at least $300 per unit per annum (less any amounts required by senior lenders) (subject to re-evaluation and increase to the greater of $300 or such amount as may be determined by both the iStar Representative and the BREDS Representative upon notice to the General Partner; provided, however, that, from the date that is the second anniversary of the closing of the transactions contemplated by the Securities Purchase Agreement, if within 30 days of receiving notice, the General Partner notifies the iStar Representative and the BREDS Representative that it objects to such determination, the appropriate replacement reserve shall be the amount determined by a majority of the independent directors of the Board of Directors, which shall exclude the Preferred Stock Directors; provided further that, the replacement reserve with respect to the portfolio of real estate assets commonly referred to as the “Mission Portfolio” and the “DRA Portfolio” (if acquired) shall, in each case, remain at $300 per unit per annum), which reserves may be held in a single account unless otherwise required under the Secured Property Debt.

“Sale Proceeds” shall mean the proceeds of a Capital Transaction after payment or adequate provision for reasonable and customary transaction expenses payable to third parties, the payment of Indebtedness secured by any Property that was the subject of the Capital Transaction and any reserves set forth in the Approved Budget or approved by the iStar Representative and the BREDS Representative in their reasonable discretion.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Reports” shall mean, collectively, all reports, schedules, forms, statements and other documents filed or furnished or to be filed or furnished by the General Partner with the SEC, including, without limitation, proxy information and solicitation materials, in each case, in the form and with the substance prescribed by either such act or such rules or regulations.

“Second Investors’ Independent Advisor” shall have the meaning set forth in Section 8(g).

“Section 8(i) Notice” shall have the meaning set forth in Section 8(i).

“Section 8(k) Proceeds” shall have the meaning set forth in Section 8(k).

“Secured Property Debt” shall mean Indebtedness secured by a Lien on any Property or any interest in Property (including, without limitation, capital interests).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of the Original Issue Date, by and among the General Partner, iStar Apartment Holdings LLC and BREDS, as the same may be amended and in effect from time to time.

“Senior Credit Facility” shall mean the credit agreement dated as of March 7, 2013, among the General Partner, the Partnership, certain subsidiaries of the Partnership, Bank of America, N.A., Citibank, N.A. and the other parties named therein as in effect on the Original Issue Date.

“Senior Stock” shall mean, as the case may be, (i) any class or series of stock of the General Partner ranking senior to the Series E Preferred Stock (and any Parity Stock) in respect of the right to receive distributions, (ii) any class or series of stock of the General Partner ranking senior to the Series E Preferred Stock (and any Parity Stock) in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the General Partner or (iii) any class or series of stock of the General Partner ranking senior to the Series E Preferred Stock (and any Parity Stock) in respect of the right to redemption.

“Senior Units” shall mean, as the case may be, (i) any Partnership Units ranking senior to the Series E Preferred Partnership Units (and any Parity Units) in respect of the right to receive distributions, (ii) any Partnership Units ranking senior to the Series E Preferred Partnership Units (and any Parity Units) in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Partnership or (iii) any Partnership Units ranking senior to the Series E Preferred Partnership Units (and any Parity Units) in respect of the right to redemption.

“Series D Preferred Partnership Units” shall mean the 8.75% Series D Cumulative Non-Convertible Preferred Partnership Units of the Partnership.

“Series D Preferred Stock” shall mean the 8.75% Series D Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the General Partner.

“Series D Preferred Unitholder” shall mean a holder of Series D Preferred Partnership Units.

“Series E Common Stock” shall mean the Series E common stock, $0.01 par value per share, of the General Partner.

“Series E Preferred Articles Supplementary” shall mean the Articles Supplementary of the Partnership filed by the General Partner with the State Department of Assessments and Taxation of Maryland setting forth the preferences, rights, voting powers, restrictions, limitations as to distributions and other distributions, qualifications and terms and conditions of redemption of the Series E Preferred Stock.

“Series E Preferred Partnership Units” shall have the meaning set forth in the Preamble.

“Series E Preferred Stock” shall mean the 9.25% Series E Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the General Partnership.

“Series E Preferred Stockholder” shall mean a holder of Series E Preferred Stock.

“Series E Preferred Terms” shall have the meaning set forth in Section 8(b).

“Series E Preferred Unitholder” shall mean a holder of Series E Preferred Partnership Units.

“Sixth-Year Redemption Date” shall have the meaning set forth in Section 6(b).

“Special Redemption Date” shall have the meaning set forth in Section 7(a).

“Special Redemption Notice” shall have the meaning set forth in Section 7(a).

“Special Redemption Proceeds” shall have the meaning set forth in Section 7(a).

“Special Redemption Right” shall have the meaning set forth in Section 7(a).

“Tax Protection Agreement” means any agreement whereby the General Partner or a Component Entity agrees with one or more Persons to (a) not engage in any transaction that will give rise to income or gain for federal income tax purposes with respect to a Property, (b) compensate any Person in the event of a transaction described in subclause (a) with respect to a Property, or (c) any agreement containing a combination of features described in subclause (a) or (b).

“Total Value” means Adjusted Net Operating Income divided by the Applicable Capitalization Rate.

“Transaction Documents” shall mean, collectively, this Designation of Series E Preferred Partnership Units; the Securities Purchase Agreement; the Series E Preferred Articles Supplementary; the Partnership Agreement; the Series E Preferred Partnership Units; the Articles Supplementary for the Series E Common Stock; the Corporate Governance Agreement; the Pledge Agreement; the Escrow Agreement; and each other document, instrument, certificate, or agreement to be issued or executed by the parties pursuant thereto or to any other agreement referred to above to effect the transactions contemplated hereby or thereby, and any exhibits and schedules thereto.

“Unredeemed Units” shall mean any Series E Preferred Partnership Units that the Partnership is obligated to redeem on any particular Redemption Date and in respect of which the Partnership has failed to deliver the Redemption Price in full on such Redemption Date.

“Weighted Issuance Date” shall mean, initially, the Original Issue Date. Following any Additional Unit Issuance, the “Weighted Issuance Date” shall mean the date that falls that number of days prior to the New Issuance Date obtained by the following formula:

X	=	A x B
C + D

Where:

X	=	The number of days prior to the New Issuance Date.

A	=	The number of Series E Preferred Partnership Units outstanding immediately prior to the New Issuance Date.

B	=	The number of days comprising the period commencing on the first day after the Weighted Issuance Date then in effect and ending on (but including) the New Issuance Date.

C	=	The number of Series E Preferred Partnership Units outstanding immediately prior to the New Issuance Date.

D	=	The number of Series E Preferred Partnership Units issued on the New Issuance Date.

Section 2. Designation and Number. A series of Partnership Units, designated the “9.25% Series E Cumulative Non-Convertible Preferred Partnership Units” is hereby established. The number of authorized Series E Preferred Partnership Units shall be 7,400,000.

Section 3. Rank. The Series E Preferred Partnership Units will, with respect to distribution rights, redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, rank: (i) senior to all classes or series of Junior Units and (ii) on parity with the Series D Preferred Partnership Units and any other Parity Units. The Series E Preferred Partnership Units shall not rank junior to any Common Units, and there shall be no class or series of Senior Units.

Section 4. Distributions.

(a) The record holders of Series E Preferred Partnership Units shall be entitled to receive, when, as and if authorized by the General Partner, (i) cumulative cash distributions calculated at the Look-Back Rate on the Liquidation Preference as adjusted pursuant to the sixth sentence of this Section 4(a) (the “PIK Distribution”) and (ii) cumulative cash distributions calculated at the Preferred Distribution Rate on the Liquidation Preference as adjusted pursuant to the sixth sentence of this Section 4(a) (the “Current Distribution”). Except as otherwise set forth below, distributions on each outstanding Series E Preferred Partnership Unit shall accrue and be cumulative from and including the issuance date of such unit and shall be payable monthly in arrears on each Distribution Payment Date; provided, however, that if any Distribution Payment Date is not a Business Day, then any distribution which would otherwise have been payable on such Distribution Payment Date shall be paid on the next succeeding Business Day. The amount of any distribution payable on the Series E Preferred Partnership Units for any partial Distribution Period shall be prorated and computed on the basis of a 360-day year and the actual number of days elapsed. Distributions will be payable to holders of record as they appear in the records of the Partnership at the close of business on the applicable Distribution Record Date. Distributions accrued in respect of any Distribution Period that are not paid on the first Distribution Payment Date following the end of such Distribution Period shall be deemed to be in arrears, and such distributions in arrears shall accrue additional cumulative cash distributions at the Look-Back Rate or the Preferred Distribution Rate, as applicable, then in effect from such Distribution Payment Date until the date on which such distributions in arrears are authorized by the General Partner and are declared and paid in full in cash by the Partnership. For purposes of clarity, with respect to each Series E Preferred

Partnership Unit (a) for so long as the amounts referred to in the preceding sentence of this Section 4(a) remain unpaid, such amounts shall be added to the Liquidation Preference applicable to such Series E Preferred Partnership Unit (and shall be deemed included in the definition of Liquidation Preference) solely for purposes of determining the PIK Distribution, and (b) any unpaid Current Distribution in arrears shall be added to the Liquidation Preference applicable to such Series E Preferred Partnership Unit (and shall be deemed included in the definition of Liquidation Preference) solely for purposes of determining the Current Distribution. Distributions in respect of any past Distribution Period that are in arrears may be declared and paid at any time to holders of record on a subsequent Distribution Record Date. Notwithstanding anything else contained herein to the contrary, the PIK Distribution shall be reduced by the amount of any Current Distribution with such Current Distribution first offsetting the current portion of the PIK Distribution and then offsetting any accrued and unpaid portion of the PIK Distribution. In the event that the Current Distribution for a Distribution Period exceeds the sum of the PIK Distribution for such period (determined without regard to the payment of the Current Distribution for such Distribution Period) and the accrued and unpaid PIK Distribution for all prior Distribution Periods, no PIK Distribution shall accrue or be owed to the holders of Series E Preferred Partnership Units for such Distribution Period.

(b) Notwithstanding anything contained herein to the contrary, distributions on the Series E Preferred Partnership Units (including any additional cumulative distributions accrued on distributions in arrears) shall accrue at the Look-Back Rate and the Preferred Distribution Rate, as applicable, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not such distributions are authorized or declared.

(c) Except as specifically permitted by Sections 8(i) (or as otherwise consented to pursuant to Section 8(b) or 8(c)) (x) no distributions shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any Junior Units for any period (other than a distribution paid in Junior Units), (y) no Junior Units shall be redeemed, purchased or otherwise acquired for any consideration by the Partnership and (z) the Partnership shall not pay or make available any monies for a sinking fund for the redemption of any Junior Units, (except by conversion into or exchange for other shares of any class or series of Junior Units which rank junior to the Series E Preferred Partnership Units as to dividends and upon liquidation, dissolution or winding up of the affairs of the General Partner) in each case, unless full cumulative distributions on the Series E Preferred Partnership Units for all past Distribution Periods shall have been or contemporaneously are declared and paid in full in cash.

(d) Except for distributions paid pursuant to Section 12 or in connection with any redemption of Series E Preferred Partnership Units pursuant to the terms of the Escrow Agreement, all distributions declared and paid upon the Series E Preferred Partnership Units and each other class or series of Parity Units shall be declared pro rata so that the amount of distributions declared and paid per Series E Preferred Partnership Unit and such Parity Unit shall in all cases bear to each other the same ratio that accrued distributions per unit on the Series E Preferred Partnership Units and such Parity Units (which shall not include any accrual in respect of unpaid distributions on such Parity Units for prior Distribution Periods if such Parity Units do not have a cumulative distribution) bear to each other. All distributions declared and paid upon the Series E Preferred Partnership Units shall be declared and paid in equal amounts on each such unit outstanding at the close of business on the Distribution Record Date with respect to such distribution.

(e) Holders of Series E Preferred Partnership Units shall not be entitled to any distribution, whether payable in cash, property or shares of stock, in excess of full cumulative distributions on the Series E Preferred Partnership Units (including any cumulative distributions accrued on distributions in arrears) as provided herein; provided, however, that the foregoing shall in no way prohibit the payment of any Extension Distributions or the Redemption Price owed to the Series E Preferred Unitholders pursuant to the terms of this Designation of Series E Preferred Partnership Units. Any distribution payment made on the Series E Preferred Partnership Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such units which remain payable. Accrued but unpaid distributions on the Series E Preferred Partnership Units will begin to accumulate as of the Distribution Payment Date on which they first become payable.

Section 5. Liquidation Preference; Redemption Price.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, before any distribution or payment shall be made to holders of any Junior Units, the holders of Series E Preferred Partnership Units shall be entitled to be paid out of the assets of the Partnership legally available for distribution to its partners, liquidating distributions in cash of all Miscellaneous Amounts owed to holders of Series E Preferred Partnership Units. Thereafter, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, before any distribution or payment shall be made to holders of any Junior Units, the holders of Series E Preferred Partnership Units shall, with respect to each Series E Preferred Partnership Unit, be entitled to be paid out of the assets of the Partnership legally available for distribution to its partners, liquidating distributions in cash in an amount of the Redemption Price for all outstanding Series E Preferred Partnership Units.

(b) In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series E Preferred Partnership Units and the corresponding amounts payable on all classes or series of Parity Units, then the holders of the Series E Preferred Partnership Units and each such other class or series of Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of Series E Preferred Partnership Units at the respective addresses of such holder as the same shall appear on the Partnership Unit transfer records of the Partnership.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Partnership Units will have no right or claim to any of the remaining assets of the Partnership.

Section 6. Redemption.

(a) General. Series E Preferred Partnership Units shall not be redeemable except as set forth in this Section 6 or in Section 7, or pursuant to the terms of the Escrow Agreement. Prior to the occurrence of any redemption of Series E Preferred Stock in exchange for Series E Preferred Partnership Units pursuant to Article 6(i) of the Series E Preferred Articles Supplementary (an “Exchange Event”) whenever shares of Series E Preferred Stock are redeemed by the General Partner in accordance with the terms and provisions of the Series E Preferred Articles Supplementary, the General Partner shall cause the Partnership to redeem concurrently an equivalent number of Series E Preferred Partnership Units at a redemption price per Series E Preferred Partnership Unit equal to the Preferred Stock Redemption Price. From and after the occurrence of any Exchange Event, the Series E Preferred Partnership Units shall be redeemable in accordance with the remainder of this Section 6 and as set forth in Section 7, and pursuant to the terms of the Escrow Agreement.

(b) Mandatory Redemption.

(i)	Except as otherwise set forth in this Section 6(b), all of the issued and outstanding Series E Preferred Partnership Units shall be redeemed by the Partnership for cash at the Redemption Price on June 28, 2016 (the “Original Redemption Date”).

(ii)	If less than all of the outstanding Series E Preferred Partnership Units have been redeemed by the Original Redemption Date, upon the Partnership providing written notice to the holders of the then issued and outstanding Series E Preferred Partnership Units no less than 30 days prior to the Original Redemption Date, the Partnership may extend the Original Redemption Date for all (but not less than all) of the then issued and outstanding Series E Preferred Partnership Units by 12 months to June 28, 2017 (the “Fourth-Year Redemption Date”); provided, however, that: (A) on or before the Original Redemption Date, the Partnership shall cause full cumulative Current Distributions on the Series E Preferred Partnership Units for all past Distribution Periods to have been declared and shall cause such distributions to have been paid in full in cash; (B) as of the Original Redemption Date, the Partnership shall be in compliance with each of the Financial Covenants and no Event of Default shall have occurred and be continuing; and (C) on or before the Original Redemption Date, the Partnership shall pay to the holders of all the then issued and outstanding Series E Preferred Partnership Units an amount equal to the applicable Extension Distribution in cash. In the event that any of the foregoing requirements set forth in this Section 6(b)(ii) are not satisfied, the Partnership shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series E Preferred Partnership Units, and the Partnership shall redeem all of the Series E Preferred Partnership Units on the Original Redemption Date.

(iii)	If the Original Redemption Date was properly extended to the Fourth-Year Redemption Date, and less than all of the outstanding Series E Preferred Partnership Units have been redeemed by the Fourth-Year Redemption Date, upon the Partnership providing written notice to the holders of the then issued and outstanding Series E Preferred Partnership Units no less than 30 days prior to the Fourth-Year Redemption Date, the Partnership may extend the Fourth-Year Redemption Date for all (but not less than all) of the then issued and outstanding Series E Preferred Partnership Units by 12 months to June 28, 2018 (the “Fifth-Year Redemption Date”); provided, however, that: (A) on or before the Fourth-Year Redemption Date, the Partnership shall cause full cumulative Current Distributions on the Series E Preferred Partnership Units for all past Distribution Periods to have been declared and shall cause such distributions to have been paid in full in cash; (B) as of the Fourth-Year Redemption Date, the General Partner and the Component Entities shall be in compliance with each of the Financial Covenants and no Event of Default shall have occurred and be continuing; and (C) on or before Fourth-Year Redemption Date, the Partnership shall pay to the holders of all the then issued and outstanding Series E Preferred Partnership Units an amount equal to the applicable Extension Distribution in cash. In the event that any of the foregoing requirements set forth in this Section 6(b)(iii) are not satisfied, the Partnership shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series E Preferred Partnership Units, and the Partnership shall redeem all of the Series E Preferred Partnership Units on the Fourth-Year Redemption Date.

(iv)

If the Fourth-Year Redemption Date shall have been properly extended to the Fifth-Year Redemption Date, and less than all of the outstanding Series E Preferred Partnership Units have been redeemed by the Fifth- Year Redemption Date, upon the Partnership providing written notice to the holders of the then issued and outstanding Series E Preferred Partnership Units no less than 30 days prior to the Fifth-Year Redemption Date, the Partnership may extend the Fifth-Year Redemption Date for all (but not less than all) of the then issued and outstanding Series E Preferred Partnership Units by 12 months to June 28, 2019 (the “Sixth-Year Redemption Date”); provided, however, that, (A) at least 60 days prior to the Fifth-Year Redemption Date, the Partnership shall have delivered a written asset resolution plan, in form and substance reasonably satisfactory to both the iStar Representative and the BREDS Representative, to the holders of the then outstanding Series E Preferred Partnership Units which shall provide for the disposition of Properties (the “Designated Assets”) resulting in Sale Proceeds sufficient to fully redeem all outstanding Series E Preferred Partnership Units for the Redemption Price by the Sixth-Year Redemption Date (the “Asset Disposition Plan”); (B) on or before the

Fifth-Year Redemption Date, the Partnership shall pay to the holders of all the then issued and outstanding Series E Preferred Partnership Units an amount equal to the applicable Extension Distribution in cash; and (C) as of the Fifth-Year Redemption Date, the General Partner and the Component Entities shall be in compliance with each of the Financial Covenants and no Event of Default shall have occurred and be continuing. In the event that any of the foregoing requirements set forth in this Section 6(b)(iv) are not satisfied, the Partnership shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series E Preferred Partnership Units, and the Partnership shall redeem all of the Series E Preferred Partnership Units on the Fifth-Year Redemption Date.

(v)	If the Fifth-Year Redemption Date shall have been properly extended to the Sixth-Year Redemption Date, and at least 50% of the aggregate number of Series E Preferred Partnership Units outstanding as of the Fifth-Year Redemption Date shall have been redeemed by the Sixth-Year Redemption Date, upon the Partnership providing written notice to the holders of the then issued and outstanding Series E Preferred Partnership Units no less than 30 days prior to the Sixth-Year Redemption Date, the Partnership may extend the Sixth-Year Redemption Date for all (but not less than all) of the then outstanding Series E Preferred Partnership Units by six months to December 28, 2019 (the “Final Redemption Date”); provided, however, that, (A) the Asset Disposition Plan is updated to provide for the sale of additional Designated Assets resulting in Sale Proceeds sufficient to redeem all remaining outstanding Series E Preferred Partnership Units at the Redemption Price by the Final Redemption Date (and such update is in form and substance reasonably satisfactory to both the iStar Representative and the BREDS Representative); (B) on or before the Sixth-Year Redemption Date, the Partnership shall pay to the holders of all the then issued and outstanding Series E Preferred Partnership Units an amount equal to the applicable Extension Distribution in cash; and (C) as of the Sixth-Year Redemption Date, the General Partner shall be in compliance with the Financial Covenants and no Event of Default shall have occurred and be continuing. In the event that any of the foregoing requirements set forth in this Section 6(b)(v) are not satisfied, the Partnership shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series E Preferred Partnership Units, and the Partnership shall redeem all of the Series E Preferred Partnership Units on the Sixth-Year Redemption Date.

(vi)

The date on which the Series E Preferred Partnership Units are required to be redeemed (i.e., the Final Redemption Date or any other redemption date on which the Partnership no longer has the right to extend such redemption date as a result of a failure to meet the extension requirements set forth in this Section 6(b)) is referred to herein as the “Mandatory Redemption Date.” On the Mandatory Redemption Date, the Partnership shall redeem all of the issued and outstanding Series E Preferred

Partnership Units for cash in an amount per unit equal to the Redemption Price calculated as of the Mandatory Redemption Date, and such redemption payment shall be made to the holder on the Mandatory Redemption Date in cash. For the avoidance of doubt, failure to redeem all of the outstanding Series E Preferred Partnership Units on the Mandatory Redemption Date shall result in (i) an increase of the Preferred Distribution Rate from the rate per annum then in effect to 14.97% per annum (subject to the occurrence of an Event of Default, in which case, the Preferred Distribution Rate shall be 19.97% per annum), compounded monthly, payable in respect of the Unredeemed Units, and such increased distribution rate shall take effect with respect to the Unredeemed Units effective from and after the Mandatory Redemption Date until such time as all of the outstanding Series E Preferred Partnership Units has been redeemed and paid for in full pursuant to this Section 6(b) and (ii) an increase in the Look-Back Rate from 14.47% per annum, compounded monthly, to 19.97% per annum, compounded monthly, and such increased rate shall take effect with respect to the Unredeemed Units effective as of the Original Issue Date, until such time as all of the outstanding Series E Preferred Partnership Units has been redeemed and paid for in full pursuant to this Section 6(b). If on the Mandatory Redemption Date fewer than (i) all of the outstanding Series E Preferred Partnership Units and (ii) all units of other classes or series of Parity Units required to be redeemed on such date may legally be redeemed, the Partnership shall redeem on the Mandatory Redemption Date such number of Series E Preferred Partnership Units and such number of units of other classes or series of Parity Units as may legally be redeemed on such date to the fullest extent permitted by law on a Pro Rata Basis (as nearly as may be practicable without creating fractional shares); the remainder of the Series E Preferred Partnership Units shall be deemed to be “Unredeemed Units” and shall be redeemed as soon as practicable thereafter. Such Unredeemed Units shall continue to accrue preferred cumulative distributions in accordance with the terms hereof up to but excluding the date on which the Partnership pays in full to the holders of such Unredeemed Units in cash the Redemption Price (re-calculated as of such date).

(vii)

Notwithstanding anything else contained herein to the contrary, if as of the Fifth-Year Redemption Date Series E Preferred Partnership Units remain outstanding, then, until all of the Series E Preferred Partnership Units shall have been redeemed for the Redemption Price, in addition to the consent rights of the iStar Representative and the BREDS Representative pursuant to Section 8(b), the iStar Representative and the BREDS Representative shall jointly have approval rights over all major decisions of the Partnership and the Component Entities (other than day-to-day ordinary administrative decisions and decisions with respect to the multifamily property known as Bello Ruscello); provided, that the foregoing shall not apply in the event the Bello Ruscello property is no longer subject to restrictions affecting the ability of the iStar Representative and the

BREDS Representative to take over control of such property; provided, further, that if the General Partner amends any documents restricting the ability of the iStar Representative and the BREDS Representative to exercise control over such property, the General Partner shall use commercially reasonable efforts to eliminate any provision prohibiting the ability of the iStar Representative and the BREDS Representative to exercise control over such property and, to the extent successful, the foregoing limitation on the ability of the iStar Representative and the BREDS Representative to control the Bello Ruscello property shall no longer be applicable), including having approval rights over all Capital Transactions.

(c) Optional Redemption. The iStar Representative and the BREDS Representative shall have the right (the “Optional Redemption Right”), which right may be exercised jointly by both Representatives by delivering to the Partnership an Optional Redemption Notice, to require the Partnership to redeem all (but not less than all) of the outstanding Series E Preferred Partnership Units upon the occurrence of any of the following events after the Original Issue Date (each, an “Optional Redemption Event”):

(i)	a Change of Control;

(ii)	the redemption by the Partnership of any Junior Units except to the extent such redemption is permitted without approval of the Series E Preferred Unitholders;

(iii)	any breach by the General Partner or Component Entity of Section 8(b) not timely waived by both the iStar Representative and the BREDS Representative in accordance with Section 6(e);

(iv)	in the event that (A) any Key Person becomes incapacitated, deceased or otherwise ceases to be employed by the General Partner or Component Entity for any reason (a “Key Person Event”), and (B) another individual approved by both the iStar Representative and the BREDS Representative at that time, such approval not to be unreasonably withheld, conditioned or delayed, is not appointed by the Board of Directors to fill the vacant position resulting from such Key Person Event within a period of six months after the occurrence of such event (the “Key Person Replacement Period”); provided, however, that if a Key Person Event occurs with respect to any one Key Person and, prior to the replacement of such individual in accordance with clause (B) above, a Key Person Event occurs with respect to the other remaining Key Person, then the Key Person Replacement Period with respect to both such individuals shall end no later than the four month anniversary of the first date on which a Key Person Event occurred or existed with respect to both such individuals;

(v)	in the event that the General Partner or any Component Entity defaults on any Secured Property Debt and such default either (A) cannot be cured within 45 days after such default occurs (or 20 days if the default occurs on any Secured Property Debt relating to more than one Property), (B) is not actually cured within 45 days after such default occurs (or 20 days if the default occurs on any Secured Property Debt relating to more than one Property) or (C) is not waived in writing by the relevant lender;

(vi)	an Event of Default; or

(vii)	a REIT Determination Event.

(d) Optional Redemption Event Notice. No later than 10 days following the occurrence of an Optional Redemption Event, the Partnership shall deliver to the holders of record of Series E Preferred Partnership Units at their addresses as they appear on the Partnership’s transfer records a notice of occurrence of the Optional Redemption Event (the “Optional Redemption Event Notice”). Such notice shall state: (i) the events constituting the Optional Redemption Event; (ii) the date on which the Optional Redemption Event occurred; (iii) that, as a result of the Optional Redemption Event, the holders of Series E Preferred Partnership Units may exercise the Optional Redemption Right; and (iv) the procedure set forth below which the holders of Series E Preferred Partnership Units must follow in order to validly exercise the Optional Redemption Right. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the rights of the Representatives to demand the redemption of Series E Preferred Partnership Units in accordance with this Section 6.

(e) Optional Redemption Procedure.

(i)	Exercise. The Optional Redemption Right may be exercised by the iStar Representative and the BREDS Representative by jointly delivering, at any time after the occurrence of an Optional Redemption Event, to the Partnership a notice in writing (an “Optional Redemption Notice”) stating the Representatives’ election for the Partnership to redeem Series E Preferred Partnership Units, specifying the clause in Section 6(c) under which the redemption is being exercised. A breach by the Partnership of Section 8(b) will be deemed waived for purposes of Section 6(c)(iii) only if both the iStar Representative and the BREDS Representative explicitly waive in writing such breach prior to delivery of such Optional Redemption Notice. An Optional Redemption Notice may not be withdrawn without the written consent of the General Partner, which consent must be approved by a majority of the members of the Board of Directors (excluding for this purpose each director, if any, who is affiliated (as determined pursuant to the provisions of the Charter) with any holder of the Series E Preferred Partnership Units).

(ii)	Coordination with Parity Stock.

(A)	Promptly, and in any event no later than five days, following any delivery by the Representatives to the Partnership of an Optional Redemption Notice, the General Partner shall deliver to the holders of record of each other class or series of Parity Stock of which any shares are then outstanding a notice of receipt of the Optional Redemption Notice, together with a copy of the Optional Redemption Notice.

(B)	Promptly, and in any event no later than five days, following any exercise by the holder or holders of any other class or series of Parity Stock, pursuant to the terms thereof, of the optional redemption right set forth therein corresponding to the Optional Redemption Right set forth herein (such right, a “Parity Optional Redemption Right” and such exercise, a “Parity Optional Redemption Exercise”), the Partnership shall deliver to the holders of record of Series E Preferred Partnership Units at their addresses as they appear on the Partnership’s transfer records a notice of such Parity Optional Redemption Exercise, together with a copy of the exercise notice received by the Partnership relating thereto.

(C)	In the event of any Parity Optional Redemption Exercise occurring prior to the delivery of the Optional Redemption Notice by the Representatives to the Partnership, the Optional Redemption Period shall be extended, to the extent necessary, so as to provide for a period of at least 10 days following delivery by the Partnership of the notice described in Section 6(e)(ii)(B). For avoidance of doubt, the foregoing provision shall in no event reduce the duration of the Optional Redemption Period.

(iii)	Optional Redemption Date. If, following an Optional Redemption Event, the iStar Representative and the BREDS Representative exercise the Optional Redemption Right in accordance with this Section 6(e), the date of redemption of the Series E Preferred Partnership Units (the “Optional Redemption Date”) shall be the date that is 30 days after the delivery of the Optional Redemption Notice by the iStar Representative and the BREDS Representative to the Partnership; provided, however, that, in the event of any Parity Optional Redemption Exercise occurring prior to the delivery of the Optional Redemption Notice by the Representatives to the Partnership, if the Representatives shall have delivered the Optional Redemption Notice no later than 10 days following delivery by the Partnership of the notice described in Section 6(e)(ii)(B) in respect of the earliest such Parity Optional Redemption Exercise, then the Optional Redemption Date shall be accelerated (but not deferred) to be the same as the date of redemption of the Parity Stock to which such Parity Optional Redemption Exercise relates; provided further, that, subject to the foregoing proviso, the Partnership, by written notice to the Representatives, may in its sole discretion elect to accelerate (but not to defer) the Optional Redemption Date to coincide with the redemption date relating to any Parity Optional Redemption Exercise.

(f) Redemption Payment. For each Series E Preferred Partnership Unit which is to be redeemed pursuant to this Section 6, the Partnership shall, on the applicable Redemption Date therefor or, if such Redemption Date is not a Business Day, on the first Business Day thereafter, pay to the holder thereof in full an amount in cash equal to the Redemption Price calculated as of such Redemption Date unless otherwise set forth in the Optional Redemption Notice, to the same account or accounts that the General Partner pays Current Distributions. Upon payment in full of the Redemption Price in accordance with this Section 6(f), such Series E Preferred Partnership Units shall be deemed to be no longer issued and outstanding. Any Series E Preferred Partnership Units that are required to be redeemed pursuant to this Section 6 and in respect of which the Partnership fails to satisfy its obligation to pay the Redemption Price in full in accordance with this Section 6(f), shall remain issued and outstanding and be deemed to be Unredeemed Units. Such Unredeemed Units shall accrue preferred cumulative distributions in accordance with the terms hereof at a Preferred Distribution Rate of 14.97% per annum (subject to the occurrence of an Event of Default, in which case, the Preferred Distribution Rate shall be 19.97% per annum), compounded monthly, up to and excluding the date on which the Partnership satisfies its obligation to pay in full the Redemption Price (re-calculated as of such date). In connection with any redemption of Series E Preferred Partnership Units, each holder of Series E Preferred Partnership Units to be redeemed shall use reasonable efforts to surrender at the time of redemption at the General Partner’s principal office a certificate representing the Series E Preferred Partnership Units such holder is redeeming; provided, however, that the holder’s right to have its Series E Preferred Partnership Units redeemed shall not be contingent upon such holder returning its certificates to the General Partner.

(g) Insufficient Redemption Proceeds. In the event that, in connection with any redemption obligation pursuant to this Section 6, on any Redemption Date the Partnership is unable to satisfy in full (i) its obligations with respect to all Series E Preferred Partnership Units required to be redeemed pursuant to this Section 6 on such Redemption Date, and (ii) the corresponding redemption obligations of the General Partner with respect to shares of Series E Preferred Stock and all shares or other classes or series of Parity Stock required to be redeemed on such Redemption Date pursuant to the terms thereof (which would in turn require the Partnership to redeem the Parity Units issued to the General Partner in connection with its issuance of Parity Stock), then, in each such case, on such Redemption Date, the Partnership shall redeem only such number of Series E Preferred Partnership Units and such number of units of other classes or series of Parity Units that legally may be redeemed on such date, to the fullest extent permitted by law, pro rata (as nearly as practical without creating fractional units), and the holders of the Series E Preferred Partnership Units and the Parity Units shall share ratably the proceeds available for redemption on a Pro Rata Basis. Thereafter, as soon as the Partnership is legally permitted to do so under applicable law, the Partnership shall redeem the Unredeemed Units (and the Partnership shall redeem the remaining unredeemed Parity Units required to be redeemed), to the fullest extent permitted by law, pro rata (as nearly as practical without creating any fractional units), calculated as set forth in the immediately preceding sentence, until the Partnership and the General Partner satisfy in full their respective redemption obligations with respect to all such Unredeemed Units and such remaining Parity Units and shares of Parity Stock required to be redeemed.

(h) Restrictions Applicable After a Failure to Redeem. Without limitation to the rights of the holders of Series E Preferred Partnership Units under Section 8(b), upon the occurrence of an Optional Redemption Event and until the date on which all of the Series E Preferred Partnership Units have been redeemed in full in accordance with the terms herein: the General Partner shall, and shall cause its Component Entities to, apply all Net Operating Cash Flow and Sale Proceeds to redeem Series E Preferred Partnership Units at the Redemption Price then in effect and, to the extent required under the terms thereof, Parity Units (for their applicable redemption price then in effect) on a Pro Rata Basis (as nearly as may be practicable without creating fractional units) among the Series E Preferred Unitholders and the holders of Parity Units; and (ii) the General Partner shall not take any of the following actions, directly or through any Component Entity, unless the corresponding restriction is waived in writing by both the iStar Representative and the BREDS Representative:

(i)	declare or pay distributions on Junior Stock or Junior Units (except as otherwise set forth in Section 8(c), 8(d) or 8(e)) on Parity Stock or Parity Units);

(ii)	redeem any outstanding Junior Stock or Junior Units;

(iii)	effect any Qualified Contribution Transaction;

(iv)	acquire any real property asset or assets, or any interest therein;

(v)	sell any real property asset or assets, or any interest therein; or

(vi)	incur or enter into any agreement, contract, commitment or other obligation to incur any Indebtedness, including for the purpose of refinancing existing Indebtedness.

(i) All Series E Preferred Partnership Units redeemed pursuant to this Section 6 or otherwise repurchased or acquired by the Partnership shall be retired and shall not be reissued, and all rights of the holders of such units hereunder shall be deemed to have automatically terminated and be without any further force and effect from and after the date of such redemption.

(j) Subject to the restrictions set forth in Section 8(b), and subject to the Partnership’s compliance with the applicable provisions of this Section 6, the General Partner shall be permitted to redeem any outstanding Parity Stock or Parity Units.

Section 7. Special Redemption by the Partnership.

(a) The Partnership shall have the right (“Special Redemption Right”), at any time, upon written notice (the “Special Redemption Notice”) to the holders of record of Series E Preferred Partnership Units (at their respective addresses as they appear on the transfer records of the Partnership) not less than 30 days prior to a date (which date may be contingent upon certain events as specified in Section 7(e)) specified in such Special Redemption Notice (the “Special Redemption Date”), to redeem all (or such lesser amount pursuant to Section 7(e)) of the Series E Preferred Partnership Units then outstanding for cash in an amount per unit equal to the Redemption Price calculated as of the Special Redemption Date (“Special Redemption Proceeds”); provided, that, as conditions to the redemption of the Series E Preferred Partnership

Units pursuant to this Section 7 (excluding any redemption pursuant to the terms of the Escrow Agreement), (i) on the Special Redemption Date, the General Partner shall redeem all (or such lesser amount pursuant to the terms thereof) of the Series D Preferred Partnership Units then outstanding pursuant to the terms thereof, and (ii) on or before the Special Redemption Date, the General Partner shall cause to be declared and paid in full in cash, with respect to each class or series of Parity Units of which any units are then outstanding and are not to be redeemed on such date, full cumulative distributions on all such units for all past Distribution Periods for such Parity Units to have been declared. Except as provided in this Section 7(a) for any redemption of Series E Preferred Partnership Units pursuant to the terms of the Escrow Agreement, notwithstanding anything to the contrary contained herein, any redemption by the General Partner of less than all of the outstanding Series E Preferred Partnership Units and all of the outstanding Series D Preferred Partnership Units pursuant to this Section 7, shall be on a Pro Rata Basis (as nearly as practical without creating any fractional shares) among the Series E Preferred Unitholders and the Series D Preferred Unitholders. The Special Redemption Proceeds shall be paid in full to the holders of Series E Preferred Partnership Units in cash on the Special Redemption Date to the account or accounts Current Distributions are paid. Notwithstanding anything to the contrary contained herein, any redemption by the General Partner of Series E Preferred Partnership Units pursuant to the terms of the Escrow Agreement shall not be on a Pro Rata Basis among the Series E Unitholders and the Series D Unitholders.

(b) In addition to any information required by law, the Special Redemption Notice shall state: (i) that the Series E Preferred Partnership Units are being redeemed pursuant to the Special Redemption Right; (ii) the amount of the Special Redemption Proceeds, including the calculation thereof and the per diem rate of interest from the date of the Special Redemption Notice to the Special Redemption Date (or estimated Special Redemption Date with respect to Section 7(e)); (iii) the place or places where the certificates representing Series E Preferred Partnership Units to be redeemed, to the extent the Series E Preferred Partnership Units are certificated, are to be surrendered; (iv) that distributions on the Series E Preferred Partnership Units to be redeemed will cease to accumulate on the Special Redemption Date; and (v) the Special Redemption Date or, with respect to a redemption in connection with an IPO pursuant to Section 7(e), the estimated Special Redemption Date.

(c) Notwithstanding anything to the contrary contained herein, no Series E Preferred Partnership Units (and no Parity Units required to be redeemed by the General Partner on the Special Redemption Date pursuant to the terms thereof) shall be redeemed pursuant to the Special Redemption Right (and, in the case of Parity Units required to be redeemed on the Special Redemption Date, pursuant to the terms thereof) unless all of the Special Redemption Proceeds are paid in full with respect to the Series E Preferred Partnership Units to be redeemed on the Special Redemption Date (and the redemption proceeds due on the Parity Units required to be redeemed on the Special Redemption Date pursuant to the terms thereof are paid in full), including all cumulative distributions payable on all such units and shares shall have been (or contemporaneously are) authorized, declared and paid in full in cash for all past Distribution Periods and for the then current Distribution Period, up to and excluding the Special Redemption Date.

(d) If the Partnership shall so require and the notice shall so state, on or after the Special Redemption Date, each holder of Series E Preferred Partnership Units to be redeemed shall present and surrender the certificates representing such holder’s Series E Preferred Partnership Units, to the Partnership at the place designated in the Special Redemption Notice and thereupon the Special Redemption Proceeds of such units (including all accrued and unpaid distributions to, but not including, the Special Redemption Date) shall be paid to or on the order of the Person whose name appears on the unit transfer records of the Partnership as the record holder thereof and each surrendered certificate shall be cancelled.

(e) Notwithstanding anything else contained herein to the contrary, on or prior to the consummation of an IPO, the Partnership shall be obligated to exercise the Special Redemption Right to cause the redemption of not less than 50% of the Series E Preferred Partnership Units then outstanding. In connection with any contemplated IPO, the Partnership shall have the right to make the effectiveness of its Special Redemption Notice contingent upon the consummation of the IPO, in which event the Special Redemption Date shall be the date the General Partner receives funds in cash and in full with respect to the shares of Capital Stock that are subject to the IPO. Neither the foregoing obligation of the Partnership to exercise the Special Redemption Right nor any exercise of the Special Redemption Right shall alter or affect the General Partner’s right to abandon any contemplated IPO, and any such conditional exercise shall be null and void upon such abandonment. If an IPO shall not have been consummated within 90 days after delivery of the conditional Special Redemption Notice relating thereto, such conditional Special Redemption Notice shall thereupon be null and void; provided, however, that nothing herein shall relieve the Partnership from its obligation to again exercise the Special Redemption Right pursuant to the first sentence of this Section 7(e).

(f) All Series E Preferred Partnership Units redeemed or repurchased pursuant to this Section 7 shall be retired and shall be restored to the status of authorized but unissued Partnership Units, without designation as to series or class, and all rights of the holders of such units hereunder shall be deemed to have automatically terminated and be without any further force and effect from and after the date of such redemption.

Section 8. Voting Rights and Distributions.

(a) General. Except as provided by law or as set forth in this Designation of Series E Preferred Partnership Units, holders of Series E Preferred Partnership Units shall have no voting rights.

(b) Protective Provisions. Notwithstanding anything herein to the contrary, so long as any Series E Preferred Partnership Units remain outstanding, the General Partner shall not, and shall cause any Component Entity not to, without the prior written consent of both the iStar Representative and the BREDS Representative:

(i)

(A) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock, Senior Units, Parity Stock or Parity Units Stock, or reclassify any authorized shares of Capital Stock into Senior Stock or Parity Stock or authorized Partnership Units into Senior Units or Parity Units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Stock, Senior Units, Parity Stock or Parity Units; (B) issue shares of Series E Preferred Stock, Series E Preferred Partnership Units, Parity Stock and Parity Units to any Person, including iStar, BREDS or their respective Affiliates, and except as is otherwise contemplated by the Securities Purchase Agreement or (C) authorize, create or issue any class of Junior Stock or Junior Units that gives the holders thereof the right to participate in, interfere with or restrict the management or operations of the General Partner or the Component Entities (including, the right to designate a director) or prohibits the holders of the Series E Preferred Partnership Units or Series E Preferred Stock from exercising their rights and remedies hereunder;

(ii)	amend, alter or repeal any provisions of the terms of the Series E Preferred Partnership Units as set forth herein (the “Series E Preferred Terms”) or the terms of any other Transaction Document, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise;

(iii)	amend, alter or repeal the provisions of the Charter or the bylaws of the General Partner or the certificate of limited partnership or the agreement of limited partnership of the Partnership whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, other than such changes as may be required to effectuate the issuance of Junior Stock otherwise permitted by the Series E Preferred Articles Supplementary, which would not alter or modify the terms of the Series E Preferred Stock, as set forth in the Transaction Documents, in any manner, or Parity Stock specifically permitted by Section 8(b)(i); provided, further, that prior to effecting any such change in reliance thereon, the General Partner (A) no later than 10 Business Days before effecting any such change and issuing such Junior Stock or Parity Stock, shall have provided a reasonable description of the particulars of the change together with a draft of the proposed amendment to the iStar Representative and the BREDS Representative, and (B) if requested by the iStar Representative or the BREDS Representative within five Business Days after receipt of such notice, the General Partner shall refrain from effecting such change until any questions or concerns raised by the iStar Representative and the BREDS Representative have been resolved to their respective reasonable satisfaction); notwithstanding the foregoing, in no event shall the Partnership amend its bylaws to grant a director, other than a Preferred Stock Director, more than one vote on any matter presented to the Board of Directors or increase the size of the Board of Directors to a number of members greater than 11;

(iv)	amend, alter or repeal the provisions of the charter or the bylaws or other governing instrument or constitutional document of any Component Entity (other than the Partnership), whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to adversely affect any right, preference, privilege, obligation or voting power of the Series E Preferred Partnership Units or the Series E Preferred Stock or holders of the foregoing;

(v)	incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, any Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness and any accordion feature with respect to any Indebtedness), whether with respect to any Existing Property or otherwise, but excluding, for the purposes of this Section 8(c)(v), any Indebtedness with respect to any Future Property); provided, that the incurrence of Indebtedness shall be allowed if (A) the aggregate Indebtedness of the General Partner and all Component Entities at no time shall exceed the amount of such aggregate Indebtedness (measured in dollars) as of the Original Issue Date as set forth in the Schedule B attached to the Securities Purchase Agreement at the time of such determination, (B) if (x) the aggregate Indebtedness of the General Partner and all Component Entities with respect to any one Existing Property at no time shall exceed the greater of (1) the amount of such aggregate Indebtedness (measured in dollars) with respect to such Property as of the Original Issue Date and (2) 70% of the value of such Property, in each case, at the time of such determination (C) the Indebtedness would not result in a breach of any Financial Covenant and (D) such Indebtedness does not restrict or adversely affect any of the rights of the Series E Preferred Unitholders, the Series E Preferred Stockholders and/or the Series E Preferred Partnership Units or Series E Preferred Stock, or otherwise prevent the Series E Preferred Unitholders or the Series E Preferred Stockholders from exercising their rights, under any Transaction Document in any manner (including, without limitation, in connection with “event of default,” “change of control” or lock-out restrictions with respect to such Indebtedness; provided, however, that, for the purpose of this clause (D), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series E Preferred Unitholders and/or the Series E Preferred Partnership Units, or otherwise prevent the Series E Preferred Unitholders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts for the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series E Preferred Unitholders and/or the Series E Preferred Stockholders);

(vi)

incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness) with respect to any Future Property (including, without limitation, any such Future Property acquired pursuant to a

Qualified Contribution Transaction), except (A) that with respect to and solely for the purposes of closing the acquisition of the Future Properties set forth on Schedule B attached to the Securities Purchase Agreement, Indebtedness up to the amount set forth on such Schedule B for such Future Properties may be incurred without requiring the prior approval of the Representatives; provided, however, that nothing contained herein shall permit such Indebtedness to be excluded from the calculations of Indebtedness for purposes of clauses (B)(x)-(z) below following the closing of the acquisition for such Future Properties (including any refinancing of such Indebtedness) and provided, further that clause B(w) below shall also apply to any refinancing of such Indebtedness) or (B) that to the extent such Indebtedness would not (w) exceed 60% (or such greater percentage, up to 70%, as the Board of Directors may approve) of the purchase price (including closing costs and expenses) of such Future Property, (x) cause the General Partner or any Component Entity to be unable to comply with any Financial Covenant, (y) restrict or adversely affect any of the rights or remedies of the Series E Preferred Unitholders, the Series E Preferred Stockholders and/or the Series E Preferred Partnership Units or Series E Preferred Stock, or otherwise prevent the Series E Preferred Unitholders or Series E Preferred Stockholders from exercising their rights, under any Transaction Document in any manner (including, without limitation, in connection with “event of default,” “change of control” or lock-out restrictions with respect to such Indebtedness; provided, however, that, for the purpose of this clause (y), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series E Preferred Unitholders and/or the Series E Preferred Partnership Units, or otherwise prevent the Series E Preferred Unitholders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts for the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series E Preferred Unitholders and/or the Series E Preferred Stockholders) or (z) allow for any recourse against the General Partner or any Component Entity other than the entity incurring the Indebtedness (other than for customary covenant matters such as fraud, misappropriation and environmental matters and other than the Indebtedness under the Senior Credit Facility);

(vii)	fail to satisfy any of the following financial covenants (each a “Financial Covenant” and collectively, the “Financial Covenants”), tested as of (1) in the case of the Financial Covenants set forth in Section 8(b)(vii)(A) – (C), the end of each fiscal quarter beginning with the fiscal quarter ending March 31, 2014 and (2) in the case of the Financial Covenant set forth in Section 8(b)(vii)(D), December 31, 2013:

(A)	a Maximum Senior Loan LTV Ratio not exceeding 70%, calculated using the Applicable Capitalization Rate (the “LTV Formula”);

(B)	a Minimum Senior Loan Debt Yield of 8.75%;

(C)	a Maximum Preferred Equity Investment LTV not exceeding 80% (calculated using the LTV Formula); or

(D)	65 million Common Units (excluding any Common Units held by the General Partner) and shares of Common Equity, in each case, outstanding in the aggregate.

(viii)	engage in any transaction between the General Partner or any Component Entity, on the one hand, and any Affiliate (including iStar, BREDS or their Affiliates for the purpose of this Section 8(c)(viii)) of the General Partner or such Component Entity, on the other hand (such a transaction, an “Affiliate Transaction”), other than (A) any Qualified Contribution Transaction (but only to the extent that in respect of any such Qualified Contribution Transaction (1) one or more Preferred Stock Directors were either (x) present at all meetings of the Board of Directors during which such Qualified Contribution Transaction was considered or (y) were appointed to the committee of the Board of Directors charged with evaluating Affiliate Transactions, and were present at all committee meetings during which such Qualified Contribution Transaction was considered; (2) the General Partner receives an appraisal with respect to such Qualified Contribution Transaction, prior to its consummation, from a third-party appraiser selected by the General Partner and reasonably acceptable to both the iStar Representative and the BREDS Representative; and (3) the prior written consent of the iStar Representative and the BREDS Representative would not have been required if such Qualified Contribution Transaction was not an Affiliate Transaction, either pursuant to the Series E Preferred Terms or under applicable law) and (B) any property management agreement between the General Partner and any Component Entity that is a “taxable REIT subsidiary” (as defined in Section 856(l) of the Code);

(ix)	enter into any transaction or take any corporate action which could reasonably be expected to result in, or suffer to exist, a Change of Control;

(x)	take any corporate action in the furtherance of, or suffer to exist, any of the following:

(A)	the commencement by the General Partner or any Component Entity of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(B)	the consent by the General Partner or any Component Entity to the entry of a decree or order for relief in respect of the General Partner or such Component Entity in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

(C)	the filing of a petition or answer or consent by the General Partner or a Component Entity seeking reorganization or relief under any applicable federal or state law;

(D)	the General Partner or any Component Entity:

(1)	consenting to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the General Partner or such Component Entity or of any substantial part of its property;

(2)	making an assignment for the benefit of creditors; or

(3)	admitting in writing its inability to pay its debts generally as they become due.

(xi)	fail to maintain the Required Reserves;

(xii)	declare or pay distributions on Junior Stock or Junior Units (except as permitted in Section 8(c), 8(d) or 8(i));

(xiii)	redeem, purchase, subscribe for or otherwise acquire any outstanding Capital Stock, Common Units or preferred units issued by the Partnership except for (A) in the case of Common Units, by conversion into or exchange for other shares of any class or series of Junior Stock; and (B) in the case of Series E Preferred Partnership Units, in accordance with Section 6 or Section 7 hereof;

(xiv)	expend or incur any amount during a fiscal year in excess of the Permitted Budget Variance;

(xv)

enter into, amend, modify or terminate any Material Contract (provided, that upon the General Partner requesting approval from the iStar Representative and the BREDS Representative to enter into, amend, modify or terminate a Material Contract, the iStar Representative and the BREDS Representative shall respond to the General Partner’s request for approval within 10 Business Days and the failure of both Representatives to respond shall be deemed approval by the iStar Representative and the BREDS Representative; provided, further, that the if the iStar Representative or the BREDS Representative notify the General Partner within such ten Business Day period of its need for additional time to evaluate the Material Contract, the iStar Representative or the BREDS Representative shall have such additional time to review as is reasonably necessary);

(xvi)	enter into or allow any Component Entity to enter into any Tax Protection Agreement or amend any Tax Protection Agreement unless such agreement or amendment subordinates all rights to payment thereunder by a Component Entity to the rights of the holders of the Series E Preferred Stock and the holders of the Series E Preferred Partnership Units and is otherwise reasonably acceptable to the iStar Representative and the BREDS Representative;

(xvii)	appoint or replace a Key Person;

(xviii)	incur any portfolio or asset-level Indebtedness that would cause the failure of any Financial Covenant or of the terms of Section 8(b)(v) or Section 8(b)(vi);

(xix)	take any action, grant any consent, waive any rights or make any election in its capacity as a holder of Series E Preferred Partnership Units;

(xx)	sell or dispose of any asset (whether directly or indirectly) held by the General Partner or by any Component Entity; provided, however, that (A) any sale pursuant to an Asset Disposition Plan approved by the iStar Representative and the BREDS Representative in accordance with Section 6(b), (B) any sale effected as a single transaction or a series of related transactions to a third party and its Affiliates for less than $25,000,000 (provided, that 100% of the Sale Proceeds therefrom are distributed to the Series E Preferred Unitholders) or (C) the sale of the Baypoint Property (provided, that 100% of the Sale Proceeds are used to finance acquisitions of the Collin Creek property and the Spring Creek property), shall be permitted without the prior written consent of the iStar Representative or the BREDS Representative pursuant to this Section 8(b)(xx);

(xxi)	amend an Approved Budget or otherwise fail to comply with the provisions of Section 8(f);

(xxii)	enter into or conduct any business (whether directly or indirectly), other than (A) the ownership, acquisition and disposition of interests in the Partnership; (B) the management of the business of the Partnership; (C) the operation of the General Partner as a reporting company with a class of securities registered under the Exchange Act; (D) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests; (E) the financing or refinancing of any type related to the Partnership or its assets or activities; (F) any of the foregoing activities as they relate to a subsidiary of the Partnership; and (G) such activities as are incidental thereto;

(xxiii)	enter into any property management agreement for Properties acquired by the General Partner or any of its Component Entities, unless such agreements are (A) subject to a subordination agreement, (B) in form and substance reasonably acceptable to the iStar Representative and the BREDS Representative, in favor of the iStar Group Holders and the BREDS Group Holders and (C) shall allow the iStar Representative and the BREDS Representative, subject to the rights of applicable senior lenders, to terminate and/or enforce such subordination agreement upon an Event of Default;

(xxiv)	issue any shares of Common Stock for a price per share that is less than $8.15 or issue any shares of Junior Stock or Junior Units other than Common Stock at a price per share that is less than a price per share that is economically equivalent to $8.15 for a share of Common Stock after taking into account any adjustments to such price as a result of the rights, obligations and terms of such Junior Stock or Junior Units (as determined by a majority of the independent directors of the Board of Directors);

(xxv)	declare, make or pay any dividend or other distribution other than in cash or securities of the General Partner to the extent not permitted herein;

(xxvi)	replace the auditor of the General Partner or of any Component Entity with any auditor other than Ernst & Young LLP, PricewaterhouseCoopers LLP, Deloitte & Touche LLP or KPMG LLP;

(xxvii)	enter into or amend any contract, agreement, arrangement or binding obligation (including, without limitation, any joint venture agreement or agreement relating to Indebtedness) which would otherwise restrict the ability of the Series E Preferred Unitholders to exercise their rights under any Transaction Document (provided, however, that, for the purpose of this clause, a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series E Preferred Unitholders and/or the Series E Preferred Partnership Units, or otherwise prevent the Series E Preferred Unitholders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts for the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series E Preferred Unitholders and/or the Representatives);

(xxviii)	effect any recapitalization, reorganization, combination, reclassification, stock-split, reverse stock-split or other similar transaction with respect to any Capital Stock or units or equity interests of the Partnership;

(xxix)	form any new committee of the Board of Directors unless a Preferred Stock Director (as defined in the Series E Preferred Articles Supplementary) is appointed to such committee;

(xxx)	grant any class of Junior Units a right to elect or designate a director that is specific to the holders of such class of Junior Units;

(xxxi)	opt into Section 3-803, Section 3-804 or Section 3-805 of the Maryland General Corporation Law; or

(xxxii)	take any action indirectly, whether through the Partnership, any other Component Entity or otherwise, which, if taken directly by the General Partner, would be prohibited by this Section 8(b).

(c) Distributions of Net Operating Cash Flow. Except as otherwise provided in Section 8(f), the General Partner shall cause the Partnership to distribute or use, and shall cause its Component Entities to distribute or use, all Net Operating Cash Flow as follows:

(i)	first, to pay all Miscellaneous Amounts to Series E Preferred Unitholders and any Miscellaneous Amounts to holders of Parity Units (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Net Operating Cash Flows are insufficient to pay all such amounts due);

(ii)	second, to pay all accrued and unpaid Current Distributions on the Series E Preferred Partnership Units and any accrued and unpaid distributions on Parity Units (to the extent required by the terms thereof) for all past Distribution Periods;

(iii)	third, to pay all Current Distributions on the Series E Preferred Partnership Units and any Current Distributions on the Parity Units (to the extent required by the terms thereof) for the current Distribution Period;

(iv)	fourth, to pay distributions to the holders of Common Units in an annual amount up to $0.30 per outstanding Common Unit;

(v)	fifth, to the extent necessary for the General Partner to maintain its qualification as a REIT under the Code, to pay additional PIK Distributions on the Series E Preferred Partnership Units and any other similar amount with respect to Parity Units (to the extent required by the terms thereof);

(vi)	sixth, to the extent that the General Partner has exhausted any available credit facility entered into in accordance with the Series E Preferred

Terms, up to $10,000,000 per annum to fund a working capital reserve (the “General Reserve Account”, and any funds deposited into the General Reserve Account pursuant to this clause (vi) being referred to herein as the “General Reserve Funds”), which General Reserve Funds will be held and applied in accordance with Section 30 of this Agreement;

(vii)	seventh, to the extent not already distributed pursuant to Section 8(c)(iv), to pay PIK Distributions to the holders of Series E Preferred Partnership Units and to pay any other similar amount with respect to Parity Units (to the extent required by the terms thereof); and

(viii)	thereafter, to be distributed to the holders of Common Units or to be retained by the Partnership.

(d) Distributions of Sale Proceeds. Except as otherwise provided in Section 8(f) and Section 8(i), the General Partner shall distribute, or use, and shall cause its Component Entities to distribute or use, all Sale Proceeds and all Section 8(k) Proceeds as follows:

(i)	first, to pay all Miscellaneous Amounts to Series E Preferred Unitholders and any Miscellaneous Amounts to holders of Parity Units (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Sale Proceeds and Section 8(k) Proceeds are insufficient to pay all such amounts due);

(ii)	second, to redeem Series E Preferred Partnership Units for the Redemption Price then in effect and, to the extent required under the terms thereof, Parity Units (for its applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional units) among the Series E Preferred Unitholders and the holders of Parity Units; and

(iii)	thereafter, to be distributed to the holders of Common Units or to be retained by the Partnership.

(e) Allocation of Net Operating Cash Flow, Sale Proceeds and Section 8(k) Proceeds During Noncompliance and Event of Default or After the Fifth-Year Redemption Date. In addition to any other rights and remedies available to the holders of the Series E Preferred Partnership Units, notwithstanding anything else contained herein to the contrary, (i) during any period that the General Partner or a Component Entity fails to comply with one or more of the protective provisions set forth in Section 8(b) or (ii) upon the occurrence and continuation of an Event of Default, in each case, all Net Operating Cash Flow and Sale Proceeds, except as provided in Section 8(i), and all Section 8(k) Proceeds shall be applied by the Partnership first to pay all Miscellaneous Amounts to Series E Preferred Unitholders and any Miscellaneous Amounts to holders of Parity Units (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Net Operating Cash Flows, Sale Proceeds and Section 8(k) Proceeds (as applicable) are insufficient to pay all such amounts due) and thereafter to redeem Series E Preferred Partnership Units at the Redemption Price (then in effect) and Parity Units (for its applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional units) among the Series E Preferred Unitholders and the holders of Parity Units, until such time that the iStar Representative and the BREDS Representative acknowledge in writing that the failure to comply or Event of Default has been remedied in full; provided, that in the case of noncompliance with any Financial Covenant, the application of Net Operating Cash Flow to redeem outstanding Series E Preferred Partnership Units at the Redemption Price pursuant to this Section 8(e) shall commence upon the date of such noncompliance and shall continue until such time that the iStar Representative and the BREDS Representative acknowledge in writing that (A) the General Partner has remedied such noncompliance in full and (B) has thereafter remained in compliance with all Financial Covenants for one full calendar quarter. In addition to the above, if after the Fifth-Year Redemption Date less than all outstanding Series E Preferred Partnership Units have been redeemed, then, until all of the Series E Preferred Partnership Units shall have been redeemed for the Redemption Price, all Sale Proceeds, Section 8(k) Proceeds and Net Operating Cash Flow shall be applied by the Partnership to redeem Series E Preferred Partnership Units at the Redemption Price and, to the extent required under the terms thereof, Parity Units (at the applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional units) among the Series E Preferred Unitholders and the holders of Parity Units (it being agreed that, for purposes of this sentence, “Net Operating Cash Flow” shall not include the payment of any contractual obligations of the General Partner or the Component Entities under contracts entered into in accordance with the definitive transaction documents in connection with a Capital Transaction pursuant to the approved Asset Disposition Plan).

(f) Approval of Annual Budget. Not later than November 30 of each fiscal year, the General Partner shall deliver to the iStar Representative and the BREDS Representative a copy of the proposed budget for the General Partner and its Component Entities for the next succeeding fiscal year, including estimated operating costs, capital expenditures, material Indebtedness proposed to be incurred, estimated Required Reserves, material asset dispositions and acquisitions and other material transactions. The General Partner will promptly respond to any questions from the holders of the Series E Preferred Partnership Units with regard to the proposed budget. The iStar Representative and the BREDS Representative will have 15 Business Days from the date of their receipt of the draft budget to approve such draft budget, in their reasonable discretion, by the written consent of both the iStar Representative and the BREDS Representative. Failure to deliver such written consent within the period specified above shall be deemed a rejection of such draft budget. If the budget is approved, it will be the Approved Budget for the next succeeding fiscal year. If the budget is rejected, the General Partner, the iStar Representative and the BREDS Representative will work in good faith to resolve the objections, but until such objections are resolved, the General Partner shall continue to operate in accordance with the Approved Budget then in effect for the prior fiscal year and such budget shall remain the Approved Budget for all purposes hereunder; provided, however, that the General Partner shall be authorized to continue to operate in the ordinary course and meet its contractual obligations as they come due, subject to the provisions of Section 8(b).

(g) Independent REIT Review. Upon receipt of a joint written notice (the “Initial Qualification Notice”) from both the iStar Representative and the BREDS Representative that, based on the advice of an independent accounting or law firm (the “First Investors’ Independent Advisor”) selected by such Representatives, the General Partner is likely to fail to qualify, or does not qualify, as a REIT under the Code, the General Partner and its independent accounting or law firm (the “General Partner’s Independent Advisor”) and the First Investors’ Independent Advisor shall consult with each other in good faith regarding the advice of the First Investors’ Independent Advisor and the basis therefor and receive and discuss any position of the General Partner and the General Partner’s Independent Advisor to the contrary, for a period of not less than 10 Business Days after the date of the Initial Qualification Notice (as the same may be extended by the agreement of the General Partner and the Representatives, the “REIT Consultation Period”). If at the end of the REIT Consultation Period, or sooner upon the mutual agreement of the General Partner’s Independent Advisor and the First Investors’ Independent Advisor, the General Partner’s Independent Advisor agrees with the First Investors’ Independent Advisor, the General Partner shall notify the holders of the Series E Preferred Partnership Units in writing promptly, and in no event later than five Business Days after the expiration of the REIT Consultation Period (or the earlier date upon mutual agreement of the General Partner’s Independent Advisor and the First Investors’ Independent Advisor), that a REIT Determination Event has occurred. If, on the other hand, the General Partner’s Independent Advisor disagrees with the First Investors’ Independent Advisor on whether the General Partner is likely to fail, or fails, to qualify as a REIT, the General Partner and the Representatives shall jointly retain Deloitte & Touche LLP to provide an independent determination of the matter; provided, however, that if Deloitte & Touche LLP is then serving as the independent auditor for any of the General Partner or the Representatives or refuses the assignment, then the General Partner and the Representatives shall instead jointly retain KPMG LLP; provided, however, that if KPMG LLP is then serving as the independent auditor for any of the General Partner or the Representatives or refuses the assignment, the General Partner and the Representatives shall mutually agree on a new independent law or accounting firm (Deloitte & Touche LLP, KPMG LLP or such new independent law or accounting firm, the “Second Investors’ Independent Advisor”) within 30 days after the end of the REIT Consultation Period to make a final determination on the matter, and if they are unable to agree on such new firm within such 30-day period, the Second Investors’ Independent Advisor shall be an independent law or accounting firm experienced in REIT tax matters selected by the Representatives within 10 days after the end of such 30-day period. The Second Investors’ Independent Advisor shall render a final decision within 30 days after being retained for such purpose and the decision of the Second Investors’ Independent Advisor shall be final, binding and conclusive on the General Partner and the holders of the Series E Preferred Partnership Units for all purposes. The General Partner shall, and shall cause its tax advisors to, and the holders of the Series E Preferred Partnership Units shall, and shall cause their tax advisors to, cooperate with each other during the course of the Independent REIT Review and provide each other with such documents supporting their respective positions as are reasonably requested. All costs, fees and expenses incurred by the Representatives, the holders of Series E Preferred Partnership Units, the General Partner, the First Investor’s Independent Advisor, the General Partner’s Independent Advisor, the Second Investors’ Independent Advisor or any other officers, directors, equityholders, employees, advisors (including lawyers) or other agents and representatives in connection with this Section 8(g) shall be borne solely by the General Partner, if it is determined that a REIT Determination Event has occurred, and one-half by the General Partner, on the one hand, and one-half by the iStar Representative and the BREDS Representative, pro rata, on the other hand, if it is determined that no REIT Determination Event shall have occurred. For purposes of this Section 8(g), whether the General Partner fails or is likely to fail to qualify as a REIT shall be determined without any mitigation provisions available to the General Partner under the Code (e.g., the ability of the General Partner to retain its status as a REIT upon the payment of tax) unless (i) the amount of any penalty or interest required to be paid to the benefit from such savings or mitigation provision is included in the aggregate of all of the line item variances as set forth in the definition of “Permitted Budget Variance” and does not and could not reasonably be expected to cause the aggregate of all line item variances to exceed 10% of the total expenses in the Approved Budget; and (ii) the General Partner’s tax counsel has issued an opinion to the General Partner stating that the General Partner satisfies any reasonable cause requirement of such savings or mitigation provision, and such opinion does not rely upon a representation that the General Partner acted with “ordinary care and business prudence” but shall instead rely upon representations regarding the facts specific to any issues requiring such savings or mitigation provision.

(h) Exclusive Voting Rights. The holders of Series E Preferred Partnership Units shall have the exclusive voting rights on any amendment to the Charter (including the Series E Preferred Terms set forth therein) that would only alter the contract rights of the Series E Preferred Partnership Units and no holders of any other class or series of Capital Stock shall be entitled to vote thereon.

(i) Distribution Requirement. Notwithstanding anything in Section 8(d) to the contrary, if taking into account the entire amount of anticipated distributions of Sale Proceeds pursuant to such Section, the General Partner has determined that it would be unable to satisfy the distribution requirement of Section 857(a)(1)(A)(i) of the Code (the “Distribution Requirement”) with respect to the year of such distribution (taking into account all anticipated distributions with respect to such year, including distributions expected to be made in the following year and treated as distributions made with respect to such year), then prior to entering into an agreement to consummate the Capital Transaction giving rise to such Sale Proceeds, the General Partner shall present to the iStar Representative and the BREDS Representative a written pro forma analysis of the taxable income to be allocated to the General Partner arising from such Capital Transaction and the manner in which the General Partner has determined the related Sale Proceeds distributable to the General Partner would be required to be distributed to the General Partner’s stockholders in order to satisfy the Distribution Requirement (the “Section 8(i) Notice”). If that plan shows less than 100% of the Sale Proceeds otherwise payable to the Series E Preferred Unitholders as required by Section 8(d) being distributed to the holders of the Series E Preferred Stock and holders of the Series E Preferred Partnership Units, then the General Partner agrees to take any action that the iStar Representative and the BREDS Representative, by unanimous written consent, require the General Partner to take in order to minimize the impact of any reduction in distributions to the holders of the Series E Preferred Stock and the holders of the Series E Preferred Partnership Units, provided that the General Partner or the iStar Representative and the BREDS Representative are able to procure an opinion from a nationally recognized U.S. federal income tax counsel that such action will not prevent the General Partner from qualifying as a REIT, which opinion (if not provided by the General Partner’s tax counsel) will provide that it may be relied upon by the General Partner’s tax counsel for purposes of issuing opinions on the General Partner’s qualification as a REIT. Any Capital Transaction giving rise to a distribution of less than 100% of Sale Proceeds to the holders of Series E Preferred Stock and the holders of Series E Preferred Partnership Units pursuant to Section 8(j) of the Series E Preferred Articles Supplementary and this Section 8(i) (and any agreement to enter into any such Capital Transaction) will be conditioned on the unanimous written approval of the iStar Representative and the BREDS Representative and, if requested by unanimous written consent of the iStar Representative and the BREDS Representative, the written agreement by the General Partner to take all steps specified by such Representatives in their sole discretion to minimize distributions to the holders of Common Equity and minimize the reduction in amounts otherwise distributable to the Series E Preferred Unitholders and holders of Series E Preferred Stock, including but not limited to by paying the maximum amount payable on the Series E Preferred Unitholders and holders of Series E Preferred Stock to the extent the General Partner would be entitled to a distributions paid deduction for such amount, paying corporate-level tax on the gain and paying a cash-stock election distribution utilizing the least amount of cash possible. If after applying the foregoing principles and complying with any requirements imposed by the iStar Representative and the BREDS Representative and any agreement between such Representatives and the General Partner, Sale Proceeds are generated and there remains an amount of Sale Proceeds to be distributed to holders of Common Equity, the General Partner may make a distribution thereof to holders of Common Equity, but only to the extent provided in the unanimous consent of the iStar Representative and the BREDS Representative and, if applicable, such agreement with the General Partner, and not in excess of the minimum amount required to satisfy the Distribution Requirement consistent with the Section 8(i) Notice. The General Partner shall cause any such proceeds paid to holders of Common Equity to be treated as having been distributed by the Partnership to the General Partner with respect to the Common Units and not with respect to the Series E Preferred Partnership Units. Any Sale Proceeds so treated as paid with respect to Common Units in lieu of holders of Series E Preferred Partnership Units by reason of this Section 8(i) will accrue a return at the rate otherwise in effect with respect to unpaid amounts at the time such payment would have been made, plus the Default Rate, and such amount shall be deemed an additional accruing distribution with respect to the then-outstanding shares of Series E Preferred Partnership Units, and will be paid pari passu with the payment of PIK Distributions. Neither the iStar Representative, the BREDS Representative, nor any holder of Series E Preferred Partnership Units or Series E Preferred Stock shall have any liability to the General Partner or any other Person by acting or failing to act pursuant to this Section 8(i). The inability of the General Partner to enter into or effectuate a Capital Transaction by reason of this Section 8(i) shall not adversely affect the rights and remedies otherwise available to the holders of the Series E Preferred Partnership Units. This Section 8(i) shall not apply at any time during which Section 8(e) is in effect.

(j) Notwithstanding anything in Section 8(e) to the contrary, the iStar Representative and the BREDS Representative, by unanimous written consent in their sole and absolute discretion, may permit Net Operating Cash Flow and Sale Proceeds to be paid to the General Partner with respect to Common Units and by the General Partner to holders of the Common Equity pursuant to Section 8(k) of the Series E Preferred Articles Supplementary, in lieu of holders of Series E Preferred Partnership Units during any period in which Section 8(e) is applicable. Any payments to holders of Common Equity under this Section 8(j) shall be treated in the same manner as payments to holders of Common Equity under Section 8(i), including, without limitation, with respect to the treatment of the related distribution from the Partnership and applicability of the Default Rate. In the event the iStar Representative or the BREDS

Representative elects not to permit distributions to be paid to the holders of Common Equity following a request by the General Partner under this Section 8(j) and, solely as a result thereof, the General Partner breaches a representation to or covenant with the holders of Series E Preferred Partnership Units regarding the qualification of the General Partner as a REIT by reason of failing to satisfy the Distribution Requirement, the General Partner shall have no liability to the iStar Representative, the BREDS Representative or the holders of the Series E Preferred Partnership Units by reason of such breach; provided, however, that this sentence shall not apply unless (i) the General Partner has on a timely basis presented to the iStar Representative and the BREDS Representative all commercially reasonable means, including those described in Section 8(i), to maximize the distributions to the holders of Series E Preferred Partnership Units and Series E Preferred Stock, and (ii) the General Partner utilized such means presented by the General Partner and selected by unanimous written consent of the iStar Representative and the BREDS Representative (or such other commercially reasonable means requested by unanimous written consent of such Representatives to maximize the distributions to the holders of Series E Preferred Partnership Units) as a condition to their permitting a distribution under this Section 8(j), if any. Except as described in the immediately preceding sentence, the failure of the iStar Representative or the BREDS Representative to permit a distribution as provided in this Section 8(j) shall not adversely affect the rights and remedies otherwise available to the holders of the Series E Preferred Partnership Units. Neither the iStar Representative, the BREDS Representative, nor any holder of Series E Preferred Partnership Units or Series E Preferred Stock shall have any liability to the General Partner or any other Person by acting or failing to act pursuant to this Section 8(j).

(k) If Section 8(i) or Section 8(j) (or Section 8(j) or Section 8(k) of the Series E Preferred Articles Supplementary) results in a reduction in amounts otherwise distributable to the Series E Preferred Unitholders, at the request of the Series E Preferred Unitholders, the General Partner shall within 15 days of such distribution to holders of Common Equity undertake an offering of Common Stock having an aggregate issuance price of no less than the amount of such reduction, such issuance to be completed no less than 45 days of such distribution to holders of Common Equity, the proceeds of which are required to be used to purchase Common Units, and such amounts received by the Partnership from the General Partner shall be referred to as “Section 8(k) Proceeds.”

Section 9. Series E Representatives.

(a) iStar Representative.

(i)

For so long as iStar Financial Inc. (“iStar”) or one of its controlled Affiliates owns shares of Series E Preferred Stock or Series E Preferred Partnership Units, iStar shall hereby be designated as the “iStar Representative.” Each initial and subsequent transferee of shares of Series E Preferred Stock or Series E Preferred Partnership Units originally held by iStar (the “iStar Group Shares” and the holders thereof the “iStar Group Holders”) shall, without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership, be deemed to have approved the designation of iStar as the “iStar Representative,” and without further act of the General Partner, the

Partnership or of any stockholder of the General Partner or partner of the Partnership, the “iStar Representative” is hereby appointed as agent and attorney-in-fact for each iStar Group Holder, for and on behalf of each iStar Group Holder, to (i) receive any request from the General Partner or the Partnership for a consent, waiver or approval under this Designation of Series E Preferred Partnership Units or the Series E Preferred Articles Supplementary from the iStar Group Holders; (ii) deliver to the General Partner and the Partnership any instrument evidencing such iStar Group Holder’s assent to a request of the General Partner or the Partnership described in subclause (i); and (iii) to take other actions required to be taken by the Representatives under this Designation of Series E Preferred Partnership Units or the Series E Articles Supplementary. Each iStar Group Holder hereby agrees to receive correspondence from the iStar Representative, including in electronic form. In iStar’s sole discretion, iStar may designate a new “iStar Representative” by delivering written notice of such designation to the General Partner and the BREDS Representative and, upon receipt of such written notice and an acknowledgment from such Person of its desire to serve as the “iStar Representative,” such Person shall automatically be appointed the “iStar Representative” without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership.

(ii)	The iStar Representative shall incur no liability to the General Partner, the Partnership, the iStar Group Holders or any other stockholder of the General Partner or partner of the Partnership with respect to any act or omission of the iStar Representative, or any action taken or suffered in reliance upon any notice, direction, instruction, consent, statement or other document believed by the iStar Representative to be genuine and to have been signed by the proper Person; and the iStar Representative shall have no responsibility to determine the authenticity of any such document or signature. In all questions arising in respect of its actions or omissions, the iStar Representative may rely on the advice of counsel, and the iStar Representative shall not be liable to the General Partner, the Partnership, the iStar Group Holders or any other Person for anything done, omitted or suffered in good faith by the iStar Representative based on such advice. The iStar Representative undertakes to perform such duties and only such duties as are specifically set forth above and no implied duties or obligations shall be read into this Designation of Series E Preferred Partnership Units or the Series E Preferred Articles Supplementary against the iStar Representative. The iStar Group Holders shall indemnify, defend and hold harmless the iStar Representative and its successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the iStar Representative pursuant to the terms hereof.

(iii)	In the event that the iStar Representative and its controlled Affiliates cease to hold any shares of Series E Preferred Stock or Series E Preferred Partnership Units, or the iStar Representative becomes unable or unwilling to continue in its capacity as the iStar Representative, a majority-in-interest of the iStar Group Holders shall, by written consent, appoint a new Representative. The newly appointed Representative shall deliver notice of his or her appointment to the General Partner as soon as practicable and shall become the iStar Representative. Such appointment will be effective upon the later of the date indicated in the consent or the date such notice is received by the General Partner.

(b) BREDS Representative.

(i)	For so long as BREDS II Q Landmark LLC (“BREDS”) or one of its controlled Affiliates owns shares of Series E Preferred Stock or Series E Preferred Partnership Units, BREDS shall hereby be designated as the “BREDS Representative.” Each initial and subsequent transferee of shares of Series E Preferred Stock or Series E Preferred Partnership Units originally held by BREDS (the “BREDS Group Shares” and the holders thereof the “BREDS Group Holders”) shall, without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership, be deemed to have approved the designation of BREDS as the “BREDS Representative,” and without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership, the “BREDS Representative” is hereby appointed as agent and attorney-in-fact for each BREDS Group Holder, for and on behalf of each BREDS Group Holder, to (i) receive any request from the General Partner or the Partnership for a consent, waiver or approval under this Designation of Series E Preferred Partnership Units or the Series E Preferred Articles Supplementary from the BREDS Group Holders; (ii) deliver to the General Partner and the Partnership any instrument evidencing such BREDS Group Holder’s assent to a request of the General Partner or the Partnership described in subclause (i); and (iii) to take other actions required to be taken by the Representatives under this Designation of Series E Preferred Partnership Units or the Series E Preferred Articles Supplementary. Each BREDS Group Holder hereby agrees to receive correspondence from the BREDS Representative, including in electronic form. In BREDS’s sole discretion, BREDS may designate a new “BREDS Representative” by delivering written notice of such designation to the General Partner and the iStar Representative and, upon receipt of such written notice and an acknowledgment from such Person of its desire to serve as the “BREDS Representative,” such Person shall automatically be appointed the “BREDS Representative” without further act of the General Partner, the Partnership or of any stockholder of the General Partner or partner of the Partnership.

(ii)	The BREDS Representative shall incur no liability to the General Partner, the Partnership, the BREDS Group Holders or any other stockholder of the General Partner or partner of the Partnership with respect to any act or omission of the BREDS Representative, or any action taken or suffered in reliance upon any notice, direction, instruction, consent, statement or other document believed by the BREDS Representative to be genuine and to have been signed by the proper Person; and the BREDS Representative shall have no responsibility to determine the authenticity of any such document or signature. In all questions arising in respect of its actions or omissions, the BREDS Representative may rely on the advice of counsel, and the BREDS Representative shall not be liable to the General Partner, the Partnership, the BREDS Group Holders or any other Person for anything done, omitted or suffered in good faith by the BREDS Representative based on such advice. The BREDS Representative undertakes to perform such duties and only such duties as are specifically set forth above and no implied duties or obligations shall be read into this Designation of Series E Preferred Partnership Units or the Series E Preferred Articles Supplementary against the BREDS Representative. The BREDS Group Holders shall indemnify, defend and hold harmless the BREDS Representative and its successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the BREDS Representative pursuant to the terms hereof.

(iii)	In the event that the BREDS Representative and its controlled Affiliates cease to hold any shares of Series E Preferred Stock or Series E Preferred Partnership Units, or the BREDS Representative becomes unable or unwilling to continue in its capacity as the BREDS Representative, a majority-in-interest of the BREDS Group Holders shall, by written consent, appoint a new Representative. The newly appointed Representative shall deliver notice of his or her appointment to the General Partner as soon as practicable and shall become the BREDS Representative. Such appointment will be effective upon the later of the date indicated in the consent or the date such notice is received by the General Partner.

Section 10. Transaction Expenses. The General Partner shall pay or, if the General Partner fails to pay, indemnify upon receipt of notice from the iStar Representative or the BREDS Representative, each Series E Preferred Unitholder, the iStar Representative and the BREDS Representative (each, an “Indemnifiable Party”) for all reasonable out-of-pockets costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by any Indemnifiable Party in connection with such Indemnifiable Party’s ongoing performance of and compliance with, or enforcement of rights with respect to, this Designation of Series E Preferred Partnership Units and any other Transaction Document, including costs and expenses relating to (i) exercising approval rights pursuant to Section 8(b) or any remedies hereunder or any other

Transaction Document and (ii) the ongoing performance of and compliance with all agreements and covenants contained in any Transaction Documents. In addition, the General Partner shall indemnify all Indemnifiable Parties for any indemnification amounts owed to such any Indemnifiable Party under the Transaction Documents. Any amounts requested by the iStar Representative or the BREDS Representative (on behalf of itself or any other Indemnifiable Party) and not paid within 10 Business Days of receipt of notice by the General Partner shall accrue interest at a rate of 20% per annum, compounded quarterly. All amounts owed pursuant to this Section 10 are referred to herein as the “Miscellaneous Amounts,” which the General Partner and the Series E Preferred Unitholders shall treat as damages for federal income tax purposes.

Section 11. Reporting Obligations.

(a) During any period in which the General Partner is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the General Partner shall deliver to the iStar Representative and the BREDS Representative by mail and without cost to the Series E Preferred Unitholders the following reports in the form that the General Partner would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act as if the General Partner were subject thereto as well as the other documents listed herein:

(i) as soon as practicable, but in any event within the time frame prescribed for the filing of an annual report pursuant to the Exchange Act after the end of each fiscal year of the General Partner, an annual report on Form 10-K, and to the extent not included in such Form 10-K, an income statement of the General Partner for such fiscal year, a balance sheet of the General Partner and statement of stockholders’ equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be prepared on a consolidated basis, in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the General Partner; and

(iv)	as soon as practicable, but in any event within the time frame prescribed for the filing of a quarterly report pursuant to the Exchange Act for each fiscal quarter of each fiscal year of the General Partner, a quarterly report on Form 10-Q, and to the extent not included in such Form 10-Q, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter prepared on a consolidated basis.

(b) The General Partner at its sole cost and expense shall furnish to the iStar Representative and the BREDS Representative (in each case, subject to the confidentiality provisions of the Securities Purchase Agreement):

(i)	as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including income statements, balance sheets, and statements of cash flows for such months, and, as soon as prepared, any other budgets or revised budgets prepared by the General Partner;

(ii)	as soon as practicable, but in any event no later than 60 days after the end of each calendar year, annual fair value statements, with a December 31 year end, prepared in accordance with International Financial Reporting Standards; and

(iii)	as soon as practicable, any additional reports as may be reasonably requested by the iStar Representative or the BREDS Representative from time to time on behalf of any iStar Group Holder or BREDS Group Holder (as applicable) for the internal purposes of such iStar Group Holder or BREDS Group Holder.

Section 12. New Issuances of Series E Preferred Partnership Units.

(a) Notwithstanding anything contained herein to the contrary (including Section 8(b)), following the Original Issue Date, the Partnership shall have the right, subject to this Section 12 (and provided that the iStar Representative and the BREDS Representative both consent), to issue additional Series E Preferred Partnership Units (each such issuance, an “Additional Unit Issuance”) but only if and to the extent that the Partnership has, immediately prior to such Additional Unit Issuance, made a distribution payment in cash on all Series E Preferred Partnership Units outstanding immediately prior to such Additional Unit Issuance (“Predecessor Shares”), equal to the amount necessary to cause the “adjusted issue price” (determined applying the principles of Section 1272 of the Code pursuant to, and as modified by, Section 305(c) of the Code and 1.305-5(b) of the Regulations) of each Series E Preferred Partnership Unit immediately after such distribution payment, to equal the Liquidation Preference.

Section 13. Audits. The General Partner shall be audited annually by a nationally recognized accounting firm (which firm is initially anticipated to be Ernst & Young LLP).

Section 14. Financial Statements. If any Series E Preferred Unitholder or any of its Affiliates is required to file the Partnership’s financial statements in their SEC Reports, the General Partner will authorize the Partnership’s independent accounting firm to cooperate with such Series E Preferred Unitholder and deliver to such Series E Preferred Unitholder any accountants’ comfort letters which may be needed in connection with securities offerings by such Series E Preferred Unitholder.

Section 15. Asset Review Prep Sheets. To the extent prepared by the General Partner, the General Partner will provide the iStar Representative and the BREDS Representative with copies of the asset review prep sheets customarily prepared by the General Partner on a regular monthly basis within 10 Business Days after they are prepared by the General Partner.

Section 16. Investment Company Act. At any time while any Series E Preferred Partnership Units are outstanding, the General Partner shall make all reasonable efforts to conduct its affairs, and to cause its Component Entities to conduct their affairs, in such a manner as to ensure that neither the General Partner nor its Component Entities will be or become an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 17. Tax Matters. The Partnership shall provide to any Series E Preferred Limited Partner (including, for purposes of this Section 17, any subsidiary, transferee or Affiliate of such Series E Preferred Limited Partner) (a) within ten days after the last day of each calendar quarter of each year, the Partnership’s best estimate of (i) the capital account balance of such Series E Preferred Limited Partner with respect to the Partnership and the aggregate capital account balance of all Partners with respect to the Partnership, (ii) (1) a summary of the Partnership’s gross income for such calendar quarter, together with specific information regarding what portion of such income qualifies for purposes of the 75% and 95% REIT gross income tests under Sections 856(c)(2) and (c)(3) of the Code, (2) a schedule of the Partnership’s assets as of the end of such calendar quarter, together with specific information regarding which assets qualify for purposes of the 75% REIT asset test under Section 856(c)(4)(A) of the Code and a list of the assets that do not qualify for purposes of such test that sets forth an explanation of the qualification of such assets for purposes of the 10% and 5% REIT asset tests under Sections 856(c)(4)(B)(iii)(I)-(III) of the Code, and (3) a trial balance for the Partnership as of the end of such calendar quarter, and (iii) any other information reasonably requested by such Series E Preferred Limited Partner to determine such Series E Preferred Limited Partner’s compliance with the REIT income and asset requirements under Section 856 of the Code or for purposes of determining the income tax liability of such holder (or its direct or indirect owners) resulting from the ownership of Series E Preferred Units, and (b) within fifteen (15) days after the last day of each calendar quarter of each year, the final version of the information set forth in clauses (a)(i)-(iii) of this Section 17.

Section 18. Notices. A copy of any and all correspondence delivered pursuant hereto (i) by the iStar Representative to the General Partner or Partnership on behalf of the iStar Group Holders shall be contemporaneously delivered to the BREDS Representative and (ii) by the BREDS Representative to the General Partner or Partnership on behalf of the BREDS Group Holders shall be contemporaneously delivered to the iStar Representative.

Section 19. Waiver. Any of the rights, powers, preferences and other terms of the Series E Preferred Partnership Units set forth herein, including, without limitation, the provisions of Section 8(b), may be waived on behalf of all holders of Series E Preferred Partnership Units by delivery of a written notice of waiver from both the iStar Representative and the BREDS Representative.

Section 20. Record Holders. The Partnership may deem and treat the record holder of any Series E Preferred Partnership Units as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

Section 21. No Sinking Fund. No sinking fund has been established for the retirement or redemption of Series E Preferred Partnership Units.

Section 22. Exclusion of Other Rights. The Series E Preferred Partnership Units shall not have any preferences or other rights, voting powers, restrictions, and limitations as to distributions or other distributions, qualifications or terms or conditions of redemption other than those expressly set forth in the Partnership Agreement, including the Series E Preferred Terms.

Section 23. Section Headings. The headings of the various sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 24. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Partnership Units set forth in the Partnership Agreement, including the Series E Preferred Terms, are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Partnership Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Partnership Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 25. No Preemptive Rights. Nothing herein shall entitle the holders of Series E Preferred Partnership Units to any preemptive rights to subscribe for or acquire any unissued units of the Partnership (whether now or hereafter authorized) or securities of the Partnership convertible into or carrying a right to subscribe to or acquire units of the Partnership.

Section 26. Action By Written Consent. Notwithstanding anything to the contrary contained herein or in the Charter, the holders of the Series E Preferred Partnership Units may take action or consent to any action by delivering to the General Partner a consent, in writing or by electronic transmission, of the holders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the holders of the Series E Preferred Partnership Units.

Section 27. Invalidity. In the event that any provision hereof granting the iStar Representative and the BREDS Representative the right to act or consent on behalf of the Series E Preferred Unitholders is held by a court of law or equity to be invalid or unenforceable, all actions or consents required to be taken by the Representatives shall instead be taken by holders of not less than 85% of the issued and outstanding Series E Preferred Partnership Units not held by the General Partner.

Section 28. Corporate Opportunities. The General Partner and any Component Entity hereby renounces any interest or expectancy of the General Partner, any Component Entity or any Affiliate of the General Partner in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to the holders of Series E Preferred Partnership Units or their Affiliates (including, without limitation, any representative or Affiliate of such holders of Series E Preferred Partnership Units serving on the Board of Directors or the board of directors or other governing body of any Affiliate of the General Partner or any Component Entity) (collectively, the “Investor Parties”), except as otherwise provided in this Section 28. Without limiting the foregoing renunciation, the General Partner on behalf of itself, any Component Entity and its Affiliates (a) acknowledges that the Investor Parties are in the business of making investments in, and have or may have investments in, other businesses similar to and that may compete with the businesses of the General Partner and its Affiliates (“Competing Businesses”) and (b) agrees that the Investor Parties shall have the unfettered right to make investments in or have relationships with other Competing Businesses independent of their investments in the General Partner. By virtue of an Investor Party holding capital stock of the General Partner or any Component Entity or by having persons designated by or Affiliated with such Investor Party serving on or observing at meetings of any of the Board of Directors, committee or otherwise, no Investor Party shall have any obligation to the General Partner, any Component Entity or its Affiliates or any other holder of capital stock or securities of the General Partner or any Component Entity to refrain from competing with the General Partner and any Component Entity or its Affiliates, making investments in or having relationships with Competing Businesses, or otherwise engaging in any commercial activity and none of the General Partner, any Component Entity or its Affiliates or any other holder of capital stock or securities of the General Partner or any Component Entity shall have any right with respect to any investment or activities undertaken by such Investor Party. Without limitation of the foregoing, each Investor Party may engage in or possess any interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the General Partner or any Component Entity or its Affiliates, and none of the General Partner, any Component Entity or its Affiliates or any other holder of capital stock or securities of the General Partner or any Component Entity shall have any rights or expectancy by virtue of such Investor Parties’ relationships with the General Partner or any Component Entity, or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such ventures, even if such investment is in a Competing Business, shall not for any purpose be deemed wrongful or improper. No Investor Party shall be obligated to present any particular investment opportunity to the General Partner or any Component Entity or its Affiliates even if such opportunity is of a character that, if presented to the General Partner or such Component Entity or Affiliates, could be taken by the General Partner or such Component Entity or Affiliate, provided such Investor Party shall have acted in good faith and such opportunity shall not have been offered to such person in his or her capacity as a director of the General Partner. Each Investor Party shall continue to have the right for its own respective account or to recommend to others any such particular investment opportunity.

Section 29. Interpretation. Section 7.4(d) of the Charter does not, and will not, apply to any interpretation of Series E Preferred Terms.

Section 30. Use of General Reserves. So long as no Event of Default exists, the General Reserve Funds may be used by the General Partner and its Component Entities to pay for expenses set forth in the Approved Budget or otherwise jointly approved by the iStar Representative and the BREDS Representative in writing (“Approved Expenses”). Within 10 days after the end of each calendar month, the General Partner shall provide the iStar Representative and the BREDS Representative with an officer’s certificate in form reasonably acceptable to the iStar Representative and the BREDS Representative (A) stating the amounts and items funded from the General Reserve Account during the prior calendar month, and a description thereof and (B) stating that all General Reserve Funds previously withdrawn from the General Reserve Account were applied to pay Approved Expenses, and (C) providing such other information and delivery items as the iStar Representative or the BREDS Representative shall reasonably request. During the continuance of any Event of Default, the General Partner shall use the General Reserve Funds for such uses as may be directed by the iStar Representative and the BREDS Representative in their sole discretion.

Section 31. Legends. Any certificate representing the Series E Preferred Partnership Units shall contain the following restrictive legend, together with any additional legend required by the Charter and any applicable state securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED CORPORATE GOVERNANCE AGREEMENT DATED AS OF JANUARY 7, 2014, AMONG LANDMARK APARTMENT TRUST OF AMERICA, INC. AND THE OTHER PARTIES NAMED THEREIN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE GENERAL PARTNER.

SECOND: The Series E Preferred Partnership Units has been classified and designated by the General Partner under the authority contained in the Partnership Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Partnership has caused this Designation of Series E Preferred Partnership Units to be executed under seal in its name on this 7th day of January, 2014.

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS L.P.

By: Landmark Apartment Trust of America, Inc., its
General Partner

	By	/s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

ATTEST:	By	/s/ B. Mechelle Lafon
Name: B. Mechelle Lafon
Title: Secretary

[Signature Page to Designation of Series E Preferred Partnership Units]